AGREEMENT AND PLAN OF MERGER AND REORGANIZATION By and Between FIRST CAROLINA BANCSHARES CORPORATION and FIRST BANCORP July 14, 2026

i TABLE OF CONTENTS Page LIST OF EXHIBITS .................................................................................................................................................. IV AGREEMENT AND PLAN OF MERGER .................................................................................................................. 1 ARTICLE I TRANSACTIONS AND TERMS OF MERGER AND REORGANIZATION ....................................... 2 1.1 Merger. ......................................................................................................................................... 2 1.2 Time and Place of Closing. ............................................................................................................. 2 1.3 Effective Time. .............................................................................................................................. 2 1.4 Restructure of Transactions. ............................................................................................................ 2 1.5 Bank Merger. ................................................................................................................................. 3 1.6 Tax Treatment of the Merger. .......................................................................................................... 3 ARTICLE II TERMS OF MERGER ............................................................................................................................. 3 2.1 Articles of Incorporation. ................................................................................................................ 3 2.2 Bylaws. ......................................................................................................................................... 3 2.3 Directors and Officers. .................................................................................................................... 4 ARTICLE III MANNER OF CONVERTING SHARES .............................................................................................. 4 3.1 Effect on Seller Stock. .................................................................................................................... 4 3.2 Adjustment of Merger Consideration. .............................................................................................. 5 3.3 Exchange Procedures. ..................................................................................................................... 7 3.4 Effect on Buyer Common Stock. ..................................................................................................... 9 3.5 Rights of Former Seller Shareholders. .............................................................................................. 9 3.6 Fractional Shares. ........................................................................................................................... 9 3.7 Dissenters. ..................................................................................................................................... 9 ARTICLE IV REPRESENTATIONS AND WARRANTIES OF SELLER .............................................................. 10 4.1 Organization, Standing, and Power. ............................................................................................... 10 4.2 Authority of Seller; No Breach By Agreement. ............................................................................... 10 4.3 Capital Stock. .............................................................................................................................. 12 4.4 Seller Subsidiaries. ....................................................................................................................... 12 4.5 Exchange Act Filings; Securities Offerings; Financial Statements. ................................................... 13 4.6 Absence of Undisclosed Liabilities. ............................................................................................... 14 4.7 Absence of Certain Changes or Events. .......................................................................................... 15 4.8 Tax Matters. ................................................................................................................................ 15 4.9 Allowance for Loan Losses; Loan and Investment Portfolio, etc. ...................................................... 18 4.10 Assets.......................................................................................................................................... 19 4.11 Intellectual Property. .................................................................................................................... 20 4.12 Environmental Matters. ................................................................................................................ 21 4.13 Compliance with Laws. ................................................................................................................ 22 4.14 Labor Relations. ........................................................................................................................... 23 4.15 Employee Benefit Plans. ............................................................................................................... 24 4.16 Material Contracts. ....................................................................................................................... 28 4.17 Privacy of Customer Information. .................................................................................................. 29 4.18 Legal Proceedings. ....................................................................................................................... 30 4.19 Reports. ....................................................................................................................................... 30 4.20 Internal Control. ........................................................................................................................... 30 4.21 Extensions of Credit to Executive Officers and Directors. ................................................................ 30 4.22 Approvals. ................................................................................................................................... 31 4.23 Takeover Laws and Provisions. ..................................................................................................... 31

ii 4.24 Brokers and Finders; Opinion of Financial Advisor. ........................................................................ 31 4.25 Deposit Insurance. ........................................................................................................................ 32 4.26 Community Reinvestment Act, Anti-Money Laundering and Customer Information Security. ............ 32 4.27 Trust Business; Administration of Fiduciary Accounts. ................................................................... 32 4.28 Investment Management and Related Activities. ............................................................................. 33 4.29 Board of Directors Recommendation. ............................................................................................ 33 4.30 Statements True and Correct ......................................................................................................... 33 4.31 Delivery of Seller Disclosure Memorandum. .................................................................................. 34 4.32 No Additional Representations. ..................................................................................................... 34 ARTICLE V REPRESENTATIONS AND WARRANTIES OF BUYER ................................................................ 34 5.1 Organization, Standing, and Power. ............................................................................................... 34 5.2 Authority of Buyer; No Breach By Agreement. .............................................................................. 35 5.3 Capital Stock. .............................................................................................................................. 36 5.4 Exchange Act Filings; Financial Statements. .................................................................................. 36 5.5 Absence of Undisclosed Liabilities. ............................................................................................... 37 5.6 Absence of Certain Changes or Events. .......................................................................................... 37 5.7 Tax Matters. ................................................................................................................................ 38 5.8 Compliance with Laws. ................................................................................................................ 38 5.9 Legal Proceedings. ....................................................................................................................... 39 5.10 Reports. ....................................................................................................................................... 39 5.11 Internal Control. ........................................................................................................................... 40 5.12 Approvals. ................................................................................................................................... 40 5.13 Brokers and Finders; Opinion of Financial Advisor. ........................................................................ 40 5.14 Certain Actions. ........................................................................................................................... 41 5.15 Available Consideration. ............................................................................................................... 41 5.16 Board of Directors Recommendation. ............................................................................................ 41 5.17 Statements True and Correct. ........................................................................................................ 41 5.18 Delivery of Buyer Disclosure Memorandum. .................................................................................. 42 5.19 No Additional Representations. ..................................................................................................... 42 ARTICLE VI CONDUCT OF BUSINESS PENDING CONSUMMATION ............................................................ 42 6.1 Affirmative Covenants of Seller and Buyer. ................................................................................... 42 6.2 Negative Covenants of Seller. ....................................................................................................... 43 6.3 Negative Covenants of Buyer. ....................................................................................................... 46 6.4 Control of the Other Party’s Business. ............................................................................................ 47 6.5 Adverse Changes in Condition. ..................................................................................................... 47 6.6 Reports. ....................................................................................................................................... 47 6.7 Buyer Entity Use and Disclosure of IIPI. ........................................................................................ 48 ARTICLE VII ADDITIONAL AGREEMENTS ....................................................................................................... 48 7.1 Shareholder Approval. .................................................................................................................. 48 7.2 Registration of Buyer Common Stock. ........................................................................................... 49 7.3 Other Offers, etc. .......................................................................................................................... 50 7.4 Consents of Regulatory Authorities. ............................................................................................... 52 7.5 Agreement as to Efforts to Consummate......................................................................................... 52 7.6 Investigation and Confidentiality. .................................................................................................. 52 7.7 Press Releases. ............................................................................................................................. 54 7.8 Charter Provisions. ....................................................................................................................... 54 7.9 Employee Benefits and Contracts. ................................................................................................. 54 7.10 Conversion Bonus Plan; Retention Plan. ........................................................................................ 55 7.11 Indemnification. .......................................................................................................................... 56 7.12 Tax Covenants of Buyer. .............................................................................................................. 57 ARTICLE VIII CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE ..................................... 58

iii 8.1 Conditions to Obligations of Each Party. ........................................................................................ 58 8.2 Conditions to Obligations of Buyer. ............................................................................................... 59 8.3 Conditions to Obligations of Seller. ............................................................................................... 61 ARTICLE IX TERMINATION ................................................................................................................................. 62 9.1 Termination. ................................................................................................................................ 62 9.2 Effect of Termination. .................................................................................................................. 63 9.3 Termination Fee. .......................................................................................................................... 63 9.4 Non-Survival of Representations and Covenants. ............................................................................ 64 ARTICLE X MISCELLANEOUS ............................................................................................................................. 64 10.1 Definitions. .................................................................................................................................. 64 10.2 Expenses. .................................................................................................................................... 75 10.3 Brokers and Finders. ..................................................................................................................... 75 10.4 Entire Agreement. ........................................................................................................................ 75 10.5 Amendments. ............................................................................................................................... 76 10.6 Waivers. ...................................................................................................................................... 76 10.7 Assignment. ................................................................................................................................. 76 10.8 Notices. ....................................................................................................................................... 76 10.9 Governing Law. ........................................................................................................................... 77 10.10 Counterparts. ............................................................................................................................... 77 10.11 Captions; Articles and Sections. .................................................................................................... 78 10.12 Interpretations. ............................................................................................................................. 78 10.13 Enforcement of Agreement. .......................................................................................................... 78 10.14 Severability. ................................................................................................................................ 78

iv LIST OF EXHIBITS Exhibit Description A Form of Agreement and Plan of Bank Merger B Form of Support Agreement C Form of Non-Competition and Non-Disclosure Agreement D Form of Claims Letter E Form of Closing Statement

1 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (this “Agreement”) dated as of July 14, 2026, is by and between First Bancorp, a North Carolina corporation (“Buyer”), and First Carolina Bancshares Corporation, a South Carolina corporation (“Seller”). Capitalized terms used in this Agreement but not defined elsewhere herein shall have the meanings assigned to them in Section 10.1 hereof. Recitals WHEREAS, the respective boards of directors of Buyer and Seller have determined that it is in the best interests of their respective companies and shareholders for Seller to merge with and into Buyer, with Buyer being the surviving entity (the “Merger”) pursuant to the terms of this Agreement and have unanimously approved the Merger, upon the terms and subject to the conditions set forth in this Agreement, whereby the issued and outstanding shares of Seller Stock will be converted into the right to receive the Merger Consideration from Buyer; WHEREAS, the board of directors of Seller has recommended that Seller’s shareholders approve this Agreement and the transactions contemplated hereby (the “Seller Recommendation”); WHEREAS, as a material inducement and as additional consideration to Buyer to enter into this Agreement, the directors, executive officers and/or certain shareholders of Seller have entered into a Support Agreement in the form attached hereto as Exhibit B (the “Support Agreement”), a Non-Competition and Non-Solicitation Agreement on the form attached hereto as Exhibit C (the “Non-Competition Agreement”), and/or a Claims Letter in the form attached hereto as Exhibit D (the “Claims Letter”). WHEREAS, the Merger is subject to the approvals of the shareholders of Seller and regulatory agencies, and the satisfaction of certain other conditions described in this Agreement; and WHEREAS, Buyer and Seller desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger. NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants, and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties, intending to be legally bound, agree as follows:

2 ARTICLE I TRANSACTIONS AND TERMS OF MERGER AND REORGANIZATION 1.1 Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, Seller shall merge with and into Buyer in accordance with the North Carolina Business Corporation Act (the “NCBCA”) and Title 33 of the South Carolina Code of Laws (the “SC Code”), and Buyer shall be the Surviving Corporation resulting from the Merger and shall continue to be governed by the Laws of the State of North Carolina. The Merger shall be consummated in accordance with the terms and subject to the conditions of this Agreement. 1.2 Time and Place of Closing. The closing of the transactions contemplated hereby (the “Closing”) will take place at 11:00 A.M. Eastern Time on the date that the Effective Time occurs, or at such other time as the Parties, acting through their authorized officers, may mutually agree. The Closing shall be held at such location as may be mutually agreed upon by the Parties and may be effected by electronic or other transmission of signature pages, as mutually agreed upon by the parties. 1.3 Effective Time. The Merger shall be consummated by filing Articles of Merger reflecting the Merger (the “Articles of Merger”) with the Secretary of State of North Carolina and the Secretary of State of South Carolina. The Merger shall become effective (the “Effective Time”) when the Articles of Merger have been accepted for filing by the Secretary of State of North Carolina and the Secretary of State of South Carolina or at such later time as may be mutually agreed upon by Buyer and Seller and specified in the Articles of Merger. Subject to the terms and conditions hereof, unless otherwise mutually agreed upon in writing by the authorized officers of each Party, the Parties shall use their reasonable efforts to cause the Effective Time to occur within five (5) Business Days of the last of the following dates to occur: (i) the effective date (including expiration of any applicable waiting period) of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Merger, (ii) the date on which the shareholders of Seller approve this Agreement, or (iii) expiration of the period specified in Section 9.1(d). 1.4 Restructure of Transactions. Buyer shall have the right to modify the structure of the Merger contemplated by this Agreement by merging Seller directly with and into a subsidiary of Buyer, provided, that no such revision to the structure of the Merger (i) shall result in any changes in the amount or form of consideration which the holders of shares of Seller Stock are entitled to receive under this Agreement, (ii) would unreasonably impede or delay consummation of the Merger, (iii) shall impose any less favorable terms or conditions on Seller, or (iv) affect the Tax Treatment of the Merger. Buyer shall give written notice to Seller of any such modification in the manner provided

3 in Section 10.8, which notice shall be in the form of an amendment to this Agreement or in the form of an Amended and Restated Agreement and Plan of Merger and Reorganization, and the addition of such other exhibits hereto as are reasonably necessary or appropriate to effect such change. 1.5 Bank Merger. Concurrently with the execution and delivery of this Agreement, First Bank (“Buyer Bank”), a wholly owned subsidiary of Buyer, and Carolina Bank & Trust Company (the “Bank”), a wholly owned subsidiary of Seller, shall enter into the Agreement and Plan of Bank Merger, in the form attached hereto as Exhibit A, with such changes thereto as Buyer and Seller shall mutually agree, pursuant to which the Bank will merge with and into Buyer Bank (the “Bank Merger”). The Bank Merger shall not occur prior to the Effective Time. 1.6 Tax Treatment of the Merger. It is intended by the Parties that the Merger constitute a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”). The Parties hereby adopt this Agreement as a “plan of reorganization” within the meaning of Treasury Regulation Sections 1.368-2(g) and 1.368-3(a). The Parties agree to cooperate and use their best efforts in order to qualify the transactions contemplated herein as a reorganization under Section 368(a)(1)(A) of the Code, to not take any action that could reasonably be expected to cause the Merger to fail to so qualify, and to report the Merger for federal, state and any local income Tax purposes in a manner consistent with such characterization. ARTICLE II TERMS OF MERGER 2.1 Articles of Incorporation. The articles of incorporation of Buyer in effect immediately prior to the Effective Time shall be the articles of incorporation of the Surviving Corporation until otherwise duly amended or repealed. 2.2 Bylaws. The bylaws of Buyer in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation until otherwise duly amended or repealed.

4 2.3 Directors and Officers. The directors of Buyer in office immediately prior to the Effective Time, together with such additional natural Persons as may thereafter be elected or validly appointed, shall serve as the directors of the Surviving Corporation from and after the Effective Time in accordance with the Surviving Corporation’s bylaws, until the earlier of their resignation, removal or otherwise ceasing to be a director. The officers of Buyer in office immediately prior to the Effective Time, together with such additional natural Persons as may thereafter be appointed, shall serve as the officers of the Surviving Corporation from and after the Effective Time in accordance with the Surviving Corporation’s bylaws, until the earlier of their resignation, removal or otherwise ceasing to be an officer. ARTICLE III MANNER OF CONVERTING SHARES 3.1 Effect on Seller Stock. (a) At the Effective Time, in each case subject to Section 3.1(d), Section 3.2, Section 3.3 and Section 3.7, by virtue of the Merger and without any action on the part of the Parties, each share of Seller Stock that is issued and outstanding immediately prior to the Effective Time (other than the Extinguished Shares and shares of Seller Stock as to which Dissenters’ Rights have been perfected) shall be converted into the right to receive (i) cash in the amount of $294.94 (the “Cash Consideration”), less any applicable withholding, and (ii) a number of duly authorized, validly issued, fully paid and non-assessable shares of Buyer Common Stock equal to 14.5340 (the “Exchange Ratio”) (the “Stock Consideration”, and with the Cash Consideration and the Stock Consideration together referred to herein with respect to a share of Seller Stock as the “Per Share Purchase Price” and with respect to shares of Seller Stock in the aggregate as the “Merger Consideration”). (b) At the Effective Time, all shares of Seller Stock shall no longer be outstanding, shall automatically be cancelled and retired, and shall cease to exist as of the Effective Time, and each certificate previously representing any such shares of Seller Stock (the “Certificates”) or the book entry notation of evidencing ownership thereof shall thereafter represent only the right to receive the Merger Consideration. (c) If, prior to the Effective Time, the outstanding shares of Seller Stock, the outstanding shares of Buyer Common Stock or any Rights with respect to Buyer Common Stock are increased, decreased, changed into or exchanged for a different number or kind of shares or securities, in each case as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization, then an appropriate and proportionate adjustment shall be made to the Merger Consideration. For the avoidance of doubt, Buyer shall have the right to grant additional stock options and other equity based awards under its existing equity based compensation plans, without triggering an adjustment to the Merger Consideration under this Section 3.1(c).

5 (d) Each share of Seller Stock issued and outstanding immediately prior to the Effective Time and owned by any of the Parties or their respective Subsidiaries (in each case other than shares of Seller Stock held on behalf of third parties in trust accounts, managed accounts or like accounts for the benefit of customers of the Bank or shares held as collateral for outstanding debts previously contracted) shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, be cancelled and be retired without payment of any consideration therefor, and cease to exist (the “Extinguished Shares”). 3.2 Adjustment of Merger Consideration. (a) If the Tangible Common Equity Capital (as defined and calculated below) as of the Closing Date is less than the Tangible Common Equity Capital Target Minimum, the Cash Consideration per share of Seller Stock will be reduced by an amount equal to (i) the Tangible Common Equity Capital Target Minimum, minus (ii) the Tangible Common Equity Capital as of the Closing Date, divided by (iii) the number of shares of Seller Stock issued and outstanding immediately prior to the Effective Time. (b) If the Tangible Common Equity Capital as of the Closing Date (and the Closing Date occurs on or before January 1, 2027) is greater than the Tangible Common Equity Capital Target Maximum, the Cash Consideration per share of Seller Stock will be increased by an amount equal to (i) the Tangible Common Equity Capital as of the Closing Date minus (ii) the Tangible Common Equity Capital Target Maximum, divided by (iii) the number of shares of Seller Stock issued and outstanding immediately prior to the Effective Time. For the avoidance of doubt, no adjustment to the Cash Consideration shall be made pursuant to Section 3.2(a) or Section 3.2(b) if the Tangible Common Equity Capital as of the Closing Date is equal to or greater than the lower limit of the Tangible Common Equity Capital Target and equal to or less than the upper limit of the Tangible Common Equity Capital Target. (c) For purposes of this Agreement, “Tangible Common Equity Capital” shall equal Seller’s total stockholders' equity less goodwill, licenses, and other intangible assets, provided, however, that the Tangible Common Equity Capital shall exclude, to the extent already reflected in Seller’s total stockholders' equity, (i) any portion of the 2026 cash dividend on Seller Common Stock paid after June 30, 2026 (“Seller 2026 Q3 Cash Dividend”), (ii) any unrealized securities gains or losses, and (iii) any deductions made for the following transaction expenses incurred or accrued by Seller related to the Merger, this Agreement and the transactions contemplated hereby (“Transaction Expenses”): (A) the amount of any costs, fees, expenses and commissions payable by Seller to any broker, finder, financial advisor or investment banking firm in connection with this Agreement or the transactions contemplated hereby; (B) the amount of all legal and accounting fees and other expenses incurred by Seller in connection with the negotiation, execution or performance of this Agreement or the consummation of the transactions contemplated hereby; (C) the amount of any payments to be made pursuant to any existing employment, change in control, salary continuation, deferred compensation, supplemental executive retirement plans, or other similar agreements or arrangements or severance, noncompetition, retention or bonus arrangements between Seller or the Bank and any other Person, including the termination of such agreements, regardless of whether payment under such agreement or arrangement is triggered by the transactions set forth in this Agreement, including any Employer Side Taxes related thereto; (D) the amount of all fees and expenses incurred by Seller in connection with the solicitation of

6 proxies for, and the holding of, the Seller’s Shareholders’ Meeting; and (E) fifty percent (50%) of the aggregate fees, expenses and costs of the independent accounting firm described in Section 3.2(d) below, if applicable; provided that, adjustments to the calculation of the Tangible Common Equity Capital with respect to items (i) and (ii) shall be mutually determined by Seller and Buyer in good faith. In calculating Tangible Common Equity Capital, all such amounts shall be determined in accordance with GAAP on a consolidated basis, and Seller will calculate any adjustments on an after-tax basis (but only to the extent that such expenses are tax-deductible under applicable Law at a “more likely than not” or higher level of confidence in a taxable period (or portion thereof) ending on or before the Closing Date and reduce taxable income for the taxable period (or portion thereof) ending on the Closing Date on a “with or without” basis) using a tax rate of 24%. (d) Within twenty (20) calendar days following the end of each calendar month, Seller shall prepare a sample calculation of the Tangible Common Equity Capital as of the end of such calendar month (calculated in accordance with Section 3.2(c) in substantially the form attached hereto as Exhibit E (the “Form of Closing Statement”)) and provide such sample calculation to Buyer for the parties to discuss in good faith (each such statement, an “Estimated Closing Statement”). As of a date that is not less than five (5) Business Days prior to the intended Closing Date (the “Calculation Date”), Seller shall prepare in good faith and deliver to Buyer an updated closing statement derived from the latest available financial information of Seller, adjusted for projections through the Closing Date and reflecting the Seller 2026 Q3 Cash Dividend, Transaction Expenses and Tangible Common Equity Capital as set forth in Section 3.2(c), and the Cash Consideration per share of Seller Stock (such statement, together with all backup schedules and information as may be requested by Buyer, the “Final Closing Statement”). Such Final Closing Statement shall be prepared in a manner consistent with the Form of Closing Statement. If Buyer does not object in writing to the Final Closing Statement within five (5) Business Days after the date Seller submits such calculation to Buyer, the Final Closing Statement shall be deemed to be accepted by Buyer and shall constitute the final calculation of the Tangible Common Equity Capital at the Closing Date, subject only to any further changes mutually agreed upon by Seller and Buyer. If Buyer timely objects in writing to the Final Closing Statement and the parties are unable to resolve any dispute related to the calculations set forth in the Final Closing Statement within five (5) Business Days after the date Seller submits such calculation to Buyer, then Seller and Buyer shall submit the calculation of Tangible Common Equity Capital at the Closing Date to an independent accounting firm as shall be mutually agreed in writing by the parties for review and resolution of any and all matters related to the calculation which remain in dispute, and the Closing shall be delayed until such time as the independent accounting firm has reached a final resolution on all matters. The independent accounting firm shall reach a final resolution of all matters (such determination of Tangible Common Equity Capital by the independent accounting firm shall be consistent and in accordance with Section 3.2(c)) and shall furnish such resolution in writing to Seller and Buyer as soon as practicable, but in no event more than ten (10) Business Days after such matters have been referred to the independent accounting firm. Such resolution shall be made in accordance with this Agreement and will be conclusive and binding upon Seller and Buyer, absent manifest error or fraud. The resolution reached by the parties or the independent accounting firm in accordance with this Section 3.2(d) will constitute the final calculation of the Tangible Common Equity Capital at the Closing Date. The costs for the independent accounting firm to reach such resolution shall be shared equally by Seller and Buyer.

7 (e) Notwithstanding and prior to any adjustment to the Merger Consideration pursuant to Section 3.2(a), (b), (c) and (d), in the event that the personnel specified in Section 3.2(e) of the Buyer Disclosure Memorandum and the Buyer Bank do not enter an agreement on or prior to the Closing Date substantially on the terms and conditions set forth in Section 3.2(e) of the Buyer Disclosure Memorandum, the Cash Consideration per share of Seller Stock will be reduced by an amount equal to (i) $2.0 million (ii) divided by the number of shares of Seller Stock issued and outstanding immediately prior to the Effective Time. 3.3 Exchange Procedures. (a) Promptly after the Effective Time, Buyer shall deposit with Computershare Limited or such other exchange agent selected by Buyer (the “Exchange Agent”) for exchange in accordance with this Section 3.3, the Merger Consideration and cash in an aggregate amount sufficient for payment in lieu of fractional shares of Buyer Common Stock to which holders of Seller Stock may be entitled pursuant to Section 3.6 (collectively, the “Exchange Fund”). In the event the cash in the Exchange Fund is insufficient to fully satisfy all of the payment obligations to be made by the Exchange Agent hereunder (including pursuant to Section 3.6), Buyer shall promptly make available to the Exchange Agent the amounts so required to satisfy such payment obligations in full. The Exchange Agent shall deliver the Merger Consideration and cash in lieu of any fractional shares of Buyer Common Stock out of the Exchange Fund. Except as contemplated by this Section 3.3, the Exchange Fund will not be used for any other purpose. (b) Unless different timing is agreed to by Buyer and Seller, as soon as reasonably practicable after the Effective Time, but in any event no more than ten (10) Business Days after the Effective Time, Buyer shall cause the Exchange Agent to mail to the former shareholders of Seller appropriate transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates or other instruments theretofore representing shares of Seller Stock shall pass, only upon proper delivery of such Certificates or other instruments to the Exchange Agent). In the event of a transfer of ownership of shares of Seller Stock represented by one or more Certificates that are not registered in the transfer records of Seller, the Merger Consideration payable for such shares as provided in Section 3.1 may be issued to a transferee if the Certificate or Certificates representing such shares are delivered to the Exchange Agent, accompanied by all documents required to evidence such transfer and by evidence reasonably satisfactory to the Exchange Agent that such transfer is proper and that any applicable stock transfer taxes have been paid. In the event any Certificate representing Seller Stock shall have been lost, mutilated, stolen, or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen, mutilated, or destroyed and the posting by such Person of a bond in such amount as Buyer may reasonably direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall issue in exchange for such lost, mutilated, stolen, or destroyed Certificate the Merger Consideration as provided for in Section 3.1. The Exchange Agent may establish such other reasonable and customary rules and procedures in connection with its duties as it may deem appropriate. Such transmittal materials shall contain appropriate instructions for the distribution of the Merger Consideration to holders of Seller Stock ownership in book entry form in the stock records of Seller. Buyer shall pay all charges and expenses, including those of the Exchange Agent in connection with the distribution of the Merger Consideration as provided in Section 3.1. Buyer or the Exchange Agent will maintain a book entry list of Buyer Common Stock to which each former holder of Seller Stock is

8 entitled. Certificates evidencing Buyer Common Stock into which Seller Stock has been converted will not be issued. (c) Unless different timing is agreed to by Buyer and Seller, after the Effective Time, each holder of shares of Seller Stock (other than Extinguished Shares) issued and outstanding at the Effective Time shall surrender the Certificate or Certificates representing such shares, or shall provide appropriate instructions with respect to such shares held in book entry notation form, to the Exchange Agent and shall promptly upon surrender thereof or the giving of such instructions receive in exchange therefor the consideration provided in Section 3.1, without interest, pursuant to this Section 3.3. The Certificate or Certificates of Seller Stock so surrendered shall be duly endorsed as the Exchange Agent may reasonably require. Buyer shall not be obligated to deliver the consideration to which any former holder of Seller Stock is entitled as a result of the Merger until such holder surrenders such holder’s Certificate or Certificates for exchange as provided in this Section 3.3. Similarly, no dividends or other distributions in respect of the Buyer Common Stock shall be paid to any holder of any unsurrendered Certificate or Certificates until such Certificate or Certificates (or affidavit in lieu thereof as provided in Section 3.3(b)) are surrendered for exchange as provided in this Section 3.3. Any other provision of this Agreement notwithstanding, neither any Buyer Entity, nor any Seller Entity, nor the Exchange Agent shall be liable to any holder of Seller Stock for any amounts paid or properly delivered in good faith to a public official pursuant to any applicable abandoned property, escheat, or similar Law. (d) Each of Buyer, the Surviving Corporation and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Seller Stock such amounts, if any, as it is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local, or foreign Tax Law or by any Taxing Authority or Governmental Authority; provided, however, that Buyer shall use commercially reasonable efforts to give Seller advance notice of its intentions to make any such deduction or withholding and cooperate in good faith with Seller to mitigate any such deduction or withholding to the extent permitted by Law. To the extent that any amounts are so withheld by Buyer, the Surviving Corporation, or the Exchange Agent, as the case may be, and paid to the appropriate Governmental Authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Seller Stock in respect of which such deduction and withholding was made by Buyer, the Surviving Corporation, or the Exchange Agent, as the case may be. (e) Any portion of the Merger Consideration and cash delivered to the Exchange Agent by Buyer pursuant to Section 3.3(a) that remains unclaimed by the holder of shares of Seller Stock for six (6) months after the Effective Time (as well as any proceeds from any investment thereof) shall be delivered by the Exchange Agent to Buyer. Any holder of shares of Seller Stock who has not theretofore complied with Section 3.3(c) shall thereafter look only to Buyer for the consideration deliverable in respect of each share of Seller Stock such holder holds as determined pursuant to this Agreement without any interest thereon. If outstanding Certificates are not surrendered or the payment for them is not claimed prior to the date on which such Merger Consideration would otherwise escheat to or become the property of any Governmental Authority, the unclaimed items shall, to the extent permitted by abandoned property and any other applicable Law, become the property of Buyer (and to the extent not in its possession shall be delivered to

9 it), free and clear of all claims or interest of any Person previously entitled to such property. Neither the Exchange Agent nor any Party to this Agreement shall be liable to any holder of Seller Stock for any consideration paid to a Governmental Authority pursuant to applicable abandoned property, escheat or similar Laws. Buyer and the Exchange Agent shall be entitled to rely upon the stock transfer books of Seller to establish the identity of those Persons entitled to receive the consideration specified in this Agreement, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any Certificate or Certificates, Buyer and the Exchange Agent shall be entitled to deposit any consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto. (f) Approval of this Agreement by the shareholders of Seller shall constitute ratification of the appointment of the Exchange Agent. 3.4 Effect on Buyer Common Stock. At and after the Effective Time, each share of Buyer Common Stock issued and outstanding immediately prior to the Effective Time shall remain an issued and outstanding share of common stock of the Surviving Corporation and shall not be affected by the Merger. 3.5 Rights of Former Seller Shareholders. At the Effective Time, the stock transfer books of Seller shall be closed as to holders of Seller Stock and no transfer of Seller Stock by any holder of such shares shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 3.3, each Certificate or book entry notation theretofore representing shares of Seller Stock (other than Certificates or book entry notations representing Extinguished Shares and Certificates representing shares of Seller Stock as to which Dissenters’ Rights have been perfected), shall from and after the Effective Time represent for all purposes only the right to receive the Merger Consideration, without interest, as provided in this Article III. 3.6 Fractional Shares. Notwithstanding any other provision of this Agreement, each holder of shares of Seller Stock exchanged pursuant to the Merger, who would otherwise have been entitled to receive a fraction of a share of Buyer Common Stock (after taking into account all shares represented by Certificates or book entry notation instructions delivered by such holder), shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Buyer Common Stock multiplied by the Average Buyer Stock Price. No such holder will be entitled to dividends, voting rights, or any other Rights as a shareholder in respect of any fractional shares. 3.7 Dissenters. Any shareholder of Seller who properly exercises the right of dissent with respect to the Merger as provided in Chapter 13 of the SC Code (“Dissenter’s Rights”) shall be entitled to receive

10 payment of the fair value of his, her or its shares of Seller Stock in the manner and pursuant to the procedures provided therein. Shares of Seller Stock held by Persons who exercise Dissenter’s Rights shall not be converted as described in Section 3.1. However, if any shareholder of Seller who exercises Dissenter’s Rights shall fail to perfect those rights, or effectively shall waive or lose such rights, then each of his, her or its shares of Seller Stock shall be deemed to have been converted into the right to receive the Merger Consideration. ARTICLE IV REPRESENTATIONS AND WARRANTIES OF SELLER Except as set forth in the Seller Disclosure Memorandum; provided, that (a) the mere inclusion of an item in the Seller Disclosure Memorandum as an exception to a representation or warranty shall not be deemed an admission by Seller that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect on Seller, and (b) any disclosures made with respect to a Section of this Article IV shall be deemed to qualify (1) any other Section of Article IV specifically referenced or cross-referenced and (2) other Sections of Article IV to the extent it is reasonably apparent on its face (notwithstanding the absence of a specific cross reference) from a reading of the disclosure that such disclosure applies to such other Sections, Seller hereby represents and warrants to Buyer and Buyer Bank as follows: 4.1 Organization, Standing, and Power. Seller is a corporation duly organized, validly existing, and in good standing under the Laws of the State of South Carolina and is a bank holding company within the meaning of the Bank Holding Company Act of 1956, as amended (the “BHCA”). The Bank is a state chartered commercial bank duly organized, validly existing and in good standing under the laws of the State of South Carolina. Each of Seller and the Bank has the corporate power and authority to carry on its business as now conducted and to own, lease, and operate its Assets. Each of Seller and the Bank is duly qualified or licensed to transact business as a foreign corporation in good standing in the states of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed. The articles of incorporation, charter, minute book and other organizational documents for each of Seller and Bank have been made available to Buyer for its review and, except as disclosed in Section 4.1 of the Seller Disclosure Memorandum, are true and complete in all material respects as in effect as of the date of this Agreement and accurately reflect in all material respects all amendments thereto and all proceedings of the respective board of directors (including any committees of the board of directors) and shareholders thereof. The Bank is an “insured institution” as defined in the Federal Deposit Insurance Act (“FDIA”), and applicable regulations thereunder, and the deposits held by Bank are insured, up to the applicable limits, by the FDIC’s Deposit Insurance Fund (the “DIF”). 4.2 Authority of Seller; No Breach By Agreement. (a) Seller has the corporate power and authority necessary (i) to execute, deliver, and, other than with respect to the Merger, perform this Agreement, and (ii) with respect to the Merger, upon

11 the approval of the Merger, including any approvals referred to in Section 8.1(b) and Section 8.1(c) and by Seller’s shareholders in accordance with this Agreement and the SC Code, to perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Seller (including approval by a majority of the members of Seller’s board of directors), subject to the approval of this Agreement by the holders of a two-thirds (2/3) of the outstanding shares of Seller Common Stock entitled to vote thereon, which is the only Seller shareholder vote required for approval of this Agreement and consummation of the Merger (the “Requisite Seller Shareholder Approval”). Subject to any approvals referred to in Section 8.1(b) and Section 8.1(c) and receipt of such Requisite Seller Shareholder Approval, this Agreement represents a legal, valid, and binding obligation of Seller, enforceable against Seller in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar Laws affecting the enforcement of creditors’ rights generally and except that the availability of the equitable remedy of specific performance or by general principles of equity of public policy (the “Enforceability Exception”)). (b) Neither the execution and delivery of this Agreement by Seller, nor the consummation by Seller and the Bank of the transactions contemplated hereby, nor compliance by Seller and the Bank with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of Seller’s articles of incorporation or bylaws or the articles of incorporation or bylaws of any Seller Subsidiary or any resolution adopted by the board of directors or the shareholders of any Seller Entity, or (ii) except as disclosed in Section 4.2(b) of the Seller Disclosure Memorandum, constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any material Asset of any Seller Entity under, any material Contract or any material Permit of any Seller Entity, or (iii) subject to receipt of the requisite Consents referred to in Section 8.1(c), constitute or result in a Default under, or require any Consent pursuant to, any Law or Order applicable to any Seller Entity or any of their respective material Assets (including any Buyer Entity or any Seller Entity becoming subject to or liable for the payment of any Tax on any Assets owned by any Buyer Entity or any Seller Entity being reassessed or revalued by any Regulatory Authority). (c) Except for (i) the filing of applications and notices with, and approval of such applications and notices from, the Federal Reserve, the FDIC, the North Carolina Commissioner of Banks (the “NC Commissioner”), and the SCBFI, (ii) the filing of any other required applications, filings, or notices with any other federal or state banking, insurance, or other regulatory or self-regulatory authorities, or any courts, administrative agencies or commissions or other Governmental Authorities and approval of or non-objection to such applications, filings and notices, (iii) the filing with the SEC of a registration statement on Form S-4 (the “Registration Statement”) in which the proxy statement relating to Seller’s Shareholders’ Meeting to be held in connection with this Agreement and the transactions contemplated by this Agreement (including all amendments and supplements thereto, “Proxy Statement/Prospectus”) will be included, and declaration of effectiveness of the Registration Statement, (iv) the filing of the Articles of Merger and articles of merger with respect to the Bank Merger with the Secretary of State of North Carolina and the Secretary of State of South Carolina, (v) any Consents or filings in connection

12 with compliance with the applicable provisions of federal and state securities Laws relating to the Merger, regulation of broker-dealers, investment advisers or transfer agents, and federal commodities laws relating to the regulation of futures commission merchants and the rules and regulations thereunder and of any applicable industry self-regulatory organization, and the rules and regulations of The Nasdaq Stock Market, (vi) any filings or notices that are required under consumer finance, mortgage banking and other similar laws, and (vii) notices or filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, if any, no Consents of, or filings or registrations with, any Governmental Authority are necessary in connection with the consummation by Seller and the Bank of the Merger, the Bank Merger and the other transactions contemplated by this Agreement. No Consents of, or filings or registrations with, any Governmental Authority are necessary in connection with the execution and delivery by Seller of this Agreement. 4.3 Capital Stock. (a) The authorized capital stock of Seller consists of 500,000 shares of Seller Common Stock, of which 135,339 shares are issued and outstanding as of the date of this Agreement. All of the issued and outstanding shares of capital stock of Seller are duly and validly issued and outstanding and are fully paid and nonassessable. None of the outstanding shares of capital stock of Seller has been issued in violation of any preemptive rights of the current or past shareholders of Seller. (b) There are no shares of capital stock or other equity securities of Seller reserved for issuance and no outstanding Rights relating to the capital stock of Seller. (c) Except as specifically set forth in this Section 4.3, there are no shares of Seller capital stock or other equity securities of Seller outstanding, and there are no outstanding Rights with respect to any Seller securities or any right or privilege (whether pre-emptive or contractual) capable of becoming a Contract or Right for the purchase, subscription, exchange, or issuance of any securities of Seller. (d) Seller has no bonds, debentures, notes or other indebtedness issued and outstanding. (e) There are no agreements, arrangements or other understandings between or among any of the shareholders of Seller with respect to the voting of Seller Stock. 4.4 Seller Subsidiaries. Seller has no Subsidiaries except as set forth in Section 4.4 of the Seller Disclosure Memorandum, and Seller owns all of the equity interests in each of its Subsidiaries. No capital stock (or other equity interest) of any such Subsidiary is or may become required to be issued (other than to another Seller Entity) by reason of any Rights, and there are no Contracts by which any such Subsidiary is bound to issue (other than to another Seller Entity) additional shares of its capital stock (or other equity interests) or Rights or by which any Seller Entity is or may be bound to transfer any shares of the capital stock (or other equity interests) of any such Subsidiary (other than to another Seller Entity). There are no Contracts relating to the Rights of any Seller Entity to

13 vote or to dispose of any shares of the capital stock (or other equity interests) of any such Subsidiary. All of the shares of capital stock (or other equity interests) of each Subsidiary are fully paid and nonassessable and are owned directly or indirectly by Seller free and clear of any Lien. Each Subsidiary is duly qualified or licensed to transact business as a foreign entity in good standing in the states of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed. The minute books and other organizational documents for the Subsidiaries have been made available to Buyer for its review, and except as disclosed in Section 4.4 of the Seller Disclosure Memorandum, are true and complete in all material respects as in effect as of the date of this Agreement and accurately reflect in all material respects all amendments thereto and all proceedings of the board of directors and shareholders thereof. 4.5 Securities Offerings; Financial Statements; Internal Controls. (a) Each offering or sale of securities by Seller (x) was made pursuant to a valid exemption from registration under the Securities Act, (y) complied in all material respects with the applicable requirements of the Securities Laws and other applicable Laws, (except immaterial “blue sky” filings), including disclosure and broker/dealer registration requirements, and (z) was made pursuant to offering documents which did not at the time of the offering contain any untrue statement of a material fact or omit to state a material fact required to be stated in the offering documents or necessary in order to make the statements in such documents, in light of the circumstances under which they were made, not misleading. Neither Seller nor any Seller Subsidiary is required to file any Exchange Act Documents. (b) Each of the Seller Financial Statements (including, in each case, any related notes) including any Seller Financial Statements provided to Buyer after the date of this Agreement until the Effective Time, were or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes to such financial statements) and fairly presented or will fairly present in accordance with GAAP the consolidated financial position of Seller and its Subsidiaries as of their respective dates and the consolidated results of operations and cash flows for the periods indicated, including the fair values of the assets and liabilities shown therein, except that all unaudited interim financial statements were or will be subject to normal and recurring year-end adjustments which were not or will not be expected to be material in amount or effect. (c) Seller’s independent registered public accountants, which have expressed their opinion with respect to the Seller Financial Statements (including the related notes), are and have been throughout the periods covered by such Seller Financial Statements (i) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act) (to the extent applicable during such period), (ii) “independent” with respect to Seller within the meaning of SEC Regulation S-X, and (iii) with respect to Seller and as applicable, in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and related Securities Laws. Seller’s independent registered public accountants have audited Seller’s year-end financial statements, and have reviewed Seller’s interim financial statements, that are included in the Seller Financial Statements. Section 4.5(c) of the Seller Disclosure Memorandum lists all non-audit services performed by Seller’s independent registered public accountants for Seller or the Bank.

14 (d) The records, systems, controls, data and information of Seller and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of Seller or its Subsidiaries or its independent auditors (including all means of access thereto and therefrom). Seller and its Subsidiaries have devised and maintain a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP. Seller has disclosed based on its most recent evaluations to its independent auditors and the audit committee of the board of directors of Seller (i) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect Seller’s ability to record, process, summarize and report financial data and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Seller’s internal control over financial reporting. Seller has made available to Buyer a summary of any such disclosure made by management to the independent auditors and/or audit committee of Seller. (e) Since January 2025, neither Seller nor any of its Subsidiaries nor, to Seller’s Knowledge, any director, officer, employee, auditor, accountant or representative of Seller or any of its Subsidiaries has received, or otherwise had or obtained Knowledge of, any material complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of Seller or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that Seller or any of its Subsidiaries has engaged in questionable accounting or auditing practices. 4.6 Absence of Undisclosed Liabilities. Neither Seller nor any of its Subsidiaries has incurred any material liability or obligation of any nature whatsoever (whether absolute, accrued, contingent, determined, determinable, or otherwise and whether due or to become due), except for (i) those liabilities that are reflected or reserved against on the consolidated balance sheet of Seller for the fiscal quarter ended March 31, 2026 (including any notes thereto), (ii) liabilities incurred in the ordinary course of business consistent in nature and amount with past practice since March 31, 2026, or (iii) liabilities incurred in connection with this Agreement and the transactions contemplated hereby. Neither Seller nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract relating to any transaction or relationship between or among Seller and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any “off-balance sheet arrangement”), where the result, purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, Seller or any of its Subsidiaries in Seller’s or such Subsidiary’s financial statements.

15 4.7 Absence of Certain Changes or Events. Except as disclosed in the Seller Financial Statements delivered prior to the date of this Agreement or as disclosed in Section 4.7 of the Seller Disclosure Memorandum, since December 31, 2025, (i) there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Seller Material Adverse Effect, (ii) none of the Seller Entities has taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any covenants and agreements of Seller provided in this Agreement, and (iii) since December 31, 2025, the Seller Entities have conducted their respective businesses in the ordinary course of business consistent with past practice. 4.8 Tax Matters. Except as set forth in Section 4.8 of the Seller Disclosure Memorandum: (a) All Seller Entities have timely filed (including pursuant to extensions of time to file Tax Returns obtained in the ordinary course of business) with the appropriate Taxing Authorities all material Tax Returns in all jurisdictions in which Tax Returns are required to be filed, and such Tax Returns are correct and complete in all material respects. All material Taxes of the Seller Entities to the extent due and payable (whether or not shown on any Tax Return) have been fully and timely paid. There are no Liens for any material Taxes (other than a Lien for current tax year real property or ad valorem Taxes not yet due and payable) on any of the Assets of any of the Seller Entities. No written claim has ever been made by any Taxing Authority in a jurisdiction where any Seller Entity does not file a Tax Return that such Seller Entity may be subject to Taxes by that jurisdiction. (b) None of the Seller Entities has received any written notice of assessment or proposed assessment in connection with any Taxes. There are no ongoing or pending disputes, claims, audits, or examinations regarding any Taxes of any Seller Entity, any Tax Returns of any Seller Entity, or the assets of any Seller Entity. No officer or employee responsible for Tax matters of any Seller Entity expects any Taxing Authority to assess any additional material Taxes for any period for which Tax Returns have been filed. No issue has been raised by a Taxing Authority in any prior examination of any Seller Entity, which, by application of the same or similar principles, could be expected to result in a proposed material deficiency for any subsequent taxable period. None of the Seller Entities has waived any statute of limitations in respect of any Taxes or agreed to a Tax assessment or deficiency. (c) Each Seller Entity has complied in all material respects with all applicable Laws relating to the withholding of Taxes and the payment thereof to appropriate authorities, including, but not limited to, Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee or independent contractor, and Taxes required to be withheld and paid pursuant to Sections 1441 and 1442 of the Code or similar provisions under foreign Tax Law. (d) The unpaid Taxes of each Seller Entity (i) did not, as of the most recent fiscal month end, materially exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes

16 established to reflect timing differences between book and Tax income) set forth on the face of the most recent balance sheet (rather than in any notes thereto) for such Seller Entity and (ii) do not materially exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with past custom and practice of the Seller Entities in filing their Tax Returns. (e) Except as described in Section 4.8(e) of the Seller Disclosure Memorandum, none of the Seller Entities is a party to any Tax allocation or sharing agreement, and none of the Seller Entities has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was Seller) or has any Tax Liability of any Person (other than Seller or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 or any similar provision of state, local or foreign Law, or as a transferee or successor, by Contract or otherwise. (f) During the five (5) year period ending on the date hereof, none of the Seller Entities was a “distributing corporation” or a “controlled corporation” as defined in, and in a transaction intended to be governed by, Section 355 of the Code. (g) Except as disclosed in Section 4.8(g) of the Seller Disclosure Memorandum, none of the Seller Entities has made any payments, is obligated to make any payments, or is a party to any Contract that could obligate it to make any payments for which a deduction could be disallowed by reason of Sections 280G, 404, or 162(m) of the Code, or which could be subject to withholding under Section 4999 of the Code. None of the Seller Entities has been or will be required to include any adjustment in taxable income for any Tax period (or portion thereof) ending after the day of the Effective Time pursuant to Section 481 of the Code or any comparable provision under state or foreign Tax Laws as a result of transactions or events occurring prior to the Closing. There is no material taxable income of Seller that will be required under applicable Tax Law to be reported by Buyer, for a Tax period beginning after the Closing Date which taxable income was realized prior to the Closing Date. Except as disclosed in Section 4.8(g) of the Seller Disclosure Memorandum, no net operating losses of the Seller Entities are subject to any limitation on their use under the provisions of Sections 382 or 269 of the Code or any other provisions of the Code or the Treasury Regulations dealing with the utilization of net operating losses other than any such limitations as may arise as a result of the consummation of the transactions contemplated by this Agreement; provided, however, that regardless of what may be reported on any Tax Returns of any Seller Entity on or before the date of this Agreement or through the Effective Time, Seller makes no representation regarding (i) the amount of any net operating losses or net economic losses that are available to any Seller Entity for purposes of any state or local income Tax or similar Taxes, or (ii) any limitation on use of any Seller Entity’s net operating losses or net economic losses that might apply either before or after the Effective Time for purposes of any state or local Tax Laws under Code Section 382, similar or analogous provisions of any state or local income Tax Laws or similar Laws, or any other state or local Tax Laws. (h) Each Seller Entity is in compliance in all material respects with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply in all material respects with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Code.

17 (i) No Seller Entity is subject to any private letter ruling of the IRS or comparable rulings of any Taxing Authority. (j) No property owned by any Seller Entity is (i) property required to be treated as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Code and in effect immediately prior to the enactment of the Tax Reform Act of 1986, (ii) “tax-exempt use property” within the meaning of Section 168(h)(1) of the Code, (iii) “tax-exempt bond financed property” within the meaning of Section 168(g) of the Code, (iv) “limited use property” within the meaning of IRS Revenue Procedure 76-30, (v) subject to Section 168(g)(1)(A) of the Code, or (vi) subject to any provision of state, local or foreign Law comparable to any of the provisions listed above in this paragraph. (k) No Seller Entity has any “corporate acquisition indebtedness” within the meaning of Section 279 of the Code. (l) Seller has disclosed on its federal income Tax Returns all positions taken therein that are reasonably believed to give rise to substantial understatement of federal income tax within the meaning of Section 6662 of the Code. (m) No Seller Entity has participated in any reportable transaction, as defined in Code Section 6707A(c)(1) of the Code or Treasury Regulation Section 1.6011-4(b)(1). (n) Seller has made available to Buyer complete copies of (i) all federal, state, local and foreign income or franchise Tax Returns of the Seller Entities relating to the Tax periods since December 31, 2021, and (ii) any audit report issued within the last five (5) years relating to any Taxes due from or with respect to the Seller Entities. (o) No Seller Entity nor any other Person on its behalf has (i) filed a consent pursuant to Section 341(f) of the Code (as in effect prior to the repeal under the Jobs and Growth Tax Reconciliation Act of 2003) or agreed to have Section 341(f)(2) of the Code (as in effect prior to the repeal under the Jobs and Growth Tax Reconciliation Act of 2003) apply to any disposition of a subsection (f) asset (as such term is defined in former Section 341(f)(4) of the Code) owned by any Seller Entity, (ii) executed or entered into a closing agreement pursuant to Section 7121 of the Code or any similar provision of Law with respect to the Seller Entities, or (iii) granted to any Person any power of attorney that is currently in force with respect to any Tax matter. (p) No Seller Entity has, or ever had, a permanent establishment in any country other than the United States, or has engaged in a trade or business in any country other than the United States that subjected it to tax in such country. (q) No Seller Entity has been a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

18 For purposes of this Section 4.8, any reference to Seller or any Seller Entity shall be deemed to include any Person that merged with or was liquidated into or otherwise combined with Seller or a Seller Entity prior to the Effective Time. 4.9 Allowance for Loan Losses; Loan and Investment Portfolios, etc. (a) Seller’s allowance for loan losses is, and has been since January 1, 2023, in material compliance with Seller’s methodology for determining the adequacy of its allowance for loan losses in accordance with GAAP, as well as the standards established by applicable Governmental Authorities and the Financial Accounting Standards Board, in all material respects. (b) As of the date hereof, all loans, discounts and leases (in which any Seller Entity is lessor) reflected on Seller Financial Statements were, and with respect to the consolidated balance sheets delivered as of the dates subsequent to the execution of this Agreement will be as of the dates thereof, (i) at the time and under the circumstances in which made, made for good, valuable and adequate consideration in the ordinary course of business and, to the Knowledge of Seller, are the legal and binding obligations of the obligors thereof, (ii) evidenced by genuine notes, agreements, or other evidences of indebtedness, and (iii) to the extent secured, have, to the Knowledge of Seller, been secured by valid liens and security interests which have been perfected. Accurate lists of all loans, discounts, and financing leases as of March 31, 2026 and on a monthly basis thereafter, and of the investment portfolios of each Seller Entity as of such date, have been and will be made available to Buyer. Except as specifically set forth in Section 4.9(b) of the Seller Disclosure Memorandum, neither Seller nor the Bank is a party to any written or oral loan agreement, note, or borrowing arrangement, including any loan guaranty, that was, as of the most recent month-end (i) delinquent by more than 30 days in the payment of principal or interest, (ii) otherwise in material Default for more than 30 days, (iii) classified as “substandard,” “doubtful,” “loss,” “other assets especially mentioned” or any comparable classification by Seller or by any applicable Regulatory Authority, (iv) an obligation of any director, executive officer or ten percent (10%) shareholder of any Seller Entity who is subject to Regulation O of the Federal Reserve (12 C.F.R. Part 215), or any Person controlling, controlled by or under common control with any of the foregoing, or (v) in material violation of any Law. (c) All securities held by Seller or the Bank, as reflected in the consolidated balance sheets of Seller included in the Seller Financial Statements, are carried in accordance with GAAP, as well as the standards established by applicable Governmental Authorities and the Financial Accounting Standards Board. Except as disclosed in Section 4.9(c) of the Seller Disclosure Memorandum and except for pledges to secure public deposits, borrowings from the Federal Reserve, and Federal Home Loan Bank advances, to the Knowledge of Seller, none of the securities reflected in the Seller Financial Statements as of December 31, 2025, and none of the securities since acquired by Seller or Bank is subject to any restriction, whether contractual or statutory, which impairs the ability of Seller or Bank to freely dispose of such security at any time, other than those restrictions imposed on securities held to maturity under GAAP, pursuant to a clearing agreement or in accordance with Laws. (d) All interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for Seller’s own account,

19 or for the account of the Bank, or its customers (all of which were disclosed in Section 4.9(d) of the Seller Disclosure Memorandum), were entered into (i) in the ordinary and usual course of business consistent with past practice and in compliance with all applicable Laws, and (ii) with counterparties believed to be financially responsible at the time; and subject to the Enforceability Exception, each of them constitutes the valid and legally binding obligation of Seller or the Bank, enforceable in accordance with its terms and is in full force and effect. Neither Seller nor the Bank, nor to the Knowledge of Seller any other party thereto, is in breach of any material obligation under any such agreement or arrangement. 4.10 Assets. (a) Except as disclosed in Section 4.10(a) of the Seller Disclosure Memorandum or as disclosed or reserved against in the Seller Financial Statements delivered prior to the date of this Agreement, the Seller Entities have good and marketable title, free and clear of all Liens except those permitted in Section 4.10(e), to all of their respective Assets that they own, except where any such Lien or all such Liens in the aggregate would not reasonably be expected to result in a Seller Material Adverse Effect. In addition, to the Knowledge of Seller, all tangible properties used in the businesses of the Seller Entities are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with Seller’s past practices. (b) All Assets that are material to Seller’s business (subject to the Enforceability Exception), and are held under leases or subleases by any of the Seller Entities, are held under valid written Contracts enforceable in accordance with their respective terms, and to the Knowledge of Seller, each such Contract is in full force and effect. (c) The Seller Entities currently maintain insurance, including bankers’ blanket bonds, with insurers of recognized financial responsibility, in such amounts as management of Seller has reasonably determined to be prudent. None of the Seller Entities has received written notice from any insurance carrier that (i) any policy of insurance will be canceled or that coverage thereunder will be reduced or eliminated, (ii) premium costs with respect to such policies of insurance will be substantially increased, or (iii) similar coverage will be denied or limited or not extended or renewed with respect to any Seller Entity, any act or occurrence, or that any Asset, officer, director, employee or agent of any Seller Entity will not be covered by such insurance or bond. Except as disclosed in Section 4.10(c) of the Seller Disclosure Memorandum, there are presently no claims for amounts exceeding $50,000 individually or in the aggregate pending under such policies of insurance or bonds, and no written notices of claims in excess of such amounts have been given by any Seller Entity under such policies. Seller has made no claims, and no claims are contemplated to be made, under its directors’ and officers’ errors and omissions or other insurance or bankers’ blanket bond. (d) The Assets of the Seller Entities include all material Assets required by the Seller Entities to operate the business of the Seller Entities as presently conducted. All real and personal property which is material to the business of the Seller Entities that is leased or licensed by them is held pursuant to leases or licenses which are valid and enforceable in accordance with their respective terms (subject to the Enforceability Exception) and, to the Knowledge of Seller, such leases and licenses will not terminate or lapse prior to the Effective Time or thereafter by reason

20 of completion of any of the transactions contemplated hereby. To the Knowledge of Seller, all improved real property owned or leased by the Seller Entities is in material compliance with all applicable Laws, and Seller has received no notice of any failure to materially comply with applicable Laws with respect to any such owned or leased real property. (e) Each Seller Entity has fee simple title to all the real property assets reflected in Seller’s latest audited consolidated balance sheet as being owned by a Seller Entity or acquired after the date thereof (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business) (the “Seller Realty”), free and clear of all Liens of any nature whatsoever, except (i) statutory Liens securing payments not yet due, (ii) Liens for real property or ad valorem taxes not yet delinquent (or being contested in good faith and for which adequate reserves have been established), (iii) zoning, easements, covenants, restrictions, minor encroachments or other survey defects, rights of way and other similar encumbrances and matters of record that do not materially adversely affect the use of the properties or assets subject thereto or affected thereby as used by a Seller Entity on the date hereof or otherwise materially impair business operations at such properties, as conducted by a Seller Entity on the date hereof and (iv) such imperfections or irregularities of title or Liens as do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties as used on the date hereof. (f) All real property with respect to which a Seller Entity is a lessee is disclosed in Section 4.10(f) of the Seller Disclosure Memorandum (the “Seller Leased Real Properties”). The Seller Realty and the Seller Leased Real Properties are in material compliance with all applicable building, fire, zoning (or are legal nonconforming uses allowed under applicable zoning Laws) and other applicable Laws, and with all deed restrictions of record, no written notice of any material violation or material alleged violation thereof has been received in the past three (3) years that has not been resolved, and there are no proposed changes therein that would materially and adversely affect the Seller Realty, the Seller Leased Real Properties, or their current uses. Seller has no Knowledge of any pending change in the zoning of, or of any pending condemnation proceeding with respect to, any of the Seller Realty or the Seller Leased Real Properties which may materially and adversely affect the Seller Realty or the Seller Leased Real Properties or the current use by a Seller Entity thereof. 4.11 Intellectual Property. Except as disclosed in Section 4.11 of the Seller Disclosure Memorandum, each Seller Entity owns or has a license to use all of the Intellectual Property used by such Seller Entity in the course of its business, including sufficient rights in each copy possessed by each Seller Entity. Each Seller Entity is the owner of or has a license to any Intellectual Property sold or licensed to a third party by such Seller Entity in connection with such Seller Entity’s business operations, and such Seller Entity has the right to convey by sale or license any Intellectual Property so conveyed. To the Knowledge of Seller, no Seller Entity is in material Default under any of its Intellectual Property licenses. No Litigation has been instituted, or are pending or, to the Knowledge of Seller, threatened, which challenge the rights of any Seller Entity with respect to Intellectual Property used, sold, or licensed by such Seller Entity in the course of its business, nor has any person claimed or alleged any rights to such Intellectual Property. To the Knowledge of Seller, the

21 conduct of the business of the Seller Entities does not infringe any Intellectual Property of any other Person. Except as disclosed in Section 4.11 of the Seller Disclosure Memorandum, no Seller Entity is obligated to pay any recurring royalties to any Person with respect to any such Intellectual Property, other than any license or maintenance fees specified in a license agreement with such party. Seller does not have any Contracts with its directors, officers, or employees which require such officer, director, or employee to assign any interest in any Intellectual Property to a Seller Entity and to keep confidential any trade secrets, proprietary data, customer information, or other business information of a Seller Entity. To the Knowledge of Seller and except as stated in a Seller Benefit Plan, no such officer, director, or employee is party to any Contract with any Person other than a Seller Entity which requires such officer, director, or employee to assign any interest in any Intellectual Property to any Person other than a Seller Entity or to keep confidential any trade secrets, proprietary data, customer information, or other business information of any Person other than a Seller Entity. No officer, director, or employee of any Seller Entity is party to any confidentiality, non-solicitation, noncompetition, or other Contract which restricts or prohibits such officer, director, or employee from engaging in activities competitive with any Person, including any Seller Entity. 4.12 Environmental Matters. (a) Seller has delivered, or caused to be delivered or made available to Buyer true and complete copies of all environmental site assessments, test results, analytical data, boring logs, permits for storm water, wetlands fill, or other environmental permits for construction of any building, parking lot, or other improvement, and other environmental reports and studies as they exist in the possession of any Seller Entity relating to its Participation Facilities and Operating Properties. To the Knowledge of Seller, there are no material violations of Environmental Laws on properties that secure loans made by Seller or the Bank. (b) Each Seller Entity and, to the Knowledge of Seller, its Participation Facilities, and its Operating Properties are, and have been, in compliance with Environmental Laws in all material respects. (c) There is no Litigation pending, and Seller has received no written notice of any threatened environmental enforcement action, investigation, or Litigation before any Governmental Authority or other forum in which any Seller Entity or any of its Participation Facilities or Operating Properties (or Seller in respect of such Participation Facility or Operating Property) has been or, with respect to threatened Litigation, may be named as a defendant (i) for alleged noncompliance with or Liability under any Environmental Law, or (ii) relating to the release, discharge, spillage, or disposal into the environment of any Hazardous Material at a site currently or formerly owned, leased, or operated by any Seller Entity or any of its Participation Facilities or Operating Properties. (d) To the Knowledge of Seller, during and prior to the period of (i) any Seller Entity’s ownership or operation of any of their respective current properties, (ii) any Seller Entity’s participation in the management of any Participation Facility, or (iii) any Seller Entity’s holding of a security interest in any Operating Property, there have been no releases, discharges, spillages, or disposals of Hazardous Material in, on, under, or affecting such properties. To the Knowledge

22 of Seller, during and prior to the period of (x) Seller Entity’s ownership or operation of any of their respective current properties, (y) any Seller Entity’s participation in the management of any Participation Facility, or (z) any Seller Entity’s holding of a security interest in any Operating Property, there have been no material violations of any Environmental Laws with respect to such properties, including but not limited to unauthorized alterations of wetlands. (e) Notwithstanding any other provision herein, the representations and warranties contained in Section 4.12(a) to (d) above constitute the sole representations and warranties of each Seller Entity with respect to its compliance, or the compliance of its Operating Property, Participation Facilities or any properties now or previously owned or operated, with Environmental Laws or Permits or with respect to the presence of Hazardous Material. 4.13 Compliance with Laws. (a) Seller is a bank holding company duly registered and in good standing as such with the Federal Reserve. The Bank is a state chartered commercial bank in good standing with the SCBFI. (b) Compliance with Permits, Laws and Orders. (i) Each of the Seller Entities has in effect all Permits and has made all filings, applications, and registrations with Governmental Authorities that are required for it to own, lease, or operate its assets and to carry on its business as now conducted, and to the Knowledge of Seller, there has occurred no Default under any such Permit applicable to their respective businesses or employees conducting their respective businesses. (ii) To the Knowledge of Seller, none of the Seller Entities is in material Default under any Laws or Orders applicable to its business or employees conducting its business. (iii) None of the Seller Entities has received any notification or communication from any Governmental Authority (A) asserting that Seller or any of its Subsidiaries is in Default under any of the Permits, Laws, or Orders which such Governmental Authority enforces, (B) threatening to revoke any Permits, or (C) requiring or requesting Seller or any of its Subsidiaries (x) to enter into or Consent to the issuance of a cease and desist Order, formal agreement, directive, commitment, or memorandum of understanding, or (y) to adopt any resolution of its board of directors or similar undertaking. (iv) Except as disclosed in Section 4.13(b) of the Seller Disclosure Memorandum, there (A) is no material unresolved violation, criticism, or exception by any Governmental Authority with respect to any report or statement relating to any examinations or inspections of Seller or any of its Subsidiaries, (B) are no written notices or correspondence received by Seller with respect to pending formal or informal inquiries by, or disagreements with, any Governmental Authority with respect to Seller’s or any of Seller’s Subsidiaries’ business, operations, policies, or procedures, and (C) is not any pending or threatened, nor has any Governmental Authority indicated an intention to conduct any, investigation or review of Seller or any of its Subsidiaries.

23 (v) None of the Seller Entities nor, to the Knowledge of Seller, any of its directors, officers, employees, or Representatives acting on its behalf has offered, paid, or agreed to pay any Person, including any Government Authority, directly or indirectly, anything of value for the purpose of, or with the intent of obtaining or retaining any business in violation of applicable Laws, including (A) using any corporate funds for any unlawful contribution, gift, entertainment, or other unlawful expense relating to political activity, (B) making any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (C) violating any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (D) making any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment. (vi) Each Seller Entity has complied in all material respects with all requirements of Law under the Bank Secrecy Act and the USA Patriot Act, and each Seller Entity has timely filed all reports of suspicious activity, including those required under 12 C.F.R. §353.3. (vii) Each Seller Entity’s collection and use of individually identifiable personal information relating to an identifiable or identified natural person (“IIPI”) complies in all material respects with the Fair Credit Reporting Act and the Gramm-Leach-Bliley Act. (viii) Notwithstanding the foregoing, in no event shall this Section 4.13 require the disclosure of confidential supervisory information, as such limitation is set forth in Section 10.12(b). 4.14 Labor Relations. (a) No Seller Entity is the subject of any Litigation asserting that it or any other Seller Entity has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state Law) or other violation of state or federal labor Law or seeking to compel it or any other Seller Entity to bargain with any labor organization or other employee representative as to wages or conditions of employment, nor is any Seller Entity a party to any collective bargaining agreement or subject to any bargaining order, injunction, or other Order relating to Seller’s relationship or dealings with its employees, any labor organization or any other employee representative. There is no strike, slowdown, lockout, or labor dispute involving any Seller Entity pending or, to the Knowledge of Seller, threatened, and there have been no such actions or disputes in the past five (5) years. To the Knowledge of Seller, there has not been any attempt by any Seller Entity employees or any labor organization or other employee representative to organize or certify a collective bargaining unit or to engage in any other union organization activity with respect to the workforce of any Seller Entity. (b) Except as disclosed in Section 4.14(b) of the Seller Disclosure Memorandum, employment of each employee and the engagement of each independent contractor of each Seller Entity is terminable at will by the relevant Seller Entity without (i) any penalty, liability, or severance obligation incurred by any Seller Entity, (ii) and in all cases without prior Consent by any Governmental Authority. No Seller Entity will owe any amounts to any of its employees or independent contractors as of the Closing Date, other than for wages, bonuses, vacation pay, sick

24 leave, mileage reimbursement obligations, or benefits pursuant to the Seller Benefit Plans, incurred and paid in the ordinary course in accordance with past practice and not as a result of the transactions contemplated by this Agreement, except as disclosed in Section 4.14(b) of the Seller Disclosure Memorandum. (c) All of the employees employed in the United States are either United States citizens or are, to the Knowledge of Seller, legally entitled to work in the United States under the Immigration Reform and Control Act of 1986, as amended, other United States immigration Laws and the Laws related to the employment of non-United States citizens applicable in the state in which the employees are employed. (d) No Seller Entity has effectuated (i) a “plant closing” (as defined in the Worker Adjustment and Retraining Notification Act (the “WARN Act”)) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of any Seller Entity; or (ii) a “mass layoff” (as defined in the WARN Act) affecting any site of employment or facility of any Seller Entity; and no Seller Entity has been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local Law. None of any Seller Entity’s employees has suffered an “employment loss” (as defined in the WARN Act) since six (6) months prior to the Closing Date. (e) Section 4.14(e) of the Seller Disclosure Memorandum contains a list of all independent contractors of each Seller Entity (separately listed by Seller Entity), and each such Person meets the standard for an independent contractor under all Laws (including Treasury Regulations under the Code and federal and state labor and employment Laws), and no such Person is an employee of any Seller Entity under any applicable Law. 4.15 Employee Benefit Plans. (a) Seller has disclosed in Section 4.15(a) of the Seller Disclosure Memorandum, and has delivered or made available to Buyer prior to the execution of this Agreement, (i) copies of each Employee Benefit Plan currently adopted, maintained by, sponsored in whole or in part by, or contributed or required to be contributed to by any Seller Entity or any ERISA Affiliate thereof for the benefit of employees, former employees, officers, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries or under which employees, former employees, officers, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (each, a “Seller Benefit Plan,” and collectively, the “Seller Benefit Plans”) and (ii) a list of each Employee Benefit Plan that is not identified in (i) above but for which any Seller Entity or any ERISA Affiliate thereof has any direct or indirect obligation or Liability. Any of the Seller Benefit Plans that is an “employee pension benefit plan,” as that term is defined in ERISA Section 3(2), is referred to herein as a “Seller ERISA Plan.” Each Seller ERISA Plan that is also a “defined benefit plan” (as defined in Code Section 414(j)) is referred to herein as a “Seller Pension Plan,” and is identified as such in Section 4.15(a) of the Seller Disclosure Memorandum. (b) Seller has delivered or made available to Buyer prior to the execution of this Agreement, to the extent applicable, (i) the governing plan documents for all Seller Benefit Plans, including

25 all trust agreements or other funding arrangements, and all amendments thereto (or, if such Seller Benefit Plan is not written, an accurate description of the material terms thereof), (ii) the most recent determination letters, opinion or advisory letters for each Seller Benefit Plan intended to be qualified under Section 401(a) of the Code, and all rulings, information letters or advisory opinions issued by the United States Internal Revenue Service (“IRS”), the United States Department of Labor (“DOL”) or the Pension Benefit Guaranty Corporation (“PBGC”) to any Seller Benefit Plan during 2026 or any of the preceding three (3) calendar years, (iii) any filing or documentation (whether or not filed with the IRS) where corrective action was taken in connection with the IRS EPCRS program set forth in IRS Revenue Procedure 2019-19 (or its predecessor or successor rulings), (iv) annual reports or returns, audited or unaudited financial statements, actuarial reports, and valuations prepared for any Employee Benefit Plan for the current plan year and the three (3) preceding plan years, (v) the most recent summary plan description for each Seller Benefit Plan and any material modifications thereto, and (vi) all material correspondence from or to the IRS, DOL, or PBGC regarding any Seller Benefit Plan received or sent during 2026 or any of the preceding three (3) calendar years. (c) Each Seller Benefit Plan is in material compliance with the terms of such Seller Benefit Plan and in compliance with all applicable Laws, including the Code and ERISA. Each Seller ERISA Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter or opinion from the IRS or, in the alternative, appropriately relies upon a favorable determination letter issued to a prototype plan under which the Seller ERISA Plan has been adopted and, to the Knowledge of Seller, there are no circumstances likely to result in revocation of any such favorable determination letter. Seller has not received any written communication from any Governmental Authority questioning or challenging the compliance of any Seller Benefit Plan with applicable Laws. No Seller Benefit Plan is currently being audited by any Governmental Authority for compliance with applicable Laws or has been audited with a determination by any Governmental Authority that the Seller Benefit Plan failed to comply with applicable Laws. (d) There has been no material oral or written representation or communication with respect to any aspect of the Employee Benefit Plans made to employees of any Seller Entity which is not in all material respects in accordance with the written or otherwise preexisting terms and provisions of such plans. Neither Seller, any Seller Entity, nor, to the Knowledge of Seller, any administrator or fiduciary of any Seller Benefit Plan (or any agent of any of the foregoing) has engaged in any transaction, or acted or failed to act in any manner, which could subject Seller, any Seller Entity, Buyer or Buyer Bank to any direct or indirect Liability (by indemnity or otherwise) for breach of any fiduciary, co-fiduciary, or other duty under ERISA. There are no unresolved claims or disputes under the terms of, or in connection with, Seller Benefit Plans other than claims for benefits which are payable in the ordinary course of business consistent with the terms of the applicable plan, and no action, proceeding, prosecution, inquiry, hearing, or investigation has been commenced with respect to any Seller Benefit Plan other than routine claims for benefits. (e) All Seller Benefit Plan documents and annual reports or returns, audited or unaudited financial statements, actuarial valuations, summary annual reports, and summary plan descriptions issued with respect to the Seller Benefit Plans are correct and complete in all material respects, to the extent applicable, have been timely filed with the IRS, the DOL, or PBGC, and distributed to

26 participants of the Seller Benefit Plans (as required by Law), and there have been no material misstatements or omissions in the information set forth therein. (f) To the Knowledge of Seller, no “party in interest” (as defined in ERISA Section 3(14)) or “disqualified person” (as defined in Code Section 4975(e)(2)) of any Seller Benefit Plan has engaged in any nonexempt “prohibited transaction” (as described in Code Section 4975(c) or ERISA Section 406). (g) No Seller Entity nor any of its ERISA Affiliates has, or ever has had, any obligation or Liability in connection with, a Seller Pension Plan, or any plan that is or was subject to Code Section 412, ERISA Section 302 or Title IV of ERISA, or any multiemployer plan (as defined in Sections 4001(a)(3) or 3(37) of ERISA). (h) No material Liability under Title IV of ERISA has been or is expected to be incurred by any Seller Entity or any ERISA Affiliate thereof, and no event has occurred that could reasonably result in Liability under Title IV of ERISA being incurred by any Seller Entity or any ERISA Affiliate thereof with respect to any ongoing, frozen, terminated, or other single-employer plan of any Seller Entity or the single-employer plan of any ERISA Affiliate. Except as may arise in connection with the transactions contemplated by this Agreement, there has been no “reportable event,” within the meaning of ERISA Section 4043, for which the 30-day reporting requirement has not been waived by any ongoing, frozen, terminated or other single employer plan of Seller or of an ERISA Affiliate. (i) Except as disclosed in Section 4.15(i) of the Seller Disclosure Memorandum, or required under Part 6 of ERISA or Code Section 4980B or similar state law, no Seller Entity has any material Liability or obligation for retiree or post-termination of employment or services health or life benefits under any of the Seller Benefit Plans, or other plan or arrangement, and there are no restrictions on the Rights of such Seller Entity to unilaterally amend or terminate any and all such retiree or post-termination of employment or services health or benefit plan without incurring any Liability or obtaining any consent or waiver. No Tax under Code Sections 4980B or 5000 has been incurred with respect to any Seller Benefit Plan or other plan or arrangement, and to the Knowledge of Seller, no circumstance exists that could give rise to such Taxes. (j) Except as disclosed in Section 4.15(j) of the Seller Disclosure Memorandum, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby (whether alone or in connection with any other event) will (i) result in any payment (including severance, unemployment compensation, “excess parachute payment” as defined under Code Section 280G, or otherwise) becoming due from any Seller Entity under any Seller Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any Seller Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit, or any benefit under any life insurance owned by any Seller Entity or the Rights of any Seller Entity in, to or under any insurance on the life of any current or former officer, director, or employee of any Seller Entity, or change any rights or obligations of any Seller Entity with respect to such insurance.

27 (k) Section 4.15(k) of the Seller Disclosure Memorandum sets forth, if applicable, preliminary calculations, based on assumptions set forth therein, of the following: (i) the amount of all payments and benefits to which each individual set forth on such Seller Disclosure Memorandum is entitled to receive (as determined based on the valuation principles and methodologies described in Section 280G of the Code and the Treasury Regulations promulgated thereunder), pursuant to all employment, severance, deferred compensation, supplemental retirement, salary continuation, bonus, change in control, and all other agreements, plans and arrangements, in connection with a termination of employment before or following, or otherwise in connection with or contingent upon, the transactions contemplated under this Agreement (for the avoidance of doubt, excluding payments or benefits in respect of vested equity awards) (each such total amount in respect of each such individual, the “Change in Control Benefit”), other than the payment any such individual shall otherwise be entitled to receive as a gross-up payment in respect of any excise tax imposed on the individual pursuant to Section 4999 of the Code as calculated pursuant to the applicable agreement (any each such payment, a “Gross-Up Payment”); (ii) the amount of any Gross-Up Payment payable to each such individual; and (iii) the aggregate amount of all Change in Control Benefits and Gross-Up Payments. (l) Except as disclosed in Section 4.15(l) of the Seller Disclosure Memorandum, no Seller Benefit Plan is or has been funded by, associated with, or related to a “voluntary employee’s beneficiary association” within the meaning of Section 501(c)(9) of the Code, a “welfare benefit fund” within the meaning of Section 419 of the Code, a “qualified asset account” within the meaning of Section 419A of the Code or a “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA. The actuarial present values of all accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of any Seller Entity and their respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans, whether or not subject to the provisions of Code Section 412 or ERISA Section 302, have been reflected on the Seller Financial Statements in all material respects to the extent required by and in accordance with GAAP. (m) Each Seller Benefit Plan that is a “nonqualified deferred compensation plan” (within the meaning of Section 409A of the Code) has been operated in compliance with Section 409A of the Code and the guidance issued by the IRS with respect to such plans or is not required to comply therewith due to its grandfathered status under Section 409A of the Code. (n) All individuals who render services to any Seller Entity and who are authorized to participate in a Seller Benefit Plan pursuant to the terms of such Seller Benefit Plan are in fact eligible to and authorized to participate in such Seller Benefit Plan. All Seller Entities have, for purposes of the Benefit Plans and all other purposes, correctly classified all individuals performing services for such Seller Entity as common law employees, independent contractors, or agents, as applicable. (o) Neither Seller nor any of its ERISA Affiliates has had an “obligation to contribute” (as defined in ERISA Section 4212) to, or other obligations or Liability in connection with, a “multiemployer plan” (as defined in ERISA Sections 4001(a)(3) or 3(37)(A)) or any employee pension benefit plan within the meaning of ERISA Section 3(2) that is subject to Section 412 of

28 the Code or Section 302 of ERISA or a multiple employer plan within the meaning of Section 413(c) of the Code or ERISA Sections 4063, 4064, or 4066. (p) Except as disclosed in Section 4.15(p) of the Seller Disclosure Memorandum, there are no payments or changes in terms due to any insured person as a result of this Agreement, the Merger or the transactions contemplated herein, under any bank-owned, corporate-owned split dollar life insurance, other life insurance, or similar arrangement or Contract, and the Surviving Corporation shall, upon and after the Effective Time, succeed to and have all the rights in, to and under such life insurance Contracts as Seller presently holds. Each Seller Entity will, upon the execution and delivery of this Agreement, and will continue to have until the Effective Time, notwithstanding this Agreement or the consummation of the transaction contemplated hereby, all ownership rights and interest in all corporate or bank-owned life insurance. (q) Each Seller ERISA Plan that is intended to qualify under Section 401(a) of the Code so qualifies, and its related trust is tax exempt under Section 501(a) of the Code, and, to the Knowledge of Seller, no event has occurred and no condition exists that could cause the loss of such qualified or tax exempt status. (r) Except as disclosed in Section 4.15(r) of the Seller Disclosure Memorandum, with respect to each Seller Pension Plan, (i) all contributions required to be made under Sections 412 and 430 of the Code with respect to such Seller Pension Plan have been made timely, (ii) there has been no application for any waiver of the minimum funding standards imposed by Section 412 of the Code, and such minimum funding standards have been met to date, and (iii) there is not any “amount of unfunded benefit liabilities” as defined in Section 4001(a)(18) of ERISA under such Seller Pension Plan. (s) Each Seller Benefit Plan may be amended or terminated by Seller without the consent of any Person. (t) Except as disclosed in Section 4.15(t) of the Seller Disclosure Memorandum, no Seller Benefit Plan that is described in ERISA Section 3(2) is involved or connected with any fund or other investment that has or involves any early termination, market value adjustment or other similar fee, payment requirement, or other charge. 4.16 Material Contracts. (a) Except as disclosed in Section 4.16(a) of the Seller Disclosure Memorandum or the Seller Financial Statements, as of the date of this Agreement, none of the Seller Entities, nor any of their respective Assets, businesses, or operations, is a party to, or is bound or affected by, or receives benefits under, (i) any employment, bonus, severance, termination, consulting, or retirement Contract, (ii) any Contract relating to the borrowing of money by any Seller Entity or the guarantee by any Seller Entity of any such obligation (other than Contracts evidencing the creation of deposit liabilities, endorsements or guarantees in connection with presentation of items for collection (e.g., personal or business checks), purchases of federal funds, advances from the Federal Reserve or Federal Home Loan Bank, entry into repurchase agreements fully secured by U.S. government securities or U.S. government agency securities, advances of depository

29 institution subsidiaries incurred in the ordinary course of Seller’s business, and trade payables and Contracts relating to borrowings or guarantees made in the ordinary course of Seller’s business), (iii) any Contract which prohibits or restricts any Seller Entity or any personnel of a Seller Entity from engaging in any business activities in any geographic area, line of business, or otherwise in competition with any other Person, (iv) any Contract involving Intellectual Property (other than Contracts entered into in the ordinary course with customers or “shrink-wrap” software licenses), (v) any Contract relating to the provision of data processing, network communication, or other technical services to or by any Seller Entity, (vi) any Contract relating to the purchase or sale of any goods or services (other than Contracts entered into in the ordinary course of business and involving payments under any individual Contract or series of contracts not in excess of $75,000 per annum), (vii) any Contract for the lease of material Assets, and (viii) any exchange-traded or over-the-counter swap, forward, future, option, cap, floor, or collar financial Contract, or any other interest rate or foreign currency protection Contract or any Contract that is a combination thereof not included on its balance sheet (the “Seller Contracts”). (b) With respect to each Seller Contract and except as disclosed in Section 4.16(b) of the Seller Disclosure Memorandum: (i) the Contract is in full force and effect; (ii) no Seller Entity is in material Default thereunder; (iii) no Seller Entity has repudiated or waived any material provision of any such Contract; (iv) no other party to any such Contract is in Default in any respect or has repudiated or waived each material provision thereunder; and (v) no Consent which has not been or will not be obtained is required by a Contract for the execution, delivery, or performance of this Agreement, the consummation of the Merger or the other transactions contemplated hereby. Section 4.16(b) of the Seller Disclosure Memorandum lists every Consent required by any Contract involving an amount in excess of $75,000. All of the indebtedness of any Seller Entity for money borrowed (other than deposit liabilities, purchases of federal funds, advances from the Federal Reserve or Federal Home Loan Bank, repurchase agreements fully secured by U.S. government securities or U.S. government agency securities, advances of depository institution Subsidiaries incurred in the ordinary course of Seller’s business, and trade payables and Contracts relating to borrowings or guarantees made in the ordinary course of Seller’s business) is prepayable at any time by such Seller Entity without penalty, premium or charge, except as specified in Section 4.16(b) of the Seller Disclosure Memorandum. 4.17 Privacy of Customer Information. (a) For the purposes contemplated by this Agreement, each Seller Entity has valid rights to use and transfer to Buyer or Buyer Bank all IIPI relating to customers, former customers, and prospective customers that will be transferred to Buyer or Buyer Bank pursuant to this Agreement. (b) Each Seller Entity’s collection and use of such IIPI complies in all material respects with Seller’s Gramm-Leach-Bliley privacy notice, the Gramm-Leach-Bliley Act, and the Fair Credit Reporting Act, and the transfer of such IIPI to Buyer or Buyer Bank pursuant to this Agreement complies in all material respects with the Gramm-Leach-Bliley Act and the Fair Credit Reporting Act.

30 4.18 Legal Proceedings. Except as disclosed in Section 4.18 of the Seller Disclosure Memorandum, there is no Litigation instituted or pending, or, to the Knowledge of Seller, threatened (or unasserted but considered probable of assertion) against any Seller Entity, against any director, officer, employee, or agent of any Seller Entity in their capacities as such or with respect to any service to or on behalf of any Employee Benefit Plan or any other Person at the request of the Seller Entity or Employee Benefit Plan of any Seller Entity, or against any Asset, interest, or right of any of them, nor are there any Orders or judgments outstanding against any Seller Entity. No claim for indemnity has been made or, to the Knowledge of Seller, threatened by any director, officer, employee, independent contractor, or agent to any Seller Entity and, to the Knowledge of Seller, no basis for any such claim exists. 4.19 Reports. Except for immaterial late filings or as otherwise disclosed in Section 4.19 of the Seller Disclosure Memorandum, since January 1, 2024, each Seller Entity has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with Governmental Authorities. As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of their respective dates, such reports and documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, in no event shall this Section 4.19 require the disclosure of confidential supervisory information, as such limitation is set forth in Section 10.12(b). 4.20 Investment Securities; Equity Ownership. Section 4.20 of the Seller Disclosure Memorandum sets forth as of May 31, 2026, the Seller Investment Securities, as well as any purchases or sales of Seller or any Seller Entity Investment Securities between December 31, 2025 to and including May 31, 2026, reflecting with respect to all such securities, whenever purchased or sold, descriptions thereof, CUSIP numbers, designations as securities “available for sale” or securities “held to maturity” (as those terms are used in ASC 320), book values, fair values and coupon rates, and any gain or loss with respect to any Seller Investment Securities sold during such time period between December 31, 2025 to and including May 31, 2026. Neither Seller nor any Seller Entity owns any of the outstanding equity of any savings bank, savings and loan association, savings and loan holding company, credit union, bank or bank holding company, insurance company, mortgage or loan broker or any other financial institution other than the Bank. 4.21 Extensions of Credit to, and Transactions with, Executive Officers and Directors. Seller and the Seller Subsidiaries are in compliance with Federal Reserve Regulation O in all material respects. Section 4.21 of the Seller Disclosure Memorandum sets forth a list of all extensions of credit as of the date hereof by Seller or any of the Seller Subsidiaries to any directors,

31 executive officers, and principal shareholders (as such terms are defined in Regulation O of the Federal Reserve (12 C.F.R. Part 215)) of Seller or any of the Seller Subsidiaries. There are no employee, officer, director, or other affiliate loans on which the borrower is paying a rate other than that reflected in the note or other relevant credit or security agreement or on which the borrower is paying a rate which was below market rate for similar extensions of credit to similarly situated borrowers at the time the extensions of credit was originated. All such extensions of credit are and were originated in compliance in all material respects with all applicable laws. Except as disclosed in Section 4.21 of the Seller Disclosure Memorandum, no director or executive officer of Seller or the Bank, or any “associate” (as such term is defined in Rule 14a-1 under the Exchange Act) or related interest of any such Person, has any interest in any contract or property (real or personal, tangible or intangible) used in, or pertaining to, the business of Seller or the Bank. 4.22 Approvals. No Seller Entity nor, to the Knowledge of Seller, any Affiliate thereof, has taken or agreed to take any action or has any Knowledge of any fact or circumstance that is reasonably likely to materially impede or delay receipt of any required Consents or result in the imposition of a Burdensome Condition. No Seller Entity is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been ordered to pay any civil penalty by, or is a recipient of any supervisory letter from, or has adopted any board resolutions at the request or suggestion of any Regulatory Authority or other Governmental Authority that restricts the conduct of its business or that relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies, its management or its business (any such agreement, memorandum of understanding, letter, undertaking, order, directive or resolutions, whether or not set forth in the Seller Disclosure Memorandum (a “Seller Regulatory Agreement”), nor are there any pending or, to the Knowledge of Seller, threatened regulatory investigations or other actions by any Regulatory Authority or other Governmental Authority that could reasonably be expected to lead to the issuance of any Seller Regulatory Agreement. Notwithstanding the foregoing, in no event shall this Section 4.22 require the disclosure of confidential supervisory information, as such limitation is set forth in Section 10.12(b). 4.23 Takeover Laws and Provisions. Each Seller Entity has taken all necessary action, if any, to exempt the transactions contemplated by this Agreement from, or if necessary to challenge the validity or applicability of, any applicable “moratorium,” “fair price,” “business combination,” “control share,” or other anti- takeover Laws (collectively, “Takeover Laws”). 4.24 Brokers and Finders; Opinion of Financial Advisor. Except for the Seller Financial Advisor, neither Seller nor its Subsidiaries, or any of their respective officers, directors, employees, or Representatives, has employed any broker, finder, or investment banker or incurred any Liability for any financial advisory fees, investment bankers fees, brokerage fees, commissions, or finder’s or other such fees in connection with this Agreement

32 or the transactions contemplated hereby. Section 4.24 of the Seller Disclosure Memorandum lists the fees and expenses that are currently owed to the Seller Financial Advisor and that will be owed to Seller Financial Advisor as a result of transactions contemplated by this Agreement and includes a copy of the Seller Financial Advisor’s engagement letter. Seller’s board of directors has received the opinion (which, if initially rendered verbally, has been or will be confirmed by a written opinion, dated the same date) of the Seller Financial Advisor to the effect that, as of the date of such opinion, and based upon and subject to the factors, assumptions and limitations set forth therein, the Merger Consideration is fair, from a financial point of view, to the holders of Seller Stock, a signed copy of which has been or will be delivered to Buyer solely for informational purposes. 4.25 Deposit Insurance. The deposits of the Bank are insured by the DIF in accordance with the FDIA to the fullest extent permitted by Law, and the Bank has paid all premiums and assessments and filed all reports required by the FDIA. No proceedings for the revocation or termination of such deposit insurance are pending or, to Seller’s Knowledge, threatened. 4.26 Community Reinvestment Act, Anti-Money Laundering and Customer Information Security. Neither Seller nor any of its Subsidiaries is a party to any agreement with any individual or group regarding Community Reinvestment Act matters, and neither Seller nor any of its subsidiaries has Knowledge that any facts or circumstances exist which would cause Seller or any of its Subsidiaries: (i) to be deemed not to be in satisfactory compliance with the Community Reinvestment Act, or to be assigned a rating for Community Reinvestment Act purposes by federal or state bank regulators of lower than “satisfactory”; or (ii) to be deemed to be operating in violation of the Bank Secrecy Act and its implementing regulations (31 C.F.R. Part 103), the USA PATRIOT Act, any order issued with respect to anti-money laundering by the U.S. Department of the Treasury’s Office of Foreign Assets Control, or any other applicable anti-money laundering Laws; or (iii) to be deemed not to be in satisfactory compliance with the applicable privacy of customer information requirements contained in any federal and state privacy Laws, including, without limitation, in title V of the Gramm-Leach-Bliley Act of 1999 and regulations promulgated thereunder. Furthermore, the boards of directors of Seller and its Subsidiaries have implemented anti-money laundering programs that contain adequate and appropriate customer identification verification procedures that have not been deemed ineffective by any Governmental Authority and that meet the requirements of Sections 352 and 326 of the USA PATRIOT Act. 4.27 Trust Business; Administration of Fiduciary Accounts. Neither Seller nor any of its Subsidiaries has offered or engaged in providing any individual or corporate trust services or administers any accounts for which it acts as a fiduciary, including, but not limited to, any accounts in which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor.

33 4.28 Investment Management and Related Activities. Except as set forth in Section 4.28 of the Seller Disclosure Memorandum, none of Seller, any Seller Subsidiary or any of their respective directors, officers or employees (as a result of their activities for and on behalf of Seller or any Seller Subsidiary) is required to be registered, licensed or authorized under the Laws of any Governmental Authority as an investment adviser, a broker or dealer, an insurance agency, a commodity trading adviser, a commodity pool operator, a futures commission merchant, an introducing broker, a registered representative or associated Person, investment adviser representative or solicitor, a counseling officer, an insurance agent, a sales person or in any similar capacity with a Governmental Authority. 4.29 Board of Directors Recommendation. Seller’s board of directors, at a meeting duly called and held, has by unanimous vote of the directors present (i) adopted this Agreement and approved the transactions contemplated hereby, including the Merger and the transactions contemplated hereby and thereby, and has determined that, taken together, they are fair to and in the best interests of Seller’s shareholders, and (ii) resolved, subject to the terms of this Agreement, to recommend that the holders of the shares of Seller Stock approve this Agreement, the Merger, and the related transactions and to call and hold a meeting of Seller’s shareholders at which this Agreement, the Merger, and the related transactions shall be submitted to the holders of the shares of Seller Stock for approval. 4.30 Statements True and Correct. (a) No representation or warranty by Seller in this Agreement and no statement contained in the Seller Disclosure Memorandum or any certificate, instrument, or other writing furnished or to be furnished by any Seller Entity or any Affiliate thereof to Buyer pursuant to this Agreement or any other document, agreement, or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. (b) None of the information supplied or to be supplied by any Seller Entity or any Affiliate thereof for inclusion in the Registration Statement to be filed by Buyer with the SEC will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any Seller Entity or any Affiliate thereof for inclusion in the Proxy Statement/Prospectus to be delivered to Seller’s shareholders in connection with Seller’s Shareholders’ Meeting, and any other documents to be filed by any Seller Entity or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement/Prospectus, when first mailed or delivered to the shareholders of Seller be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement/Prospectus or any amendment thereof or supplement thereto, at the time of Seller’s Shareholders’ Meeting be false or misleading with respect to any material

34 fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for Seller’s Shareholders’ Meeting. (c) All documents that any Seller Entity or any Affiliate thereof is responsible for filing with any Governmental Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law. 4.31 Delivery of Seller Disclosure Memorandum. Seller has delivered to Buyer a complete Seller Disclosure Memorandum herewith. 4.32 No Additional Representations. Except for the representations and warranties specifically set forth in Article IV of this Agreement, neither Seller nor any of its Affiliates or Representatives, nor any other Person, makes or shall be deemed to make any representation or warranty to Buyer, express or implied, at law or in equity, with respect to the transactions contemplated hereby, and Seller hereby disclaims any such representation or warranty by Seller or any of its officers, directors, employees, agents, or representatives, or any other Person . ARTICLE V REPRESENTATIONS AND WARRANTIES OF BUYER Buyer represents and warrants to Seller, except as set forth on the Buyer Disclosure Memorandum, as follows: 5.1 Organization, Standing, and Power. Buyer is a corporation duly organized, validly existing, and in good standing under the Laws of the State of North Carolina and is a bank holding company within the meaning of the BHCA. Buyer Bank is a banking corporation duly organized, validly existing and in good standing under the Laws of the State of North Carolina. Each of Buyer and Buyer Bank has the corporate power and authority to carry on its business as now conducted and to own, lease, and operate its Assets. Each of Buyer and Buyer Bank is duly qualified or licensed to transact business as a foreign corporation in good standing in the states of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Buyer Material Adverse Effect. Buyer Bank is an “insured institution” as defined in the FDIA and applicable regulations thereunder, and the deposits held by Buyer Bank are insured by the DIF to the fullest extent permitted by applicable Law.

35 5.2 Authority of Buyer; No Breach by Agreement. (a) Buyer has the corporate power and authority necessary (i) to execute, deliver, and, other than with respect to the Merger, perform this Agreement, and (ii) with respect to the Merger, upon the approval of the Merger, including any approvals referred to in Section 8.1(b) and Section 8.1(c), to perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Buyer, (including approval by at least a majority of the members of Buyer’s board of directors). Subject to any approvals referred to in Section 8.1(b) and Section 8.1(c) and the Enforceability Exception, this Agreement represents a legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. (b) Neither the execution and delivery of this Agreement by Buyer, nor the consummation by Buyer and Buyer Bank of the transactions contemplated hereby, nor compliance by Buyer and Buyer Bank with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of Buyer’s articles of incorporation or bylaws or the articles of incorporation or bylaws of any Buyer Subsidiary or any resolution adopted by the board of directors or the shareholders of any Buyer Entity, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any material Asset of any Buyer Entity under, any material Contract or any material Permit of any Buyer Entity, or (iii) subject to receipt of the requisite Consents referred to in Section 8.1(c), constitute or result in a Default under, or require any Consent pursuant to, any Law or Order applicable to any Buyer Entity or any of their respective material Assets (including any Buyer Entity or any Buyer Entity becoming subject to or liable for the payment of any Tax on any Assets owned by any Buyer Entity or any Buyer Entity being reassessed or revalued by any Regulatory Authority). (c) Except for (i) the filing of applications and notices with, and approval of such applications and notices from the Federal Reserve, the NC Commissioner and the SCBFI, (ii) the filing of any other required applications, filings, or notices with any other federal or state banking, insurance, or other regulatory or self-regulatory authorities, or any courts, administrative agencies or commissions or other Governmental Authorities and approval of or non-objection to such applications, filings, and notices, (iii) the filing with the SEC of the Registration Statement in which the Proxy Statement/Prospectus will be included, and declaration of effectiveness of the Registration Statement, (iv) the filing of the Articles of Merger with the Secretary of State of North Carolina and the South Carolina Secretary of State, (v) any consents, authorizations, approvals, filings, or exemptions in connection with compliance with the applicable provisions of federal and state securities Laws relating to the Merger, regulation of broker-dealers, investment advisers, or transfer agents, and federal commodities Laws relating to the regulation of futures commission merchants and the rules and regulations thereunder and of any applicable industry self-regulatory organization, and the rules and regulations of The Nasdaq Stock Market, (vi) any filings or notices that are required under consumer finance, mortgage banking and other similar Laws, and (vii) notices or filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, if any, no consents or approvals of or filings or registrations with any Governmental Authority are necessary in connection with the consummation by Buyer and Buyer Bank of the Merger and the other transactions contemplated by this Agreement. No consents or approvals of or filings or

36 registrations with any Governmental Authority are necessary in connection with the execution and delivery by Buyer of this Agreement. 5.3 Capital Stock. The authorized capital stock of Buyer consists of 60,000,000 shares of Buyer Common Stock, of which 41,388,103 shares are issued and outstanding as of the date of this Agreement, and 5,000,000 shares of Buyer preferred stock, of which no shares are issued and outstanding as of the date of this Agreement. All of the issued and outstanding shares of capital stock of Buyer are duly and validly issued and outstanding and are fully paid and non-assessable. Buyer Common Stock is listed for trading and quotation on the Nasdaq Global Select Market. None of the outstanding shares of capital stock of Buyer has been issued in violation of any preemptive rights of the current or past shareholders of Buyer. The shares of Buyer Common Stock to be issued in the Merger will be (i) duly authorized, validly issued, fully paid, and non-assessable; (ii) registered under the Securities Act; and (iii) listed for trading and quotation on the Nasdaq Global Select Market. 5.4 Exchange Act Filings; Financial Statements. (a) Buyer has timely filed all Exchange Act Documents required to be filed by Buyer since January 1, 2024 (together with all such Exchange Act Documents filed, whether or not required to be filed, the “Buyer Exchange Act Reports”). The Buyer Exchange Act Reports (i) at the time filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such amended or subsequent filing or, in the case of registration statements, at the effective date thereof), complied in all material respects with the applicable requirements of the Securities Laws and other applicable Laws and (ii) did not, at the time they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such amended or subsequent filing or, in the case of registration statements, at the effective date thereof) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Buyer Exchange Act Reports or necessary in order to make the statements in such Buyer Exchange Act Reports, in light of the circumstances under which they were made, not misleading. No Buyer Subsidiary is required to file any Exchange Act Documents. (b) Each of the Buyer Financial Statements (including, in each case, any related notes) contained in the Buyer Exchange Act Reports, including any Buyer Exchange Act Reports filed after the date of this Agreement until the Effective Time, complied or will comply as to form in all material respects with the applicable published rules and regulations of the Exchange Act with respect thereto, was or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim statements, as permitted by Form 10-Q of the Exchange Act), and fairly presented or will fairly present in all material respects the consolidated financial position of Buyer and its Subsidiaries as of the respective dates and the consolidated results of operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or will be subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.

37 (c) Buyer’s independent registered public accountants, which have expressed their opinion with respect to the Buyer Financial Statements included in Buyer’s Exchange Act Reports (including the related notes) are and have been throughout the periods covered by such Buyer Financial Statements (i) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act) (to the extent applicable during such period), (ii) “independent” with respect to Buyer within the meaning of Regulation S-X, and (iii) with respect to Buyer, in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and related Securities Laws. (d) Buyer maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act; such controls and procedures are effective to ensure that all material information concerning Buyer is made known on a timely basis to the individuals responsible for the preparation of Buyer’s Exchange Act Documents. 5.5 Absence of Undisclosed Liabilities. Neither Buyer nor any of the Buyer Subsidiaries has incurred any liability or obligation of any nature whatsoever (whether absolute, accrued, contingent, determined, determinable, or otherwise and whether due or to become due), except for (i) those liabilities that are reflected or reserved against on the consolidated balance sheet of Buyer included in its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2026 (including any notes thereto), (ii) liabilities incurred in the ordinary course of business consistent in nature and amount with past practice since March 31, 2026, or (iii) liabilities incurred in connection with this Agreement and the transactions contemplated hereby. Neither Buyer nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract or arrangement (including any Contract or arrangement relating to any transaction or relationship between or among Buyer and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any “off-balance sheet arrangement”), where the result, purpose or intended effect of such Contract or arrangement is to avoid disclosure of any material transaction involving, or material liabilities of, Buyer or any of its Subsidiaries in Buyers’ or such Subsidiary’s financial statements. 5.6 Absence of Certain Changes or Events. Since December 31, 2025, except as otherwise disclosed in Section 5.6 of the Buyer Disclosure Memorandum, (i) there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Buyer Material Adverse Effect, (ii) none of the Buyer Entities has taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any covenants and agreements of Buyer provided in this Agreement, and (iii) since December 31, 2025, the Buyer Entities have conducted their respective businesses in the ordinary course of business consistent with past practice.

38 5.7 Tax Matters. As of the date of this Agreement, it is the present intention, and as of the day of the Effective Time, it will be the present intention of Buyer to continue, either through Buyer or through a member of Buyer’s “qualified group” within the meaning of Treasury Regulation Section 1.368- 1(d)(4)(ii) (the “Qualified Group”), at least one significant historic business line of Seller, or to use at least a significant portion of Seller’s historic business assets in a business, in each case within the meaning of Treasury Regulation Section 1.368-1(d). As of the date of this Agreement and as of the Effective Time, neither Buyer nor any “related person” (as defined in Treasury Regulations Section 1.368-1(e)(4)) to Buyer has or will have any plan or intention to redeem or reacquire, either directly or indirectly, any of the Buyer Common Stock issued to the holders of Seller Stock in connection with the Merger. As of the date of this Agreement and as of the Effective Time, Buyer does not have and will not have any plan or intention to sell or otherwise dispose of any of the assets of Seller acquired in the Merger, except for dispositions made in the ordinary course of business or transfers described in Section 368(a)(2)(C) of the Code or described and permitted in Treasury Regulation Section 1.368-2(k). 5.8 Compliance with Laws. (a) Buyer is a bank holding company duly registered and in good standing as such with the Federal Reserve. Buyer Bank is a state chartered, member bank in good standing with the NC Commissioner and the Federal Reserve. (b) Compliance with Permits, Laws and Orders. (i) Each of the Buyer Entities has in effect all Permits and has made all filings, applications, and registrations with Governmental Authorities that are required for it to own, lease, or operate its assets and to carry on its business as now conducted, and to the Knowledge of Buyer, there has occurred no Default under any such Permit applicable to their respective businesses or employees conducting their respective businesses. (ii) To the Knowledge of Buyer, none of the Buyer Entities is in material Default under any Laws or Orders applicable to its business or employees conducting its business. (iii) None of the Buyer Entities has received any notification or communication from any Governmental Authority (A) asserting that Buyer or any of its Subsidiaries is in Default under any of the Permits, Laws, or Orders which such Governmental Authority enforces, (B) threatening to revoke any Permits, or (C) requiring or requesting Buyer or any of its Subsidiaries (x) to enter into or consent to the issuance of a cease and desist Order, formal agreement, directive, commitment, or memorandum of understanding, or (y) to adopt any resolution of its board of directors or similar undertaking. (iv) There (A) is no material unresolved violation, criticism, or exception by any Governmental Authority with respect to any report or statement relating to any examinations or inspections of Buyer or any of the Buyer Subsidiaries, (B) are no notices

39 or correspondence received by Buyer with respect to pending formal or informal inquiries by, or disagreements with, any Governmental Authority with respect to Buyer’s or any of Buyer’s Subsidiaries’ business, operations, policies, or procedures, and (C) is not any pending or threatened, nor has any Governmental Authority indicated an intention to conduct any, investigation, or review of it or any of its Subsidiaries. (v) None of the Buyer Entities nor, to the Knowledge of Buyer, any of its directors, officers, employees, or Representatives acting on its behalf has offered, paid, or agreed to pay any Person, including any Government Authority, directly or indirectly, anything of value for the purpose of, or with the intent of obtaining or retaining any business in violation of applicable Laws, including (A) using any corporate funds for any unlawful contribution, gift, entertainment, or other unlawful expense relating to political activity, (B) making any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (C) violating any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (D) making any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment. (vi) Each Buyer Entity has complied in all material respects with all requirements of Law under the Bank Secrecy Act and the USA Patriot Act, and each Buyer Entity has timely filed all reports of suspicious activity, including those required under 12 C.F.R. § 353.3. (vii) Each Buyer Entity’s collection and use of IIPI complies in all material respects with the Fair Credit Reporting Act and the Gramm-Leach-Bliley Act. (viii) Notwithstanding the foregoing, in no event shall this Section 5.8 require the disclosure of confidential supervisory information, as such limitation is set forth in Section 10.12(b). 5.9 Legal Proceedings. Except as disclosed on Section 5.9 of the Buyer Disclosure Memorandum, there is no Litigation instituted or pending, or, to the Knowledge of Buyer, threatened (or unasserted but considered probable of assertion) against any Buyer Entity, against any director, officer, employee, or agent of any Buyer Entity in their capacities as such or with respect to any service to or on behalf of any Employee Benefit Plan or any other Person at the request of the Buyer Entity or Employee Benefit Plan of any Buyer Entity, or against any Asset, interest, or right of any of them, nor are there any Orders or judgments outstanding against any Buyer Entity, other than ordinary routine litigation incidental to Buyer’s business. No claim for indemnity has been made or, to the Knowledge of Buyer, threatened by any director, officer, employee, independent contractor, or agent to any Buyer Entity and, to the Knowledge of Buyer, no basis for any such claim exists. 5.10 Reports. Since January 1, 2024, Buyer has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with

40 Governmental Authorities. As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of their respective date, each report, statement, and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, in no event shall this Section 5.10 require the disclosure of confidential supervisory information, as such limitation is set forth in Section 10.12(b). 5.11 Internal Control. Buyer’s internal control over financial reporting is effective to provide reasonable assurance regarding the reliability of Buyer’s financial reporting and the preparation of Buyer financial statements for external purposes in accordance with GAAP. Buyer’s internal control over financial reporting is effective to provide reasonable assurance (i) regarding the maintenance of records, that in reasonable detail, accurately and fairly reflect the transactions and disposition of Buyer’s consolidated Assets; (ii) that transactions are recorded as necessary to permit the preparation of Buyer’s financial statements in accordance with GAAP and that receipts and expenditures are being made only in accordance with the authorizations of Buyer’s management and directors; and (iii) regarding prevention or timely detection of unauthorized acquisition, use or disposition of Buyer’s consolidated Assets that could have a material impact on Buyer’s consolidated financial statements. 5.12 Approvals. No Buyer Entity is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been ordered to pay any civil penalty by, or is a recipient of any supervisory letter from, or has adopted any board resolutions at the request or suggestion of any Regulatory Authority or other Governmental Authority that restricts the conduct of its business or that relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies, its management or its business (any such agreement, memorandum of understanding, letter, undertaking, order, directive or resolutions, a “Buyer Regulatory Agreement”), nor are there any pending or, to the Knowledge of Buyer, threatened regulatory investigations or other actions by any Regulatory Authority or other Governmental Authority that could reasonably be expected to lead to the issuance of any such Buyer Regulatory Agreement. Notwithstanding the foregoing, in no event shall this Section 5.12 require the disclosure of confidential supervisory information, as such limitation is set forth in Section 10.12(b). 5.13 Brokers and Finders; Opinion of Financial Advisor. Except for the Buyer Financial Advisor, neither Buyer nor its Subsidiaries, nor any of their respective officers, directors, employees, or Representatives, has employed any broker or finder, or incurred any Liability for any financial advisory fees, investment bankers’ fees, brokerage fees,

41 commissions, or finder’s fees in connection with this Agreement or the transactions contemplated hereby. 5.14 Certain Actions. Neither Buyer nor any Affiliate thereof has taken or agreed to take any action or has any Knowledge of any fact or circumstance that is reasonably likely to materially impede or delay receipt of any required Consents or result in the imposition of a Burdensome Condition. 5.15 Available Consideration. Buyer has available to it, or as of the Effective Time will have available to it, sufficient shares of authorized and unissued Buyer Common Stock necessary for the issuance and payment of the Merger Consideration and has funds available to it and to satisfy its payment obligations under this Agreement. 5.16 Board of Directors Recommendation. Buyer’s board of directors, at a meeting duly called and held, has by unanimous vote of the directors present adopted this Agreement and approved the transactions contemplated hereby, including the Merger and the transactions contemplated hereby and thereby, and has determined that, taken together, they are fair to and in the best interests of Buyer’s shareholders. 5.17 Statements True and Correct. (a) No statement, certificate, instrument, or other writing furnished or to be furnished by Buyer or any Affiliate thereof to Seller pursuant to this Agreement or any other document, agreement, or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. (b) None of the information supplied or to be supplied by Buyer or any Affiliate thereof for inclusion in the Registration Statement to be filed by Buyer with the SEC will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied by Buyer or any Affiliate thereof for inclusion in the Proxy Statement/Prospectus to be delivered to Seller’s shareholders in connection with Seller’s Shareholders’ Meeting, and any other documents to be filed by Buyer or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement/Prospectus, when first mailed or delivered to the shareholders of Seller be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement/Prospectus or any amendment thereof or supplement thereto, at the time of Seller’s Shareholders’ Meeting be false or misleading with respect to any material

42 fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for Seller’s Shareholders’ Meeting. (c) All documents that Buyer or any Affiliate thereof is responsible for filing with any Governmental Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law. 5.18 Delivery of Buyer Disclosure Memorandum. Buyer has delivered to Seller a complete Buyer Disclosure Memorandum herewith. 5.19 No Additional Representations. Except for the representations and warranties specifically set forth in Article V of this Agreement, neither Buyer nor any of its Affiliates or Representatives, nor any other Person, makes or shall be deemed to make any representation or warranty to Seller, express or implied, at law or in equity, with respect to the transactions contemplated hereby, and Buyer hereby disclaims any such representation or warranty by Buyer or any of its officers, directors, employees, agents, or representatives, or any other Person. ARTICLE VI CONDUCT OF BUSINESS PENDING CONSUMMATION 6.1 Affirmative Covenants of Seller and Buyer. (a) From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written Consent of Buyer shall have been obtained (which Consent shall not be unreasonably withheld, delayed, or conditioned), and except as otherwise expressly contemplated herein, Seller shall, and shall cause each of its Subsidiaries to, (i) operate its business only in the usual, regular, and ordinary course, (ii) use commercially reasonable efforts to preserve intact its business organization and Assets and maintain its Rights and franchises, (iii) use commercially reasonable efforts to cause its representations and warranties to be correct at all times, (iv) consult with Buyer prior to entering into or making any loans or other transactions with a value equal to or exceeding $2.0 million other than residential mortgage loans for which Seller has a commitment to buy from a reputable investor, and loans for which commitments have been made as of the date of this Agreement, (v) consult with Buyer prior to entering into or making any loans that exceed regulatory loan to value guidelines, and (vi) take no action which would be reasonably likely to (A) adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a Burdensome Condition, or (B) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement. (b) From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written Consent of Seller shall have been obtained (which Consent shall not be unreasonably withheld, delayed, or conditioned), and except as

43 otherwise expressly contemplated herein, Buyer shall, and shall cause each of its Subsidiaries to, (i) operate its business only in the usual, regular, and ordinary course, (ii) use commercially reasonable efforts to preserve intact its business organization and Assets and maintain its rights and franchises, (iii) use commercially reasonable efforts to cause its representations and warranties to be correct at all times, and (iv) take no action which would reasonably be likely to (A) adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a Burdensome Condition, or (B) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement. (c) Seller and Buyer each shall, and shall cause each of its Subsidiaries to, cooperate with the other Party and provide all necessary corporate approvals, and cooperate in seeking all approvals of any business combinations of Seller and its Subsidiaries requested by Buyer, provided, the effective time of such business combinations is on or after the Effective Time of the Merger. 6.2 Negative Covenants of Seller. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written Consent of Buyer shall have been obtained (which Consent shall not be unreasonably withheld, delayed, or conditioned), and except as otherwise contemplated herein, Seller covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following: (a) amend the articles of incorporation, bylaws, or other governing instruments of any Seller Entity; (b) incur any additional debt obligation or other obligation for borrowed money in excess of an aggregate of $500,000 except in the ordinary course of the business of any Seller Entity consistent with past practices and that are prepayable without penalty, charge, or other payment (which exception shall include, for Seller Entities that are depository institutions, creation of deposit liabilities, purchases of federal funds, advances from the Federal Reserve, and entry into repurchase agreements fully secured by U.S. government securities or U.S. government agency securities; provided, however, this exception does not include advances from the Federal Home Loan Bank), or impose, or suffer the imposition, on any Asset of any Seller Entity of any Lien or permit any such Lien to exist (other than in connection with public deposits, repurchase agreements, bankers’ acceptances, “treasury tax and loan” accounts established in the ordinary course of Bank’s business, the satisfaction of legal requirements in the exercise of trust powers, and Liens in effect as of the date hereof that are disclosed in the Seller Disclosure Memorandum); (c) repurchase, redeem, or otherwise acquire or exchange, directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of Seller or any Seller Entity, or declare or pay any dividend or make any other distribution in respect of Seller’s capital stock (except for (i) dividends paid in the ordinary course of business by any direct or indirect wholly- owned Seller Subsidiary to Seller or any other direct or indirect wholly-owned Seller Subsidiary, or (ii) any remaining unpaid portion of the cash dividend on Seller Common Stock at a rate and consistent with Seller’s 2026 budget previously provided by Seller.

44 (d) issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of Seller Stock, any other capital stock of Seller or any Seller Entity, or any Right with respect to Seller Stock or any other capital stock of Seller or a Seller Entity; (e) adjust, split, combine, or reclassify any capital stock of any Seller Entity or issue or authorize the issuance of any other securities in respect of or in substitution for shares of Seller Stock or sell, lease, mortgage, or otherwise dispose of or otherwise (i) any shares of capital stock of any Seller Subsidiary or (ii) any Asset other than in the ordinary course of business for reasonable and adequate consideration. (f) except in the ordinary course of business consistent with past practice and not to exceed an aggregate of $2.5 million (but not to exceed $1.5 million with respect to a Person that is not government sponsored entity), purchase any securities or make any material investment, either by purchase of stock or securities, contributions to capital (other than pursuant to binding commitments existing on the date hereof), Asset transfers, or purchase of any Assets, in any Person other than a wholly owned Seller Subsidiary, or otherwise acquire direct or indirect control over any Person, other than in connection with foreclosures of loans in the ordinary course of business; (g) (i) except as contemplated by this Agreement or disclosed on Section 6.2(g) of the Seller Disclosure Memorandum, grant any bonus or increase in compensation or benefits to the employees, officers or directors of any Seller Entity, (ii) commit or agree to pay any severance or termination pay, or any stay or other bonus to any Seller director, officer or employee, (iii) enter into or amend any severance agreements with officers, employees, directors, independent contractors, or agents of any Seller Entity, (iv) change any fees or other compensation or other benefits to directors of any Seller Entity, or (v) waive any stock repurchase rights, accelerate, amend, or change the period of exercisability of any Rights or restricted stock, or re-price Rights granted under Seller Benefit Plans or authorize cash payments in exchange for any Rights, except as otherwise contemplated by this Agreement; provided, however, that Seller may continue to make annual merit or market salary increases in the ordinary course of business consistent with past practices provided that any increases during the calendar years 2026 and 2027 shall not exceed in the aggregate five percent (5%) of such employee’s base salary or wage rate in effect as of the date hereof; (h) enter into or amend any employment Contract between any Seller Entity and any Person (unless such amendment is required by Law) that Seller Entity does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time; (i) except as disclosed on Section 6.2(i) on the Seller Disclosure Memorandum, adopt any new Employee Benefit Plan of any Seller Entity or terminate or withdraw from, or make any material change in or to, any existing employee benefit plans, welfare plans, insurance, stock or other plans or Seller Benefit Plans of any Seller Entity other than any such change that is required by Law or to maintain continuous benefits at current levels or that, in the written opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan, or make

45 any distributions from such Employee Benefit Plans, except as required by Law or as contemplated by this Agreement, the terms of such plans or consistent with past practice; (j) make any change in any Tax or accounting methods or systems of internal accounting controls, except as may be appropriate and necessary to conform to changes in Tax Laws, regulatory accounting requirements, or GAAP; (k) commence any Litigation other than in accordance with past practice, or settle any Litigation involving any Liability of any Seller Entity for money damages or restrictions upon the operations of any Seller Entity; (l) enter into, modify, amend, or terminate any material Contract other than with respect to those involving aggregate payments of less than, or the provision of goods or services with a market value of less than, $50,000 per annum and with a term of 24 months or less or other than Contracts covered by Section 6.2(m); (m) except in the ordinary course of business consistent with past practice, make, renegotiate, renew, increase, extend, modify or purchase any loan, lease (credit equivalent), advance, credit enhancement or other extension of credit, or make any commitment in respect of any of the foregoing; (n) make any adverse changes in the mix, rates, terms, or maturities of Seller’s or the Bank’s deposits and other Liabilities or waive, release, compromise, or assign any material rights or claims, except with respect to (i) any extension of credit for which commitments have already been made or (ii) any extension of credit with an unpaid balance of less than $1.0 million, if secured, or $500,000, if unsecured, and in each case in conformity with existing lending policies and practices; (o) except for conforming in-house residential mortgage loans of the type customary in the ordinary course of business with the Bank’s past practices and Small Business Administration loans, enter into any fixed rate loans with a committed rate term of greater than ten (10) years; (p) notwithstanding anything herein to the contrary, enter into, modify, or amend any loan participation agreements; (q) except for loans or extensions of credit made on terms generally available to the public, make or increase any loan or other extension of credit, or commit to make or increase any such loan or extension of credit, to any director or executive officer of Seller or the Bank, or any entity controlled, directly or indirectly, by any of the foregoing, other than renewals of existing loans or commitments to loan; (r) restructure or materially change its investment securities portfolio or its interest rate risk position, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported;

46 (s) make any capital expenditures in excess of an aggregate of $150,000 other than pursuant to binding commitments existing on the date hereof and other than expenditures necessary to maintain existing assets in good repair or to make payment of necessary Taxes; (t) establish or commit to the establishment of any new branch or other office facilities or file any application to relocate or terminate the operation of any banking office; (u) knowingly take any action that is intended or expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger set forth in Article VIII not being satisfied or in a violation of any provision of this Agreement; (v) implement or adopt any material change in its accounting principles, practices or methods, other than as may be required by GAAP or regulatory guidelines; (w) knowingly take any action that would prevent or impede the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code; (x) agree to take, make any commitment to take, or adopt any resolutions of its board of directors in support of, any of the actions prohibited by this Section 6.2; (y) maintain the Bank’s allowance for loan losses in a manner inconsistent with GAAP and applicable regulatory guidelines and accounting principles, practices, and methods inconsistent with past practices of the Bank; (z) (i) other than in the ordinary course of business consistent with past practice, make any material changes in the Bank’s policies and practices with respect to (A) underwriting, pricing, originating, acquiring, selling, or servicing loans, or (B) the Bank’s hedging practices and policies, in each case except as required by law or requested by a Regulatory Authority, or (ii) acquire or sell any servicing rights, except the sale of mortgage servicing rights in the ordinary course of business consistent with past practices; or (aa) take any action or fail to take any action that at the time of such action or inaction is reasonably likely to prevent or would be reasonably likely to materially interfere with, the consummation of the Merger. 6.3 Negative Covenants of Buyer. During the period from the date of this Agreement to the Effective Time, except as contemplated by this Agreement, Buyer shall not, and shall not permit any of its Subsidiaries to, do any of the following, without the prior written Consent of Seller (which Consent shall not be unreasonably withheld, delayed, or conditioned): (a) amend its articles of incorporation or bylaws or similar governing documents of any of the Buyer Subsidiaries in a manner that changes any material term or provision of Buyer Common Stock or that otherwise would materially and adversely affect the economic benefits of the Merger

47 to the holders of Seller Stock or would materially impede Buyer’s ability to consummate the transactions contemplated by this Agreement; (b) knowingly take any action that would prevent or impede the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code; (c) set any record or payment dates for the payment of any dividends or distributions on its capital stock or other equity interest, or make, declare or pay any dividend or distribution (except for (A) dividends paid in the ordinary course of business by any direct or indirect wholly-owned Buyer Subsidiary to Buyer or any other direct or indirect wholly-owned Buyer Subsidiary, or (B) a quarterly cash dividend on Buyer Common Stock at a rate not substantially greater than the rate paid by it during the fiscal quarter immediately preceding the date hereof and payment dates consistent with past practice); (d) take any action or fail to take any action that at the time of such action or inaction is reasonably likely to prevent or would be reasonably likely to materially interfere with, the consummation of the Merger; or (e) agree to or make any commitment to, take, or adopt any resolutions of the board of directors of Buyer in support of, any of the actions prohibited by this Section 6.3. 6.4 Control of the Other Party’s Business. Prior to the Effective Time, nothing contained in this Agreement (including, without limitation, Sections 6.1, Section 6.2 or Section 6.3) shall give Buyer, directly or indirectly, the right to control or direct the operations of Seller or any Seller Entity, and nothing contained in this Agreement shall give Seller, directly or indirectly, the right to control or direct the operations of Buyer or any Buyer Entity. Prior to the Effective Time, each Party shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations. 6.5 Adverse Changes in Condition. Each Party agrees to give written notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (i) has had or is reasonably likely to have, individually or in the aggregate, a Seller Material Adverse Effect or a Buyer Material Adverse Effect, as applicable, (ii) would cause or constitute a material breach of any of its representations, warranties, or covenants contained herein, or (iii) would be reasonably likely to prevent or materially interfere with the consummation of the Merger, and to use its reasonable efforts to prevent or promptly to remedy the same. 6.6 Reports. Each of Buyer and its Subsidiaries and Seller and its Subsidiaries shall file all reports required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time and shall make available to the other Party copies of all such reports promptly after

48 the same are filed. Seller and its Subsidiaries shall also make available to Buyer monthly financial statements and quarterly call reports. The financial statements of Buyer and Seller, whether or not contained in any such reports filed under the Exchange Act or with any other Regulatory Authority, will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in shareholders’ equity, and cash flows for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to normal recurring year-end adjustments). As of their respective dates, such reports of Buyer and Seller filed under the Exchange Act or with any other Regulatory Authority will comply in all material respects with applicable Laws and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements contained in any other reports to another Regulatory Authority shall be prepared in accordance with Laws applicable to such reports. 6.7 Buyer Entity Use and Disclosure of IIPI. Buyer acknowledges that IIPI disclosed to Buyer Entities in connection with this Agreement has been and will be disclosed pursuant to 15 U.S.C. § 6802(e)(7) and 12 C.F.R. § 1016.15(a)(6). Buyer Entities may not use or disclose IIPI, nor permit the use or disclosure of IIPI, other than as necessary to consummate and to make effective the Merger and the transactions contemplated hereby as permitted under 15 U.S.C. § 6802(e)(7) and 12 C.F.R. § 1016.15(a)(6). ARTICLE VII ADDITIONAL AGREEMENTS 7.1 Shareholder Approval. (a) Seller shall submit to the holders of Seller Stock this Agreement and any other matters required to be approved by its shareholders in order to carry out the intentions of this Agreement. In furtherance of that obligation, Seller shall take, in accordance with applicable Law and its articles of incorporation and bylaws, all action necessary to promptly call, give notice of, convene, and hold Seller’s Shareholders’ Meeting as promptly as reasonably practicable for the purpose of considering and voting on approval of this Agreement and the transactions provided for in this Agreement. Seller’s board of directors shall recommend that its shareholders approve this Agreement in accordance with the S.C. Code and shall include such recommendation in the Proxy Statement/Prospectus delivered to shareholders of Seller, except to the extent Seller’s board of directors has made an Adverse Recommendation Change in accordance with the terms of this Agreement. Seller shall solicit and use its reasonable efforts to obtain the Requisite Seller Shareholder Approval. (b) Neither Seller’s board of directors nor any committee thereof shall, except as expressly permitted by this Section 7.1, (i) withdraw, qualify or modify, or propose publicly to withdraw, qualify or modify, in a manner adverse to Buyer, the Seller Recommendation, or (ii) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal (each, an “Adverse Recommendation Change”). Notwithstanding the foregoing, prior to the receipt of the

49 Requisite Seller Shareholder Approval, Seller’s board of directors may make an Adverse Recommendation Change if and only if: (A) Seller’s board of directors determines in good faith, after consultation with the Seller Financial Advisor (or such other financial advisor as Seller may use) and outside counsel, that it has received an Acquisition Proposal (that did not result from a breach of Section 7.3) that is a Superior Proposal; (B) Seller’s board of directors determines in good faith, after consultation with Seller’s outside counsel, that a failure to make such Adverse Recommendation Change would be inconsistent with Seller’s board of directors’ fiduciary duties to Seller and its shareholders under applicable Law; (C) Seller’s board of directors provides written notice (a “Notice of Recommendation Change”) to Buyer of its receipt of the Superior Proposal and its intent to announce an Adverse Recommendation Change on the third (3rd) Business Day following delivery of such notice, which notice shall specify the material terms and conditions of the Superior Proposal (and include a copy thereof with all accompanying documentation, if in writing) and identify the Person or Group making such Superior Proposal (it being understood that any amendment to any material term of such Acquisition Proposal shall require a new Notice of Recommendation Change, except that, in such case, the three (3) Business Day period referred to in this clause (C) and in clauses (D) and (E) shall be reduced to two (2) Business Days following the giving of such new Notice of Recommendation Change); (D) after providing such Notice of Recommendation Change, Seller shall negotiate in good faith with Buyer (if requested by Buyer) and provide Buyer reasonable opportunity during the subsequent three (3) Business Day period to make such adjustments in the terms and conditions of this Agreement as would enable Seller’s board of directors to proceed without an Adverse Recommendation Change (provided, however, that Buyer shall not be required to propose any such adjustments); and (E) Seller’s board of directors, following such three (3) Business Day period, again determines in good faith, after consultation with outside counsel, that such Acquisition Proposal nonetheless continues to constitute a Superior Proposal and that failure to take such action would be inconsistent with their fiduciary duties to Seller and its shareholders under applicable Law. 7.2 Registration of Buyer Common Stock. (a) As promptly as reasonably practicable (and in any event, within 60 days) following the date hereof, Buyer shall prepare and file with the SEC the Registration Statement. The Registration Statement shall contain proxy materials relating to the matters to be submitted to Seller’s shareholders at Seller’s Shareholders’ Meeting. Such proxy materials shall also constitute the prospectus relating to the shares of Buyer Common Stock to be issued in the Merger. Seller will furnish to Buyer the information required to be included in the Registration Statement with

50 respect to its business and affairs and shall have the right to review and consult with Buyer on the form of, and any characterizations of such information included in, the Registration Statement prior to its being filed with the SEC. Buyer shall use commercially reasonable efforts to have the Registration Statement declared effective by the SEC and to keep the Registration Statement effective as long as is necessary to consummate the Merger and the transactions contemplated hereby. Each of Buyer and Seller will use their commercially reasonable efforts to cause the Proxy Statement/Prospectus to be delivered to the Seller shareholders as promptly as practicable after the Registration Statement is declared effective under the Securities Act. Buyer will advise Seller, promptly after it receives notice thereof, of the time when the Registration Statement has become effective, the issuance of any stop order, the suspension of the qualification of Buyer Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement/Prospectus or the Registration Statement. If at any time prior to the Effective Time any information relating to Buyer or Seller, or any of their respective Affiliates should be discovered by Buyer or Seller which should be set forth in an amendment or supplement to any of the Registration Statement or the Proxy Statement/Prospectus so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party that discovers such information shall promptly notify the other Party hereto and, to the extent required by Law, an appropriate amendment or supplement describing such information shall be promptly filed by Buyer with the SEC and disseminated by the Parties to their respective shareholders. (b) Buyer shall also take any action required to be taken under any applicable state Securities Laws in connection with the Merger and each of Buyer and Seller shall furnish all information concerning it and the holders of Seller Stock as may be reasonably requested in connection with any such action. (c) Prior to the Effective Time, Buyer shall notify The Nasdaq Stock Market of the additional shares of Buyer Common Stock to be issued by Buyer in exchange for the shares of Seller Stock. 7.3 Other Offers, etc. (a) From the date of this Agreement through the first to occur of the Effective Time or the termination of this Agreement, each Seller Entity shall not, and shall use its commercially reasonable efforts to cause its Affiliates and Representatives not to, directly or indirectly (i) solicit, initiate, or encourage, induce or knowingly facilitate, the making, submission, or announcement of any proposal that constitutes an Acquisition Proposal, (ii) participate in any discussions (except to notify a third party of the existence of restrictions provided in this Section 7.3) or negotiations regarding, or disclose or provide any nonpublic information with respect to, or knowingly take any other action to facilitate any inquiries or the making of any proposal that constitutes an Acquisition Proposal, (iii) enter into any agreement (including any agreement in principle, letter of intent or understanding, merger agreement, stock purchase agreement, asset purchase agreement, or share exchange agreement, but excluding a confidentiality agreement of the type described below) (an “Acquisition Agreement”) contemplating or otherwise relating to any Acquisition Transaction, or (iv) propose or agree to do any of the foregoing; provided, however, that prior to receipt of the

51 Requisite Seller Shareholder Approval, this Section 7.3 shall not prohibit a Seller Entity from furnishing nonpublic information regarding any Seller Entity or other access to, or entering into a confidentiality agreement or discussions or negotiations with, any Person or Group in response to a bona fide, unsolicited written Acquisition Proposal submitted by such Person or Group (and not withdrawn) if and only if: (A) no Seller Entity or Representative or Affiliate thereof shall have violated any of the restrictions set forth in this Section 7.3, (B) Seller’s board of directors shall have determined in good faith, after consultation with the Seller Financial Advisor (or such other financial advisor as Seller may use) and outside legal counsel, that such Acquisition Proposal constitutes or is reasonably likely to result in a Superior Proposal, (C) Seller’s board of directors concludes in good faith, after consultation with its outside counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable Law to Seller and its shareholders, (D) Seller receives from such Person or Group an executed confidentiality agreement containing terms no less favorable to Seller than the confidentiality terms of this Agreement, and (E) contemporaneously with furnishing any such nonpublic information to such Person or Group, Seller furnishes such nonpublic information to Buyer (to the extent such nonpublic information has not been previously furnished by Seller to Buyer). In addition to the foregoing, Seller shall provide Buyer with at least three (3) Business Days’ prior written notice of a meeting of Seller’s board of directors at which meeting Seller’s board of directors is reasonably expected to resolve to recommend the Acquisition Agreement as a Superior Proposal to its shareholders, and Seller shall keep Buyer informed on a prompt basis of the status and material terms of such Acquisition Proposal, including any material amendments or proposed amendments as to price and other material terms thereof. (b) In addition to the obligations of Seller set forth in this Section 7.3, as promptly as reasonably practicable, after any of the directors or executive officers of Seller become aware thereof, Seller shall advise Buyer of any request received by Seller for nonpublic information which Seller reasonably believes could lead to an Acquisition Proposal or of any Acquisition Proposal, the material terms and conditions of such request or Acquisition Proposal, and the identity of the Person or Group making any such request or Acquisition Proposal. Seller shall keep Buyer informed promptly of material amendments or modifications to any such request or Acquisition Proposal. (c) Except as specifically permitted under Section 7.3(a), Seller shall immediately cease, and shall use its commercially reasonable efforts to cause its and its Subsidiaries’ directors, officers, employees, and Representatives to immediately cease, any and all existing activities, discussions, or negotiations with any Persons conducted heretofore with respect to any Acquisition Proposal and shall use and cause to be used all commercially reasonable efforts to enforce any confidentiality or similar or related agreement relating to any Acquisition Proposal. (d) Nothing contained in this Agreement shall prevent a Party or its board of directors from (i) complying with Rule 14e-2 under the Exchange Act with respect to an Acquisition Proposal, provided, that such Rule will in no way eliminate or modify the effect that any action pursuant to such Rule would otherwise have under this Agreement; (ii) making any disclosure to Seller’s shareholders if Seller’s board of directors determines in good faith, after consultation with its outside counsel, that the failure to make such disclosures would be reasonably likely to be inconsistent with applicable Law; (iii) informing any Person of the existence of the provisions contained in this Section 7.3, or (iv) making any “stop, look, and listen” communication to Seller’s

52 shareholders of the nature set forth in Rule 14d-9(f) under the Exchange Act (or any similar communication to Seller’s shareholders). 7.4 Consents of Regulatory Authorities. The Parties hereto shall cooperate with each other and use their commercially reasonable efforts to promptly prepare and file all necessary documentation and applications, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all Consents of all Regulatory Authorities and other Persons which are necessary or advisable to consummate the transactions contemplated by this Agreement (including the Merger). The Parties agree that they will consult with each other with respect to the obtaining of all Consents of all Regulatory Authorities and other Persons necessary or advisable to consummate the transactions contemplated by this Agreement and each Party will keep the other apprised of the status of matters relating to consummation of the transactions contemplated herein. Each Party also shall promptly advise the other upon receiving any communication from any Regulatory Authority or other Person whose Consent is required for consummation of the transactions contemplated by this Agreement which causes such Party to believe that there is a reasonable likelihood that any requisite Consent will not be obtained or that the receipt of any such Consent will be materially delayed. 7.5 Agreement as to Efforts to Consummate. Subject to the terms and conditions of this Agreement, each Party agrees to take, and to cause its Subsidiaries to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective, as soon as reasonably practicable after the date of this Agreement, the transactions contemplated by this Agreement, including using its commercially reasonable efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in Article VIII; provided, that nothing herein shall preclude either Party from exercising its rights under this Agreement. 7.6 Investigation and Confidentiality. (a) Prior to the Effective Time, each Party shall keep the other Party advised of all material developments relevant to its business and the consummation of the Merger and shall permit the other Party to make or cause to be made such investigation of its business and properties (including that of its Subsidiaries) and of their respective financial and legal conditions as the other Party reasonably requests, including, but not limited to, conducting any environmental assessment with respect to any property; provided, that such investigation shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily or materially with normal operations, and that no environmental assessment by Buyer, or by consultants or other parties acting on Buyer’s behalf shall include the sampling of the soil, groundwater, surface water, indoor air, soil vapor or sub-slab vapor of a property without Seller’s prior written permission. No investigation by a Party shall affect the ability of such Party to rely on the representations and warranties of the other Party. Between the date hereof and the Effective Time, Seller shall permit Buyer’s senior officers and independent auditors to meet with the senior officers of Seller, including officers responsible for the Seller Financial Statements and the internal controls of

53 Seller, and Seller’s independent public accountants to discuss such matters as Buyer may deem reasonably necessary or appropriate for Buyer to satisfy its obligations under Sections 302, 404, and 906 of the Sarbanes-Oxley Act. (b) In addition to each Party’s obligations pursuant to Section 7.6(a), each Party shall, and shall cause its advisors and agents to, maintain the confidentiality of all confidential information furnished to it by the other Party concerning its and its Subsidiaries’ businesses, operations, and financial positions (“Confidential Information”) and shall not use such Confidential Information for any purpose except in furtherance of the transactions contemplated by this Agreement. If this Agreement is terminated prior to the Effective Time, each Party shall promptly return or certify the destruction of all documents and copies thereof, and all work papers containing Confidential Information received from the other Party. (c) Seller shall use its commercially reasonable efforts to exercise, and shall not waive any of, its rights under, confidentiality agreements entered into with Persons which were considering an Acquisition Proposal with respect to Seller to preserve the confidentiality of the information relating to Seller Entities provided to such Persons and their Affiliates and Representatives. (d) Each Party agrees to give the other Party notice as soon as practicable after any determination by it of any fact or occurrence relating to the other Party which it has discovered through the course of its investigation and which represents, or is reasonably likely to represent, either a material breach of any representation, warranty, covenant, or agreement of the other Party or which has had or is reasonably likely to have a Seller Material Adverse Effect or a Buyer Material Adverse Effect, as applicable. (e) Each Buyer Entity shall, in accordance with Buyer’s comprehensive written data security program established and maintained pursuant to 15 U.S.C. § 6801 and regulations promulgated thereunder (“Buyer’s Security Program”), safeguard IIPI and Confidential Information disclosed to that Buyer Entity pursuant to this Agreement or in connection with the transactions contemplated hereby. In the event that any Buyer Entity allows a third party to access such IIPI and Confidential Information, Buyer shall ensure that the third party safeguards that IIPI and Confidential Information in accordance with a data security program substantially equivalent to the Buyer’s Security Program. (f) Buyer shall notify Seller promptly (but in no event more than 24 hours) of any Data Incident. All Buyer Entities shall promptly take all actions that are necessary and advisable to correct, mitigate, and prevent recurrence of the Data Incident. All Buyer Entities shall cooperate fully with Seller and its designees in all reasonable efforts to investigate the Data Incident. (g) If this Agreement is terminated prior to the Effective Time, each Buyer Entity shall promptly return or dispose of, and certify the return or disposal, of all IIPI received by the Buyer Entity in connection with this Agreement. Any disposal of such IIPI must be performed in a manner that ensures that the IIPI is rendered permanently unreadable and unrecoverable.

54 7.7 Press Releases. Prior to the Effective Time, Seller and Buyer shall consult with each other and agree as to the form and substance of any press release, communication with Seller’s shareholders, or other public disclosure materially related to this Agreement, or any other transaction contemplated hereby; provided, that nothing in this Section 7.7 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party’s disclosure obligations imposed by Law. 7.8 Charter Provisions. Each Seller Entity shall take all necessary action to ensure that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated hereby do not and will not result in the grant of any rights to any Person under the articles of incorporation, bylaws, or other governing instruments of any Seller Entity or restrict or impair the ability of Buyer or any of its Subsidiaries to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any Seller Entity that may be directly or indirectly acquired or controlled by them. 7.9 Employee Benefits and Contracts. (a) All Persons who are employees of Seller Entities immediately prior to the Effective Time and whose employment is not terminated, if any, at or prior to the Effective Time (a “Continuing Employee”) shall, at the Effective Time or the effective time of the Bank Merger, as applicable, become employees of Buyer or Buyer Bank, as applicable. Buyer and Buyer Bank shall honor all employment and change of control agreements of Seller Subsidiaries existing as of the date of this Agreement that have been disclosed to Buyer, regardless of whether the employees with such agreements are Continuing Employees or receive new agreements with Buyer. All of the Continuing Employees shall be employed at will, and no contractual right with respect to employment shall inure to such employees because of this Agreement, except as otherwise contemplated by this Agreement. (b) As of the Effective Time, each Continuing Employee shall be employed on the same terms and conditions as similarly situated employees of Buyer Bank and eligible to participate in each of Buyer’s applicable Employee Benefit Plans with full credit for prior service with Seller or Seller Subsidiaries solely for purposes of eligibility and vesting. (c) As of the Effective Time, Buyer shall make available employer-provided benefits under Buyer’s applicable Employee Benefit Plans to each Continuing Employee on the same basis as it provides such coverage to Buyer or Buyer Bank employees. With respect to Buyer’s Employee Benefit Plans providing health coverage, Buyer shall use commercially reasonable efforts to cause any pre-existing condition, eligibility waiting period, or other limitations or exclusions otherwise applicable under such plans to new employees not to apply to a Continuing Employee or their covered dependents who were covered under a similar Seller Benefit Plan at the Effective Time of the Merger. In addition, if any such transition occurs during the middle of a plan year, Buyer shall use commercially reasonable efforts to cause any such successor an Employee Benefit Plan of Buyer providing health coverage to give credit towards satisfaction of any annual deductible

55 limitation and out-of-pocket maximum applied under such successor plan for any deductible, co- payment and other cost-sharing amounts previously paid by a Continuing Employee respecting his or her participation in the corresponding Seller Benefit Plan during that plan year prior to the transition effective date. Notwithstanding the foregoing, and in lieu of the same, Buyer may continue Seller’s health and other employee welfare benefit plans for each Continuing Employee as in effect immediately prior to the Effective Time. (d) Upon not less than ten (10) days’ notice prior to the Closing Date from Buyer to Seller, Seller shall cause the termination, amendment, or other appropriate modification of each Seller Benefit Plan as specified by Buyer in such notice such that no Seller Entity shall sponsor or otherwise have any further Liability thereunder in connection with such applicable Seller Benefit Plans, effective as of the date which immediately preceeds the Closing Date. Upon such action, participants in such applicable Seller Benefit Plans that are described in ERISA Section 3(2) shall be 100% vested in their account balances. (e) Any Continuing Employees who are not parties to an employment, change in control, or other type of agreement that provides for severance or other compensation upon a change in control or upon a separation from service following a change in control, who remain employed by Buyer or any of its Subsidiaries as of the Effective Time, and whose employment is terminated by Buyer or any of its Subsidiaries prior to the first (1st) anniversary of the Effective Time shall receive, subject to such Continuing Employee’s execution and non-revocation of a general release of claims in a form satisfactory to Buyer, the following severance benefits: two (2) weeks of base salary for each twelve (12) months of such Continuing Employee’s prior employment with Seller or any Seller Subsidiary; provided, however, that in no event will the total amount of severance for any single Continuing Employee be less than four (4) weeks of such base salary or greater than twenty-six (26) weeks of such base salary. (f) No officer, employee, or other Person (other than the Parties to this Agreement) shall be deemed a third party or other beneficiary of this Section 7.9, and no such Person shall have any right or other entitlement to enforce any provision of this Agreement or seek any remedy in connection with this Agreement, except as set forth in Section 7.12. No provision of this Agreement constitutes or shall be deemed to constitute, an Employee Benefit Plan or other arrangement, an amendment of any Employee Benefit Plan or other arrangement, or any provision of any Employee Benefit Plan or other arrangement. (g) Seller shall take all appropriate action to terminate any Seller Benefit Plan which provides for a “cash or deferred arrangement” pursuant to Code Section 401(k) prior to the Closing Date; provided, however, that Buyer agrees that nothing in this Section 7.9 will require Seller to cause the final dissolution and liquidation of, or to amend (other than as may be required to maintain such plan’s compliance with the Code, ERISA, or other applicable Law), said plan prior to the Closing Date. 7.10 Conversion Bonus Plan; Retention Plan. (a) Seller may implement a retention plan (the “Retention Plan”) for the benefit of those employees of Seller and the Seller Subsidiaries who remain as employees of Seller or the

56 applicable Seller Subsidiary through the Closing Date, with the aggregate benefits thereunder to be proposed by the chief executive officer of Bank and subject to the approval of Buyer. (b) To facilitate the successful integration of Seller into Buyer and the conversion of the systems of Bank to those of Buyer Bank, Buyer shall establish a conversion bonus pool to be allocated and paid to non-director employees of Bank who continue in the employ of Buyer Bank at the expiration of 120 days after the Effective Time. The specific amount to be allocated and paid to each such non-director employee who continues in the employ of Buyer Bank shall be determined by Buyer prior to the Effective Time. 7.11 Indemnification. (a) For a period of six (6) years after the Effective Time, Buyer shall, and shall cause the Surviving Corporation to, indemnify, defend, and hold harmless the present and former directors and officers of the Seller Entities (each, an “Indemnified Party”) against all Liabilities arising out of actions or omissions arising out of the Indemnified Party’s service or services as directors, officers, employees, or agents of Seller or, at Seller’s request, of another corporation, partnership, joint venture, trust, or other enterprise occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement) to the fullest extent permitted under the NCBCA, Section 402 of the Sarbanes-Oxley Act, the Securities Laws, and FDIC Regulations Part 359, and by Seller’s articles of incorporation and bylaws as in effect on the date hereof, including provisions relating to advances of expenses incurred in the defense of any Litigation and whether or not Buyer is insured against any such matter. (b) Prior to the Effective Time, Buyer shall purchase, or shall direct Seller to purchase, an extended reporting period endorsement under Seller’s existing directors’ and officers’ liability insurance coverage (“Seller’s D&O Policy”) for acts or omissions occurring prior to the Effective Time by such directors and officers currently covered by Seller’s D&O Policy. The directors and officers of Seller shall take all reasonable actions required by the insurance carrier necessary to procure such endorsement. Such endorsement shall provide such directors and officers with coverage following the Effective Time for six (6) years. (c) Any Indemnified Party wishing to claim indemnification under paragraph (a) of this Section 7.11, upon learning of any such Liability or Litigation, shall promptly notify Buyer and the Surviving Corporation thereof in writing. In the event of any such Litigation (whether arising before or after the Effective Time), (i) Buyer or the Surviving Corporation shall have the right to assume the defense thereof, and, in such event, neither Buyer nor the Surviving Corporation shall be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if Buyer or the Surviving Corporation elects not to assume such defense or counsel for the Indemnified Parties advises that there are substantive issues which raise conflicts of interest between Buyer or the Surviving Corporation and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and Buyer or the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, that Buyer and the Surviving Corporation shall be obligated pursuant to this paragraph (c) to pay for only one firm of counsel for all Indemnified Parties in any

57 jurisdiction; (ii) the Indemnified Parties will cooperate in good faith in the defense of any such Litigation; and (iii) neither Buyer nor the Surviving Corporation shall be liable for any settlement effected without its prior written consent and which does not provide for a complete and irrevocable release of all Buyer Entities and their respective directors, officers, and controlling persons, employees, agents, and Representatives; and provided, further, that neither Buyer nor the Surviving Corporation shall have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall determine, and such determination shall have become final and unappealable, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable Law. (d) If Buyer or the Surviving Corporation or any successors or assigns thereof consolidates with or merges into any other Person and will not be the continuing or surviving Person of such consolidation or merger or transfer of all or substantially all of its assets to any Person, then and in each case, proper provision shall be made so that the successors and assigns of Buyer or the Surviving Corporation shall assume the obligations set forth in this Section 7.11. (e) The provisions of this Section 7.11 are intended to be for the benefit of and shall be enforceable by, each Indemnified Party and their respective heirs and legal and personal representatives. 7.12 Tax Covenants of Buyer. At and after the Effective Time, Buyer covenants and agrees that it: (a) will not take any action that could reasonably be expected to cause the Merger to fail to qualify as a reorganization under Section 368(a)(1)(A) of the Code; (b) will maintain all books and records and prepare and file all federal, state and local income Tax Returns and schedules thereto of Buyer, Seller, and all affiliates thereof in a manner consistent with the Merger’s being qualified as a reorganization and nontaxable exchange under Section 368(a)(1)(A) of the Code (and comparable provisions of any applicable state or local Tax Laws); (c) will, either directly or through a member of Buyer’s Qualified Group, continue at least one significant historic business line of Seller, or use at least a significant portion of the historic business assets of Seller in a business, in each case within the meaning of Treasury Regulation Section 1.368-1(d); (d) in connection with the Merger, will not reacquire, and will not permit any Person that is a “related person” (as defined in Treasury Regulation Section 1.368-1(e)(4)) to Buyer to acquire, any of the Buyer Common Stock issued in connection with the Merger; and (e) will not sell or otherwise dispose of any of Seller’s Assets acquired in the Merger, and will not cause or permit Buyer Bank to sell or otherwise dispose of any of Bank’s assets acquired in the Bank Merger, except for dispositions made in the ordinary course of business or transfers

58 described in Section 368(a)(2)(C) of the Code or described and permitted in Treasury Regulation Section 1.368-2(k). ARTICLE VIII CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE 8.1 Conditions to Obligations of Each Party. The respective obligations of each Party to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section 10.6: (a) Shareholder Approval. The shareholders of Seller shall have approved this Agreement, and the consummation of the transactions contemplated hereby, including the Merger, by the Requisite Seller Shareholder Approval, as and to the extent required by Law and by the provisions of their respective articles of incorporation and bylaws. (b) Regulatory Approvals. All Consents of, filings and registrations with, and notifications to, all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No Consent obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner (including requirements relating to the raising of additional capital or the disposition of Assets) which in the reasonable judgment of the board of directors of Buyer would so materially adversely affect the economic or business benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, Buyer would not, in its reasonable judgment, have entered into this Agreement. (c) Consents and Approvals. Each Party shall have obtained any and all Consents required for consummation of the Merger (other than those referred to in Section 8.1(b)) or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, would be reasonably likely to have, individually or in the aggregate, a Seller Material Adverse Effect or a Buyer Material Adverse Effect, as applicable. Seller shall have obtained the Consents listed in Section 8.1(c) of the Seller Disclosure Memorandum, including Consents from the lessors of each office leased by Seller, if any is required. No Consent so obtained which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner which in the reasonable judgment of the board of directors of Buyer would so materially adversely affect the economic or business benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, Buyer would not, in its reasonable judgment, have entered into this Agreement (a “Burdensome Condition”); provided, however, the imposition of the specific condition described in Section 8.1(c) of the Seller Disclosure Memorandum by a Regulatory Authority as a requirement of, or as a condition to, its Consent shall not be deemed a Burdensome Condition.

59 (d) Registration Statement. The Registration Statement shall have been declared effective by the SEC and no proceedings shall be pending or threatened by the SEC to suspend the effectiveness of the Registration Statement. (e) Legal Proceedings. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced, or entered any Law or Order (whether temporary, preliminary or permanent) or taken any other action which prohibits, restricts, or makes illegal consummation of the transactions contemplated by this Agreement. (f) Exchange Listing. Buyer shall have filed with The Nasdaq Stock Market a notification form for the listing of all shares of Buyer Common Stock to be delivered as Merger Consideration, and The Nasdaq Stock Market shall not have objected to the listing of such shares of Buyer Common Stock. (g) Tax Opinion. Buyer and Seller shall have received the opinion of Buyer’s legal counsel or tax accounting firm, as determined by Buyer, dated as of the Closing Date, in form and substance customary in transactions of the type contemplated hereby, substantially to the effect that on the basis of the facts, representations, and assumptions set forth in such opinion, which are consistent with the state of facts existing at the Effective Time, (i) the Merger will be treated for federal income Tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and (ii) Buyer and Seller will each be a party to that reorganization within the meaning of Section 368(b) of the Code. Such opinion may be based on, in addition to the review of such matters of fact and Law as the opinion given considers appropriate, representations contained in certificates of officers of Buyer and Seller. 8.2 Conditions to Obligations of Buyer. The obligations of Buyer to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Buyer pursuant to Section 10.6(a): (a) Representations and Warranties. For purposes of this Section 8.2(a), the accuracy of the representations and warranties of Seller set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided, that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties set forth in Section 4.1, Section 4.2(a), Section 4.2(b)(i), Section 4.3, and Section 4.24 shall be true and correct (except for inaccuracies which are de minimis in amount or effect). There shall not exist inaccuracies in the representations and warranties of Seller set forth in this Agreement (including the representations and warranties set forth in Section 4.1, Section 4.2(a), Section 4.2(b)(i), Section 4.3, and Section 4.24) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Seller Material Adverse Effect; provided, that for purposes of this sentence only, those representations and warranties which are qualified by references to “material” or “Material Adverse Effect” or to the “Knowledge” of any Person shall be deemed not to include such qualifications.

60 (b) Performance of Agreements and Covenants. Each and all of the agreements and covenants of Seller to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects. (c) Officers’ Certificate. Seller shall have delivered to Buyer (i) a certificate, dated as of the Closing Date and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions set forth in Section 8.1 as it relates to Seller and in Section 8.2(a), Section 8.2(b), Section 8.2(e), and Section 8.2(g), have been satisfied. (d) Secretary’s Certificate. Seller shall have delivered a certificate of the secretary of Seller and Bank, dated as of the Closing Date, certifying as to (i) the incumbency of officers of Seller and Bank executing documents executed and delivered in connection herewith, (ii) a copy of the articles of incorporation of Seller as in effect from the date of this Agreement until the Closing Date, (iii) a copy of the bylaws of Seller as in effect from the date of this Agreement until the Closing Date, (iv) a copy of the resolutions duly adopted by Seller’s board of directors authorizing and approving the applicable matters contemplated hereunder, (v) a certificate of the Federal Reserve, if available, certifying that Seller is a registered bank holding company, (vi) a copy of the articles of incorporation of Bank as in effect from the date of this Agreement until the Closing Date, (vii) a copy of the bylaws of Bank as in effect from the date of this Agreement until the Closing Date, (viii) a certificate of the SCBFI as to the good standing of the Bank, and (ix) a certificate of the FDIC certifying that Bank is an insured depository institution. (e) No Material Adverse Effect. There shall not have occurred any Seller Material Adverse Effect from March 31, 2026 to the Effective Time. (f) Payments. None of the Seller Entities shall have made any payments or provided any benefits, or is obligated to make any payments or provide any benefits, in connection with any or all of which (i) a deduction could or would be disallowed or limited under Sections 280G, 404, or 162(m) of the Code, or (ii) could or would be subject to withholding or give rise to taxation under Section 4999 of the Code. (g) Bank Merger. The Parties shall stand ready to consummate the Bank Merger immediately after the Merger. (h) Support Agreements. Those executive officers, directors and shareholders of Seller designated by Buyer shall have executed and delivered to Buyer a Support Agreement in the form attached hereto as Exhibit B, with respect to an aggregate total of at least forty percent (40%) of the outstanding Seller Stock. (i) Dissenters’ Rights. Immediately prior to the Closing, not more than ten percent (10%) of Seller Stock shall be held by Persons who either have exercised, or are then entitled to exercise, Dissenter’s Rights under South Carolina law.

61 8.3 Conditions to Obligations of Seller. The obligations of Seller to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Seller pursuant to Section 10.6(b): (a) Representations and Warranties. For purposes of this Section 8.3(a), the accuracy of the representations and warranties of Buyer set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties set forth in Section 5.1, Section 5.2(a), Section 5.2(b)(i), and Section 5.13 shall be true and correct (except for inaccuracies which are de minimis in amount or effect). There shall not exist inaccuracies in the representations and warranties of Buyer set forth in this Agreement (including the representations and warranties set forth in Section 5.1, Section 5.2(a), Section 5.2(b)(i), Section 5.3, and Section 5.13) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Buyer Material Adverse Effect; provided, that for purposes of this sentence only, those representations and warranties which are qualified by references to “material” or “Material Adverse Effect” or to the “Knowledge” of any Person shall be deemed not to include such qualifications. (b) Performance of Agreements and Covenants. Each and all of the agreements and covenants of Buyer and Buyer Bank to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects. (c) Officers’ Certificate. Buyer shall have delivered to Seller a certificate, dated as of the Closing Date and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions set forth in Section 8.1 as it relates to Buyer and in Sections 8.3(a), Section 8.3(b), and Section 8.3(f) have been satisfied. (d) Secretary’s Certificate. Buyer and Buyer Bank shall have delivered a certificate of the secretary of Buyer and Buyer Bank, dated as of the Closing Date, certifying as to (i) the incumbency of officers of Buyer and Buyer Bank executing documents executed and delivered in connection herewith, (ii) a copy of the articles of incorporation of Buyer as in effect from the date of this Agreement until the Closing Date, along with a certificate of the Secretary of State of the State of North Carolina as to the good standing of Buyer; (iii) a copy of the bylaws of Buyer as in effect from the date of this Agreement until the Closing Date, (iv) a copy of the resolutions of Buyer’s board of directors authorizing and approving the applicable matters contemplated hereunder, (v) a certificate of the Federal Reserve, if available, certifying that Buyer is a registered bank holding company, (vi) a copy of the articles of incorporation of Buyer Bank as in effect from the date of this Agreement until the Closing Date, (vii) a copy of the bylaws of Buyer Bank as in effect from the date of this Agreement until the Closing Date, (viii) a certificate of the NC Commissioner as to the good standing of Buyer Bank, and (ix) certificate of the FDIC certifying that Buyer Bank is an insured depository institution.

62 (e) Payment of Merger Consideration. Buyer shall pay the Merger Consideration as provided by this Agreement. (f) No Material Adverse Effect. There shall not have occurred any Buyer Material Adverse Effect from March 31, 2026 to the Effective Time. ARTICLE IX TERMINATION 9.1 Termination. Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement by the shareholders of Seller, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time: (a) By mutual written agreement of Buyer and Seller; or (b) By Buyer or Seller (provided, that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a breach by the other Party of any representation or warranty contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach and which breach is reasonably likely, in the opinion of the non- breaching Party, to permit such Party to refuse to consummate the transactions contemplated by this Agreement pursuant to the standard set forth in Section 8.2 or Section 8.3, as applicable; or (c) By Buyer or Seller in the event (i) any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby shall have been denied by final non-appealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, (ii) any Regulatory Authority whose approval is required for the consummation of the Merger and the other transactions contemplated by this Agreement shall have requested or directed Buyer or Seller in writing to withdraw its application for approval of the Merger, (iii) any Law or Order permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger shall have become final and non-appealable, or (iv) the Requisite Seller Shareholder Approval is not obtained at Seller’s Shareholders’ Meeting where such matters were presented to such shareholders for approval and voted upon; or (d) By Buyer or Seller in the event that the Merger shall not have been consummated by June 30, 2027, if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this Section 9.1; or (e) By Buyer (provided, that Buyer is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event that (i) Seller’s board of directors shall have made an Adverse Recommendation Change; (ii) Seller’s board of directors shall have failed to reaffirm the Seller Recommendation within ten (10) Business Days

63 after Buyer requests such at any time following the public announcement of an Acquisition Proposal, or (iii) Seller shall have failed to comply in all material respects with its obligations under Section 7.1 or Section 7.3; or (f) By Seller, prior to the Requisite Seller Shareholder Approval (and provided that Seller has complied in all material respects with Section 7.1 (including the provisions of Section 7.1(b) regarding the requirements for making an Adverse Recommendation Change)) and Section 7.3, in order to enter into a Superior Proposal. 9.2 Effect of Termination. In the event of the termination and abandonment of this Agreement by either Buyer or Seller pursuant to Section 9.1, this Agreement shall become void and have no effect, except that (i) the provisions of Section 7.6(b), Section 9.2, Section 9.3, Section 10.2, Section 10.3, and Section 10.9 shall survive any such termination and abandonment, and (ii) no such termination shall relieve the breaching Party from Liability resulting from any breach by that Party of this Agreement. 9.3 Termination Fee. (a) If Buyer terminates this Agreement pursuant to Section 9.1(e) of this Agreement or Seller terminates this Agreement pursuant to Section 9.1(f) of this Agreement, then Seller shall, on the date of termination, pay to Buyer the sum of $6.4 million (the “Termination Fee”). The Termination Fee shall be paid to Buyer in same day funds. Seller hereby waives any right to set- off or counterclaim against such amount. (b) In the event that (i) an Acquisition Proposal with respect to Seller shall have been communicated to or otherwise made known to the shareholders, senior management, or board of directors of Seller, or any Person shall have publicly announced an intention (whether or not conditional) to make an Acquisition Proposal with respect to Seller after the date of this Agreement, (ii) thereafter this Agreement is terminated (A) by Seller or Buyer pursuant to Section 9.1(d) (only if the Requisite Seller Shareholder Approval has not theretofore been obtained), (B) by Buyer pursuant to Section 9.1(e), or (C) by Seller or Buyer pursuant to Section 9.1(c)(iv), and (iii) prior to the date that is 12 months after the date of such termination, Seller consummates an Acquisition Transaction or enters into an Acquisition Agreement, then Seller shall on the earlier of the date an Acquisition Transaction is consummated or any such Acquisition Agreement is entered into, as applicable, pay Buyer a fee equal to the Termination Fee in same day funds. For the avoidance of doubt, Buyer shall be entitled to no more than one Termination Fee. Seller hereby waives any right to set-off or counterclaim against such amount. (c) The Parties acknowledge that the agreements contained in this Article IX are an integral part of the transactions contemplated by this Agreement, and that without these agreements, they would not enter into this Agreement; accordingly, if Seller fails to pay promptly any fee payable by it pursuant to this Section 9.3, then Seller shall pay to Buyer its reasonable costs and expenses (including reasonable attorneys’ fees) in connection with collecting such Termination Fee, together with interest on the amount of the fee at the prime annual rate of interest (as published in

64 The Wall Street Journal) plus 2% as the same is in effect from time to time from the date such payment was due under this Agreement until the date of payment. 9.4 Non-Survival of Representations and Covenants. Except for Article III (Manner of Converting Shares), Section 7.9 (Employee Benefits and Contracts), Section 7.11 (Indemnification), Section 7.12 (Tax Covenants of Buyer), this Article IX (Termination) and Article X (Miscellaneous), the respective representations, warranties, obligations, covenants, and agreements of the Parties shall not survive the Effective Time. ARTICLE X MISCELLANEOUS 10.1 Definitions. (a) Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings: “Acquisition Agreement” shall have the meaning set forth in Section 7.3(a) of the Agreement. “Acquisition Proposal” means any proposal (whether communicated to Seller or publicly announced to Seller’s shareholders) by any Person (other than Buyer or any of its Affiliates) for an Acquisition Transaction. “Acquisition Transaction” means any transaction or series of related transactions (other than the transactions contemplated by this Agreement) involving: (i) any acquisition or purchase from Seller by any Person or Group (other than Buyer or any of its Affiliates) of 25% or more in interest of the total outstanding voting securities of Seller, or any tender offer or exchange offer that if consummated would result in any Person or Group (other than Buyer or any of its Affiliates) beneficially owning 25% or more in interest of the total outstanding voting securities of Seller, or any merger, consolidation, business combination or similar transaction involving Seller pursuant to which the shareholders of Seller immediately preceding such transaction hold less than 75% of the equity interests in the surviving or resulting entity (which includes the parent corporation of any constituent corporation to any such transaction) of such transaction; (ii) any sale or lease (other than in the ordinary course of business), or exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of 25% or more of the consolidated Assets of Seller and its Subsidiaries, taken as a whole; or (iii) any liquidation or dissolution of Seller. “Adverse Recommendation Change” shall have the meaning as set forth in Section 7.1(b) of the Agreement. “Affiliate” of a Person means: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person; (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person; or (iii) any other Person for which a Person described in clause (ii) acts in any such capacity.

65 “Agreement” shall have the meaning as set forth in the introduction of the Agreement. “Articles of Merger” shall have the meaning as set forth in Section 1.3 of the Agreement. “ASC 320” means Accounting Standards Codification Topic 320. “Assets” of a Person means all of the assets, properties, businesses and Rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person’s business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located. “Average Buyer Stock Price” shall mean $62.75. “Bank” shall have the meaning as set forth in Section 1.5 of the Agreement. “Bank Merger” shall have the meaning as set forth in Section 1.5 of the Agreement. “BHCA” shall have the meaning as set forth in Section 4.1 of the Agreement. “Burdensome Condition” shall have the meaning set forth in Section 8.1(c) of the Agreement. “Business Days” shall mean those on which commercial banks operating in the State of North Carolina are open for the conduct of the business of retail banking. “Buyer” shall have the meaning as set forth in the introduction of the Agreement. “Buyer Bank” shall have the meaning as set forth in Section 1.5 of the Agreement. “Buyer Common Stock” means the common stock, no par value per share, of Buyer. “Buyer Disclosure Memorandum” means the written information entitled “First Bancorp Disclosure Memorandum” delivered with this Agreement to Seller and attached hereto. “Buyer Entities” means, collectively, Buyer and all Buyer Subsidiaries. “Buyer Exchange Act Reports” shall have the meaning as set forth in Section 5.4(a) of the Agreement. “Buyer Financial Advisor” means Stephens Inc. “Buyer Financial Statements” means (i) the consolidated balance sheets of Buyer as of December 31, 2025 and 2024, and the related statements of income, changes in shareholders’ equity, and cash flows (including related notes and schedules, if any) for the three fiscal years ended December 31, 2025, 2024 and 2023 as filed by Buyer in Exchange Act Documents, and (ii) the consolidated balance sheets of Buyer (including related notes and schedules, if any) and related statements of income, changes in shareholders’ equity, and cash flows (including related notes and schedules, if any) included in Exchange Act Documents, as amended, filed with respect to periods ended subsequent to December 31, 2025. “Buyer Material Adverse Effect” means an event, change or occurrence which, individually or together with any other event, change or occurrence, has had or is reasonably expected to have a material adverse effect on (i) the financial position, property, business, assets or results of operations of Buyer and its Subsidiaries, taken as a whole, or (ii) the ability of Buyer to perform its material obligations under this Agreement or to consummate the Merger or the other

66 transactions contemplated by this Agreement, provided, that “Buyer Material Adverse Effect” shall not be deemed to include the effects of (A) changes in banking and other Laws of general applicability or interpretations thereof by Governmental Authorities, (B) changes in SEC, GAAP or regulatory accounting principles generally applicable to banks and their holding companies, (C) actions and omissions of Buyer (or any of its Subsidiaries) taken with the prior written Consent of Seller in contemplation of the transactions contemplated hereby, (D) changes in economic conditions affecting financial institutions generally, including changes in interest rates, credit availability and liquidity, and price levels or trading volumes in securities markets, except to the extent the Buyer is materially and adversely affected in a disproportionate manner as compared to other comparable participants in the banking industry, (E) changes resulting from the announcement or pendency of the transactions contemplated by this Agreement, or (F) the direct effects of compliance with this Agreement on the operating performance of Buyer. “Buyer Material Adverse Effect” shall not be deemed to include any failure to meet analyst projections, in and of itself, or, in and of itself, or the trading price of the Buyer Common Stock (it being understood that the facts or occurrences giving rise or contributing to any such effect, change or development which affects or otherwise relates to the failure to meet analyst financial forecasts or the trading price, as the case may be, may be deemed to constitute, or be taken into account in determining whether there has been, or would reasonably be expected to be, a Buyer Material Adverse Effect). “Buyer Regulatory Agreement” shall have the meaning as set forth in Section 5.12 of the Agreement. “Buyer Subsidiaries” means the Subsidiaries of Buyer, which shall include any corporation, bank, savings association, limited liability company, limited partnership, limited liability partnership or other organization acquired as a Subsidiary of Buyer in the future and held as a Subsidiary by Buyer at the Effective Time. “Buyer’s Security Program” shall have the meaning as set forth in Section 7.6(e) of the Agreement. “Calculation Date” shall have the meaning set forth in Section 3.2(d) of the Agreement. “CERCLA” shall have the meaning as set forth under the definition of “Environmental Laws” in this Section 10.1(a) of the Agreement. “Certificates” shall have the meaning as set forth in Section 3.1(b) of the Agreement. “Change in Control Benefit” shall have the meaning set forth in Section 4.15(k) of the Agreement. “Closing” shall have the meaning as set forth in Section 1.2 of the Agreement. “Closing Date” means the date on which the Closing occurs. “Code” shall have the meaning as set forth in Section 1.6 of the Agreement. “Community Reinvestment Act” means the Community Reinvestment Act of 1977. “Confidential Information” shall have the meaning set forth in Section 7.6(b) of the Agreement. “Consent” means any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

67 “Continuing Employee” shall have the meaning as set forth in Section 7.9(a) of the Agreement. “Contract” means any written agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, license, obligation, plan, practice, restriction, understanding, or undertaking of any kind or character, or other document to which any Person is a party that is binding on any Person or its capital stock, Assets or business. “Data Incident” means any actual or reasonably suspected unauthorized access to or acquisition, disclosure, use, or loss of IIPI or any Seller Entity’s Confidential Information disclosed to any Buyer Entity in connection with this Agreement (including hard copies) or breach or compromise of Buyer’s Security Program that presents a viable threat to any such IIPI or any Seller Entity’s systems or Confidential Information. “Default” means (i) any breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right of any Person to exercise any remedy or obtain any relief under, terminate or revoke, suspend, cancel, or modify or change the current terms of, or renegotiate, or to accelerate the maturity or performance of, or to increase or impose any Liability under, any Contract, Law, Order, or Permit. “DIF” shall have the meaning set forth in Section 4.1 of the Agreement. “Dissenter’s Rights” shall have the meaning as set forth in Section 3.7 of the Agreement. “DOL” shall have the meaning as set forth in Section 4.15(b) of the Agreement. “Effective Time” shall have the meaning as set forth in Section 1.3 of the Agreement. “Employee Benefit Plan” means each pension, retirement, profit-sharing, deferred compensation, stock option, equity incentive, employee stock ownership, share purchase, severance pay, vacation, bonus, retention, change in control or other incentive plan, bank owned life insurance, split dollar or similar arrangements, medical, vision, dental or other health plan, any life insurance plan, flexible spending account, cafeteria plan, vacation, holiday, disability or any other employee benefit plan or fringe benefit plan, including any “employee benefit plan,” as that term is defined in Section 3(3) of ERISA and any other plan, fund, policy, program, practice, custom understanding or arrangement providing compensation or other benefits, whether or not such Employee Benefit Plan is or is intended to be (i) covered or qualified under the Code, ERISA or any other applicable Law, (ii) written or oral, (iii) funded or unfunded, (iv) actual or contingent or (v) arrived at through collective bargaining or otherwise. “Employer Side Taxes” mean, with respect to any payment, any employer-side employment, payroll or similar Taxes, Medicare, social or national insurance contributions or similar obligations and, if applicable, any 401(k) match payable in connection with such payment. “Enforceability Exception” shall have the meaning set forth in Section 4.2 of the Agreement. “Environmental Laws” shall mean all Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata) and which are administered, interpreted or enforced by the United States

68 Environmental Protection Agency or state or local Governmental Authorities with jurisdiction over, and including common law in respect of, pollution or protection of the environment, including: (i) the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. §§9601 et seq. (“CERCLA”); (ii) the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. §§6901 et seq. (“RCRA”); (iii) the Emergency Planning and Community Right to Know Act (42 U.S.C. §§11001 et seq.); (iv) the Clean Air Act (42 U.S.C. §§7401 et seq.); (v) the Clean Water Act (33 U.S.C. §§1251 et seq.); (vi) the Toxic Substances Control Act (15 U.S.C. §§2601 et seq.); (vii) any state, county, municipal or local statutes, laws or ordinances similar or analogous to the federal statutes listed in parts (i) - (vi) of this subparagraph; (viii) any amendments to the statutes, laws or ordinances listed in parts (i) - (vi) of this subparagraph in existence on the date hereof, (ix) any rules, regulations, guidelines, directives, orders or the like adopted pursuant to or implementing the statutes, laws, ordinances and amendments listed in parts (i) - (vii) of this subparagraph; and (x) any other Law, statute, ordinance, amendment, rule, regulation, guideline, directive, Order or the like now relating to environmental, health or safety matters and other Laws relating to emissions, discharges, releases, or threatened releases of any Hazardous Material, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of any Hazardous Material. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended. “ERISA Affiliate” means any trade or business, whether or not incorporated, which together with a Seller Entity would be treated as a single employer under Code Section 414(b), (c), (m), or (o). “Estimated Closing Statement” shall have the meaning set forth in Section 3.2(d) of the Agreement. “Exchange Act” means the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder. “Exchange Act Documents” means all forms, proxy statements, registration statements, reports, schedules, and other documents, including all certifications and statements required by the Exchange Act or Section 906 of the Sarbanes-Oxley Act with respect to any report that is an Exchange Act Document, filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Laws. “Exchange Agent” shall have the meaning as set forth in Section 3.3(a) of the Agreement. “Exchange Fund” shall have the meaning as set forth in Section 3.3(a) of the Agreement. “Exchange Ratio” shall have the meaning set forth in Section 3.1 of the Agreement. “Extinguished Shares” shall have the meaning as set forth in Section 3.1(d) of the Agreement. “FDIA” shall have the meaning set forth in Section 4.1 of the Agreement. “FDIC” shall mean the Federal Deposit Insurance Corporation. “Federal Reserve” shall mean the Board of Governors of the Federal Reserve System and the Federal Reserve Bank of Richmond.

69 “Final Closing Statement” shall have the meaning set forth in Section 3.2(d) of the Agreement. “GAAP” shall mean generally accepted accounting principles in the United States, consistently applied during the periods involved. “Governmental Authority” shall mean any federal, state, local, foreign, or other court, board, body, commission, agency, authority or instrumentality, arbitral authority, self-regulatory authority, mediator, tribunal, including Regulatory Authorities and Taxing Authorities. “Gross-Up Payment” shall have the meaning set forth in Section 4.15(k) of the Agreement. “Group” shall have the meaning as set forth in Section 13(d) of the Exchange Act. “Hazardous Material” shall mean any chemical, substance, waste, material, pollutant, or contaminant defined as or deemed hazardous or toxic or otherwise regulated under any Environmental Law, including RCRA hazardous wastes, CERCLA hazardous substances, and HSRA regulated substances, pesticides and other agricultural chemicals, oil and petroleum products or byproducts and any constituents thereof, urea formaldehyde insulation, lead in paint or drinking water, mold, asbestos, and polychlorinated biphenyls (PCBs): (i) any hazardous substance, hazardous material, hazardous waste, regulated substance, or toxic substance (as those terms are defined by any applicable Environmental Laws) and (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products, or oil (and specifically shall include asbestos requiring abatement, removal, or encapsulation pursuant to the requirements of Environmental Law), provided, notwithstanding the foregoing or any other provision in this Agreement to the contrary, the words “Hazardous Material” shall not mean or include any such Hazardous Material used, generated, manufactured, stored, disposed of or otherwise handled in normal quantities in the ordinary course of business in compliance with all applicable Environmental Laws, or such that may be naturally occurring in any ambient air, surface water, ground water, land surface or subsurface strata. “Indemnified Party” shall have the meaning as set forth in Section 7.11(a) of the Agreement. “Individually Identifiable Personal Information” or “IIPI” shall have the meaning as set forth in Section 4.13(b)(vii) of the Agreement. “Intellectual Property” means copyrights, patents, trademarks, service marks, service names, trade names, domain names, together with all goodwill associated therewith, registrations and applications therefor, technology rights and licenses, computer software (including any source or object codes therefor or documentation relating thereto), trade secrets, franchises, know-how, inventions, and other intellectual property rights. “IRS” shall have the meaning as set forth in Section 4.15(b) of the Agreement. “Knowledge” as used with respect to a Person (including references to such Person being aware of a particular matter) means those facts that are known or should reasonably have been known after due inquiry of the records and employees of such Person by the chairman, president, chief financial officer, chief credit officer, or any senior or executive vice president of such Person without any further investigation.

70 “Law” means any code, law (including common law), ordinance, regulation, reporting or licensing requirement, rule, statute, regulation or Order applicable to a Person or its Assets, Liabilities or business, including those promulgated, interpreted or enforced by any Regulatory Authority. “Liability” means any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including reasonable attorneys’ fees, costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise. “Lien” means any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or any property interest, other than (i) Liens for current property Taxes not yet due and payable, and (ii) for any depository institution, pledges to secure public deposits and other Liens incurred in the ordinary course of the banking business. “Litigation” means any action, arbitration, cause of action, lawsuit, claim, complaint, criminal prosecution, governmental or other examination or investigation, audit (other than regular audits of financial statements by outside auditors), compliance review, inspection, hearing, administrative or other proceeding relating to or affecting a Party, its business, its Assets or Liabilities (including Contracts related to Assets or Liabilities), or the transactions contemplated by this Agreement, but shall not include regular, periodic examinations of depository institutions and their Affiliates by Regulatory Authorities. “Material” or “material” for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided, that any specific monetary amount stated in this Agreement shall determine materiality in that instance. “Merger” shall have the meaning as set forth in the Recitals of the Agreement. “Merger Consideration” shall have the meaning as set forth in Section 3.1(a) of the Agreement. “NCBCA” shall have the meaning as set forth in Section 1.1 of the Agreement. “NC Commissioner” shall have the meaning set forth in Section 4.2(c) of the Agreement. “Notice of Recommendation Change” shall have the meaning as set forth in Section 7.1(b) of the Agreement. “Operating Properties” means all real property (including, without limitation, all buildings, fixtures, or other improvements located thereon) now, hereafter or heretofore owned, leased, operated, or used by Seller or any of the Seller Subsidiaries. “Order” means any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, directive, ruling, or writ of any Governmental Authority.

71 “Participation Facilities” means any facility in which Seller or any of the Seller Subsidiaries participates in the management and, where required by the context, said term means the owner or operator of such property. “Party” means Seller or Buyer, and “Parties” means both such Persons. “Party in Interest” shall have the meaning as set forth in Section 4.15(f) of the Agreement. “PBGC” shall have the meaning as set forth in Section 4.15(b) of the Agreement. “Permit” means any federal, state, local, and foreign Governmental Authority approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets, or business, the absence of which or a Default under would constitute a Buyer or Seller Material Adverse Effect, as the case may be. “Person” means a natural person or any legal, commercial or Governmental Authority, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, limited liability partnership, trust, business association, group acting in concert, or any person acting in a representative capacity. “Proxy Statement/Prospectus” shall have the meaning as set forth in Section 4.2(c) of the Agreement. “Qualified Group” shall have the meaning as set forth in Section 5.7 of the Agreement. “RCRA” shall have the meaning as set forth under the definition of “Environmental Laws” in this Section 10.1(a) of the Agreement. “Registration Statement” shall have the meaning as set forth in Section 4.2(c) of the Agreement. “Regulatory Authorities” means, collectively, the SEC, the Nasdaq Stock Market, FINRA, the North Carolina Commissioner of Banks, the SCBFI, the FDIC, the Department of Justice, and the Federal Reserve, and all other federal, state, county, local, other Governmental Authorities, and self-regulatory authorities having jurisdiction over a Party or its Subsidiaries. “Representative” means any investment banker, financial advisor, attorney, accountant, consultant, or other representative or agent of a Person. “Requisite Seller Shareholder Approval” shall have the meaning as set forth in Section 4.2(a) of the Agreement. “Retention Plan” shall have the meaning set forth in Section 7.10(a) of the Agreement. “Rights” shall mean all arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, warrants, or other binding obligations of any character whatsoever by which a Person is or may be bound to issue additional shares of its capital stock or other securities, securities or rights convertible into or exchangeable for, shares of the capital stock or other securities of a Person or by which a Person is or may be bound to issue additional shares of its capital stock or other Rights. “Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, and the rules and regulations promulgated thereunder. “SC Code” shall have the meaning as set forth in Section 1.1 of the Agreement.

72 “SCBFI” means the South Carolina Board of Financial Institutions. “SEC” means the United States Securities and Exchange Commission. “Securities Act” means the Securities Act of 1933, and the rules and regulations promulgated thereunder. “Securities Laws” means the Securities Act, the Exchange Act, the Investment Company Act of 1940, the Investment Advisors Act of 1940, the Trust Indenture Act of 1939, and the rules and regulations of any Regulatory Authority promulgated thereunder. “Seller” shall have the meaning as set forth in the introduction of the Agreement. “Seller 2026 Q3 Cash Dividend” shall have the meaning set forth in Section 3.2(c) of the Agreement. “Seller Benefit Plan(s)” shall have the meaning as set forth in Section 4.15(a) of the Agreement. “Seller Common Stock” means the common stock, $5.00 par value per share, of Seller. “Seller Contracts” shall have the meaning as set forth in Section 4.16(a) of the Agreement. “Seller D&O Policy” shall have the meaning set forth in Section 7.11(b) of the Agreement. “Seller Disclosure Memorandum” means the written information entitled Disclosure Memorandum of First Carolina Bancshares Corporation delivered with this Agreement by Seller to Buyer and attached hereto. “Seller Entities” means, collectively, Seller and all Seller Subsidiaries. “Seller ERISA Plan” shall have the meaning as set forth in Section 4.15(a) of the Agreement. “Seller Financial Advisor” means Piper Sandler & Co. “Seller Financial Statements” means (i) the consolidated balance sheets of Seller as of December 31, 2025 and 2024, and the related statements of income, comprehensive income, changes in shareholders’ equity, and cash flows (including related notes and schedules, if any) for each of the three fiscal years ended December 31, 2025, 2024 and 2023 and (ii) the consolidated balance sheets of Seller (including related notes and schedules, if any) and related statements of income, comprehensive income, changes in shareholders’ equity, and cash flows (including related notes and schedules, if any) with respect to periods ended subsequent to December 31, 2025. “Seller Investment Securities” mean the investment securities of Seller and/or the Bank. “Seller Leased Real Properties” shall have the meaning as set forth in Section 4.10(f) of the Agreement. “Seller Material Adverse Effect” means an event, change or occurrence which, individually or together with any other event, change or occurrence, has had or is reasonably expected to have a material adverse effect on (i) the financial position, property, business, assets or results of operations of Seller and its Subsidiaries, taken as a whole, or (ii) the ability of Seller to perform its material obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided, that “Seller Material Adverse Effect” shall

73 not be deemed to include the effects of (A) changes in banking and other Laws of general applicability or interpretations thereof by Governmental Authorities, (B) changes in GAAP or regulatory accounting principles generally applicable to banks and their holding companies, (C) actions and omissions of Seller (or any of its Subsidiaries) taken with the prior written Consent of Buyer in contemplation of the transactions contemplated hereby, (D) changes in economic conditions affecting financial institutions generally, including changes in interest rates, credit availability and liquidity, and price levels or trading volumes in securities markets, except to the extent the Seller is materially and adversely affected in a disproportionate manner as compared to other comparable participants in the banking industry, (E) changes resulting from the announcement or pendency of the transactions contemplated by this Agreement, or (F) the direct effects of compliance with this Agreement on the operating performance of Seller. “Seller Material Adverse Effect” shall not be deemed to include any failure to meet analyst projections, in and of itself, or, in and of itself, or the trading price of the Seller Common Stock (it being understood that the facts or occurrences giving rise or contributing to any such effect, change or development which affects or otherwise relates to the failure to meet analyst financial forecasts or the trading price, as the case may be, may be deemed to constitute, or be taken into account in determining whether there has been, or would reasonably be expected to be, a Seller Material Adverse Effect). “Seller Pension Plan” shall have the meaning as set forth in Section 4.15(a) of the Agreement. “Seller Realty” shall have the meaning as set forth in Section 4.10(e) of the Agreement. “Seller Regulatory Agreement” shall have the meaning as set forth in Section 4.22 of the Agreement. “Seller Recommendation” shall have the meaning as set forth in the Recitals of the Agreement. “Seller Reports” shall have the meaning set forth in Section 4.19 of the Agreement. “Seller Stock” means the Seller Common Stock. “Seller’s D&O Policy” shall have the meaning as set forth in Section 7.11(b) of the Agreement. “Seller’s Shareholders’ Meeting” means the meeting of Seller’s shareholders to be held pursuant to Section 7.1(a), including any adjournment or adjournments thereof. “Seller Subsidiaries” means the Subsidiaries of Seller. “Subsidiaries” means all those corporations, banks, associations, or other entities of which the entity in question either (i) owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent (provided, there shall not be included any such entity the equity securities of which are owned or controlled in a fiduciary capacity), (ii) in the case of partnerships, serves as a general partner, (iii) in the case of a limited liability company, serves as a managing member, or (iv) otherwise has the ability to elect a majority of the directors, trustees or managing members thereof. “Superior Proposal” means any Acquisition Proposal (on its most recently amended or modified terms, if amended or modified) (i) involving the acquisition of at least a majority of the

74 outstanding equity interest in, or all or substantially all of the assets and liabilities of, Seller Entities and (ii) with respect to which the board of directors of Seller (A) determines in good faith that such Acquisition Proposal, if accepted, is reasonably likely to be consummated on a timely basis, taking into account all legal, financial, regulatory and other aspects of the Acquisition Proposal and the Person or Group making the Acquisition Proposal, and (B) determines in its good faith judgment (among other things, after consultation with the Seller Financial Advisor (or such other financial advisor as Seller may use)) to be more favorable to Seller’s shareholders than the Merger taking into account all relevant factors (including whether, in the good faith judgment of the board of directors of Seller, after consultation with the Seller Financial Advisor (or such other financial advisor as Seller may use), the Person or Group making such Acquisition Proposal is reasonably able to finance the transaction and close it timely, and any proposed changes to this Agreement that may be proposed by Buyer in response to such Acquisition Proposal). “Support Agreements” shall have the meaning as set forth in the Recitals of the Agreement. “Surviving Corporation” means Buyer as the surviving corporation resulting from the Merger. “Takeover Laws” shall have the meaning as set forth in Section 4.23 of the Agreement. “Tangible Common Equity Capital” shall have the meaning set forth in Section 3.2(c) of the Agreement. “Tangible Common Equity Capital Target Maximum” means One Hundred Twenty- Five Million US Dollars ($125,000,000). “Tangible Common Equity Capital Target Minimum” means One Hundred Ten Million US Dollars ($110,000,000). “Tax” or “Taxes” means all taxes, charges, fees, levies, imposts, duties, or assessments, including income, gross receipts, excise, employment, sales, use, transfer, recording license, payroll, franchise, severance, documentary, stamp, occupation, windfall profits, environmental, federal highway use, commercial rent, customs duties, capital stock, paid-up capital, profits, withholding, Social Security, single business and unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other taxes, fees, assessments or charges in the nature of a tax, imposed or required to be withheld by any Governmental Authority (domestic or foreign), including any interest, penalties, and additions imposed thereon or with respect thereto. “Tax Return” means any report, return, information return, or other information supplied or required to be supplied to a Governmental Authority in connection with Taxes, including any return of an affiliated or combined or unitary group that includes a Party or its Subsidiaries, including any attachment or schedule thereto or amendment thereof. “Tax Treatment” means the treatment of the Merger as a “reorganization” within the meaning of Section 368(a) of the Code. “Taxing Authority” means the Internal Revenue Service and any other Governmental Authority responsible for the administration of any Tax. “Termination Fee” shall have the meaning as set forth in Section 9.3(a) of the Agreement.

75 “Transaction Expenses” shall have the meaning set forth in Section 3.2(c) of the Agreement. “WARN Act” shall have the meaning as set forth in Section 4.14(d) of the Agreement. (b) Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed followed by the words “without limitation”, and such terms shall not be limited by enumeration or example. Any reference contained in this Agreement to specific statutory or regulatory provisions or to any specific governmental authority or agency shall include any successor statute or regulation or successor governmental authority or agency, as the case may be. 10.2 Expenses. Each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel, and which in the case of Seller, shall be paid at Closing and prior to the Effective Time. 10.3 Brokers and Finders. Except for the Seller Financial Advisor as to Seller and the Buyer Financial Advisor as to Buyer, each of the Parties represents and warrants that neither it nor any of its officers, directors, employees, or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers’ fees, brokerage fees, commissions, or finders’ fees in connection with this Agreement or the transactions contemplated hereby. In the event of a claim by any broker or finder based upon such broker’s representing or being retained by or allegedly representing or being retained by Seller or by Buyer, each of Seller and Buyer, as the case may be, agrees to indemnify and hold the other Party harmless from any Liability in respect of any such claim. Seller shall pay all amounts due under its engagement agreement with the Seller Financial Advisor at Closing and prior to the Effective Time. Section 4.24 of the Seller Disclosure Memorandum includes a copy of such engagement letter and a listing of the fees expected to be due thereunder at Closing. 10.4 Entire Agreement. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any Rights, remedies, obligations, or liabilities under or by reason of this Agreement other than as provided in Section 7.12.

76 10.5 Amendments. To the extent permitted by Law, and subject to Section 1.4, this Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of each of the Parties, whether before or after shareholder approval of this Agreement has been obtained; provided, that after any such approval by the holders of Seller Stock, there shall be made no amendment that reduces or modifies in any respect the consideration to be received by holders of Seller Stock. 10.6 Waivers. (a) Prior to or at the Effective Time, Buyer, acting through its board of directors, chief executive officer, or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Seller, to waive or extend the time for the compliance or fulfillment by Seller of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Buyer under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Buyer. (b) Prior to or at the Effective Time, Seller, acting through its board of directors, chief executive officer, or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Buyer, to waive or extend the time for the compliance or fulfillment by Buyer of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Seller under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Seller. (c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement. 10.7 Assignment. Except as expressly contemplated hereby, neither this Agreement nor any of the Rights, interests or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law, including by merger or consolidation, or otherwise) without the prior written Consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns. 10.8 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, properly addressed

77 electronic mail delivery (with confirmation of delivery receipt), by registered or certified mail (postage pre-paid), or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered or refused: Buyer: First Bancorp 300 SW Broad Street Southern Pines, North Carolina 28387 Attn: Adam Currie Email: acurrie@localfirstbank.com Copy to Counsel: Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P. Suite 2000 Renaissance Plaza 230 North Elm Street Greensboro, North Carolina 27401 Attn: Robert A. Singer, Esq. Email: rsinger@brookspierce.com Seller: First Carolina Bancshares Corporation 185 West Evans Street Florence, South Carolina 29501 Attn: Richard Beasley Email: rbeasley@carolinabank.net Copy to Counsel: Nelson, Mullins, Riley & Scarborough, L.L.P. Greenville One 2 Washington Street Suite 400 Greenville, South Carolina 29601 Attn: Neil E. Grayson Email: neil.grayson@nelsonmullins.com 10.9 Governing Law. Regardless of any conflict of law or choice of law principles that might otherwise apply, the Parties agree that this Agreement shall be governed by and construed in all respects in accordance with the laws of the State of North Carolina. 10.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

78 10.11 Captions; Articles and Sections. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement. Unless otherwise indicated, all references to particular Articles or Sections shall mean and refer to the referenced Articles and Sections of this Agreement. 10.12 Interpretations. (a) Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any Party, whether under any rule of construction or otherwise. No Party to this Agreement shall be considered the draftsman. The Parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all Parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all Parties hereto. (b) No disclosure, representation, or warranty shall be required to be made (or any other action taken) pursuant to this Agreement that would involve the disclosure of confidential supervisory information of a Governmental Authority by any Party hereto to the extent prohibited by applicable Law, and to the extent legally permissible, appropriate substitute disclosures or actions shall be made or taken under circumstances in which the limitations of this sentence apply. 10.13 Enforcement of Agreement. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. 10.14 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable. [signatures appear on next page]

4934-3047-3148.v2 IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written. FIRST BANCORP By: /s/Richard H. Moore Richard H. Moore Chairman and Chief Executive Officer FIRST BANK By: /s/Adam Currie Adam Currie President and Chief Executive Officer FIRST CAROLINA BANCSHARES CORPORATION By: /s/Richard L. Beasley Richard L. Beasley President and Chief Executive Officer [Signature Page to Agreement and Plan of Merger and Reorganization]

A-1 EXHIBIT A FORM OF AGREEMENT AND PLAN OF MERGER THIS AGREEMENT AND PLAN OF MERGER (the “Agreement”) is made and entered into as of this 14th day of July, 2026, by and between First Bank, a North Carolina bank (“Buyer Bank”), and Carolina Bank and Trust Company, a South Carolina bank (the “Bank”, and together with Buyer Bank, the “Constituent Banks”). WITNESSETH: WHEREAS, First Carolina Bancshares Corporation, a South Carolina corporation (“Seller”), and First Bancorp, a North Carolina corporation (“Buyer”), entered into that certain Agreement and Plan of Merger and Reorganization dated as of the date hereof (the “Merger Agreement”), which provides for the merger of Seller with and into Buyer (the “Buyer Merger”); WHEREAS, the respective boards of directors of the Constituent Banks deem it advisable and in the best interests of each such bank and its respective sole shareholder that Bank merge with and into Buyer Bank, with Buyer Bank being the surviving bank; and WHEREAS, the respective boards of directors of the Constituent Banks, by resolutions duly adopted, have unanimously approved and adopted this Agreement and directed that it be submitted to the sole shareholder of each of Bank and Buyer Bank for their approval. NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants, and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Constituent Banks, intending to be legally bound, agree as follows: 1. Merger. Pursuant to and with the effects provided in the applicable provisions of Chapter 53C of the North Carolina General Statutes (the “North Carolina General Statutes”) and Title 34 of the South Carolina Code (“S.C. Code”), the Bank (sometimes referred to as the “Merged Bank”) shall be merged with and into Buyer Bank (the “Bank Merger”). Buyer Bank shall be the surviving bank (the “Surviving Bank”) and shall continue under the name “First Bank.” At the Effective Time (as defined herein) of the Bank Merger, the individual existence of the Merged Bank shall cease and terminate.

A-2 2. Actions to be Taken. The acts and things required to be done by the North Carolina General Statutes and the S.C. Code in order to make this Agreement effective, including the submission of this Agreement to the sole shareholder of each of the Constituent Banks and the filing of the articles of merger relating hereto in the manner provided in the North Carolina General Statutes and the S.C. Code, shall be attended to and done by the proper officers of the Constituent Banks with the assistance of counsel as soon as practicable. 3. Effective Time. The Bank Merger shall be effective upon the filing of the articles of merger in the manners provided in the North Carolina General Statutes and the S.C. Code (the “Effective Time”). The Bank Merger shall not be effective prior to the effective time of the Buyer Merger. 4. Articles of Incorporation and Bylaws of the Surviving Bank. (a) The articles of incorporation of Buyer Bank, as heretofore amended, as in effect at the Effective Time shall be the articles of incorporation of the Surviving Bank. (b) Until altered, amended or repealed as therein provided, the bylaws of Buyer Bank as in effect at the Effective Time shall be the bylaws of the Surviving Bank. 5. Directors and Officers. The directors and officers of the Surviving Bank as of the Effective Time shall be the directors and officers of Buyer Bank immediately prior to the Effective Time, and shall hold office from the Effective Time, together with such additional persons as may thereafter be appointed, until their respective successors are duly elected or appointed and qualified. 6. Cancellation of Shares of Merged Bank; Capital Structure of the Surviving Bank. (a) At the Effective Time, each share of the Merged Bank’s common stock, $100.00 par value per share (“Bank Stock”), outstanding at the Effective Time shall be cancelled. (b) At the Effective Time, each share of capital stock of the Surviving Bank issued and outstanding immediately prior to the Effective Time shall remain outstanding. 7. Termination of Separate Existence. At the Effective Time, the separate existence of the Merged Bank shall cease and the Surviving Bank shall possess all of the rights, privileges, immunities, powers and franchises, as well of a public nature as of a private nature, of each of the Constituent Banks; and all property, real, personal and mixed, and all debts due on whatever account, and all other choses in action, and all and every other interest of or belonging to or due to each of the Constituent Banks shall be

A-3 taken and deemed to be vested in the Surviving Bank without further act or deed, and the title to any real estate or any interest therein, vested in either of the Constituent Banks shall not revert or be in any way impaired by reason of the Bank Merger. The Surviving Bank shall thenceforth be responsible and liable for all the liabilities, obligations and penalties of each of the Constituent Banks; and any claim existing or action or proceeding, civil or criminal, pending by or against either of the Constituent Banks may be prosecuted as if the Bank Merger had not taken place, or the Surviving Bank may be substituted in its place, and any judgment rendered against either of the Constituent Banks may thenceforth be enforced against the Surviving Bank; and neither the rights of creditors nor any liens upon the property of either of the Constituent Banks shall be impaired by the Bank Merger. 8. Further Assignments. If at any time the Surviving Bank shall consider or be advised that any further assignments or assurances in law or any other things are necessary or desirable to vest in said bank, according to the terms hereof, the title to any property or rights of the Merged Bank, the proper officers and directors of the Merged Bank shall and will execute and make all such proper assignments and assurances and do all things necessary and proper to vest title in such property or rights in the Surviving Bank, and otherwise to carry out the purposes of this Agreement. 9. Condition Precedent to Consummation of the Merger. This Agreement is subject to, and consummation of the Bank Merger is conditioned upon, the consummation of the Buyer Merger and the fulfillment as of the Effective Time of approval of this Agreement by the affirmative vote of Buyer, as sole shareholder of Buyer Bank, and Seller, as sole shareholder of Bank. 10. Termination. This Agreement may be terminated and the Bank Merger abandoned at any time before or after adoption of this Agreement by the directors of either of the Constituent Banks, notwithstanding favorable action on the Bank Merger by the shareholder of the Merged Bank, but not later than the issuance of the certificate of merger by the Secretary of State of North Carolina with respect to the Bank Merger in accordance with the provisions of the North Carolina General Statutes. This Agreement shall automatically be terminated upon any termination of the Merger Agreement. 11. Counterparts; Title; Headings. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. The title of this Agreement and the headings herein set out are for the convenience of reference only and shall not be deemed a part of this Agreement.

A-4 12. Amendments; Additional Agreements. At any time before or after approval and adoption by the shareholder of the Bank, this Agreement may, by written instrument executed by the Constituent Banks, be modified, amended or supplemented by additional agreements, articles or certificates as may be determined in the judgment of the respective board of directors of the Constituent Banks to be necessary, desirable or expedient to further the purposes of this Agreement, to clarify the intention of the Constituent Banks, to add to or modify the covenants, terms or conditions contained herein or to effectuate or facilitate any governmental approval of the Bank Merger or this Agreement, or otherwise to effectuate or facilitate the consummation of the transactions contemplated hereby. [signatures appear on next page]

A-5 IN WITNESS WHEREOF, the Constituent Banks have each caused this Agreement to be executed on their respective behalves and their respective bank seals to be affixed hereto as of the day and year first above written. FIRST BANK By: _/s/Adam Currie_______________ Adam Currie President and CEO CAROLINA BANK AND TRUST COMPANY By: _/s/Richard L. Beasley______________ Richard L. Beasley Chairman and CEO

1 EXHIBIT B SUPPORT AGREEMENT THIS SUPPORT AGREEMENT (this “Agreement”) is dated as of July 14, 2026, by and between the undersigned holder (“Shareholder”) of common stock of First Carolina Bancshares Corporation, a South Carolina corporation (“FCBC”), and First Bancorp, a North Carolina corporation (“Bancorp”). All capitalized terms used but not defined herein shall have the meanings assigned to them in the Merger Agreement (defined below). RECITALS: WHEREAS, concurrently with the execution of this Agreement, Bancorp and FCBC are entering into an Agreement and Plan of Merger and Reorganization (as such agreement may be subsequently amended or modified, the “Merger Agreement”), pursuant to which FCBC will merge with and into Bancorp, with Bancorp as the surviving entity (the “Merger”), and in connection with the Merger, each issued and outstanding share of common stock of FCBC, $5.00 par value per share (“Seller Stock”) (excluding Dissenting Shares and Extinguished Shares) will be converted into the right to receive the Merger Consideration; WHEREAS, Shareholder “beneficially owns” (as such term is defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) and is entitled to dispose of (or direct the disposition of) and to vote (or direct the voting of), directly or indirectly, the number of shares of Seller Stock indicated on the signature page of this Agreement under the heading “Total Number of Shares of Seller Stock Subject to this Agreement;” provided, that such shares do not include shares beneficially owned by Shareholder but subject to the voting direction of a third party with regard to voting on the Merger (such shares, together with any additional shares of Seller Stock subsequently acquired and “beneficially owned” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) with power to vote (or direct voting) by Shareholder during the term of this Agreement, (collectively, the “Shares”); and WHEREAS, it is a material inducement to the willingness of Bancorp to enter into the Merger Agreement that Shareholder execute and deliver this Agreement. AGREEMENT: NOW, THEREFORE, in consideration of, and as a material inducement to, Bancorp entering into the Merger Agreement and proceeding with the transactions contemplated thereby, and in consideration of the expenses incurred and to be incurred by Bancorp in connection therewith, Shareholder and Bancorp agree as follows: Section 1. Agreement to Vote Shares. Shareholder, solely in his, her or its capacity as a shareholder of FCBC, agrees that, while this Agreement is in effect, at any meeting of shareholders of FCBC, however called, or at any adjournment thereof, or in any other circumstances in which Shareholder is entitled to vote, consent, or give any other approval in his, her or its capacity as a shareholder of FCBC, except as otherwise agreed to in writing in advance by Bancorp, Shareholder shall:

2 (a) appear at each such meeting in person or by proxy or otherwise cause the Shares to be counted as present thereat for purposes of calculating a quorum; and (b) vote (or cause to be voted), in person or by proxy, all the Shares as to which the Shareholder has, directly or indirectly, the sole right to vote or direct the voting, and shall use Shareholder’s reasonable efforts to cause to be voted all the Shares as to which the Shareholder has, directly or indirectly, shared voting authority, in each case with respect to the Shares specified on Schedule A hereto, (i) in favor of adoption and approval of the Merger Agreement and the transactions contemplated thereby (including any amendments or modifications of the terms thereof approved and adopted in accordance with the terms thereof); (ii) in favor of any proposal to adjourn such meeting, if necessary, to solicit additional proxies to approve the Merger Agreement; (iii) against any action or agreement that would reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of FCBC contained in the Merger Agreement or of Shareholder contained in this Agreement; and (iv) against any Acquisition Proposal or any other action, agreement or transaction that is intended, or could reasonably be expected, to impede, interfere or be inconsistent with, postpone, discourage or materially and adversely delay or affect consummation of the transactions contemplated by the Merger Agreement or this Agreement. (c) Shareholder further agrees not to vote or execute any written consent to rescind or amend in any manner any prior vote or written consent, as a shareholder of FCBC, to approve or adopt the Merger Agreement unless this Agreement shall have been terminated in accordance with its terms. Section 2. No Transfers. Until the earlier of (i) the termination of this Agreement pursuant to Section 6 and (ii) receipt of the Requisite Seller Shareholder Approval, Shareholder agrees not to, directly or indirectly, sell, transfer, pledge, assign or otherwise dispose of, or enter into any contract option, commitment or other arrangement or understanding with respect to the sale, transfer, pledge, assignment or other disposition of, any of the Shares, except the following transfers shall be permitted: (a) transfers by will or operation of Law, in which case this Agreement shall bind the transferee, (b) transfers pursuant to any pledge agreement, subject to the pledgee agreeing in writing, prior to such transfer, to be bound by the terms of this Agreement, (c) transfers in connection with estate and tax planning purposes, including transfers to relatives, trusts and charitable organizations, subject to each transferee agreeing in writing, prior to such transfer, to be bound by the terms of this Agreement, and (d) such transfers as Bancorp may otherwise permit in its sole discretion; provided, however, the pledges disclosed in Schedule B that are in effect as of the date hereof to a lender of the undersigned, and bona fide transactions under such pledges are permitted. Any transfer or other disposition in violation of the terms of this Section 2 shall be null and void. Section 3. Representations and Warranties of Shareholder. Shareholder represents and warrants to and agrees with Bancorp as follows: (a) Shareholder has all requisite capacity and authority to enter into and perform his, her or its obligations under this Agreement.

3 (b) This Agreement has been duly executed and delivered by Shareholder, and assuming the due authorization, execution and delivery by Bancorp, constitutes the valid and legally binding obligation of Shareholder enforceable against Shareholder in accordance with its terms, subject to the Enforceability Exceptions. (c) The execution and delivery of this Agreement by Shareholder does not, and the performance by Shareholder of his, her, or its obligations hereunder and the consummation by Shareholder of the transactions contemplated hereby will not, violate or conflict with, or constitute a default under, any agreement, instrument, contract or other obligation or any order, arbitration award, judgment or decree to which Shareholder is a party or by which Shareholder is bound, or any Law to which Shareholder is subject or, in the event that Shareholder is a corporation, partnership, limited liability company, trust or other entity, any charter, bylaw or other organizational document of Shareholder. (d) Shareholder is the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of, or is the trustee that is the record holder of, and whose beneficiaries are the beneficial owners of, and has good title to all of the Shares, and, except for pledges set forth on Schedule A, the Shares are owned free and clear of any liens, security interests, charges or other encumbrances. The Shares do not include shares over which Shareholder exercises control in a fiduciary capacity for any other person or entity that is not an Affiliate of Shareholder, and no representation by Shareholder is made with respect thereto. Shareholder has the right to vote, or direct the voting of, the Shares, and none of the Shares is subject to any voting trust or other agreement, arrangement, or restriction with respect to the voting of the Shares, except as contemplated by this Agreement. Section 4. No Solicitation. From and after the date hereof until the termination of this Agreement pursuant to Section 6, Shareholder, in his, her or its capacity as a shareholder of FCBC, shall not, nor shall such Shareholder authorize any partner, officer, director, advisor or representative of, such Shareholder or any of his, her or its Affiliates to, directly or indirectly (and, to the extent applicable to Shareholder, such Shareholder shall use commercially reasonable efforts to prohibit any of his, her or its Representatives or Affiliates to), (a) initiate, solicit, induce or knowingly encourage, or take any action to facilitate the making of, any inquiry, offer or proposal which constitutes, or could reasonably be expected to lead to, an Acquisition Proposal, (b) participate in any discussions or negotiations regarding any Acquisition Proposal or furnish, or otherwise afford access, to any Person (other than Bancorp) any information or data with respect to FCBC or otherwise relating to an Acquisition Proposal, (c) enter into any agreement, agreement in principle or letter of intent with respect to an Acquisition Proposal or approve or resolve to approve any Acquisition Proposal or any agreement, agreement in principle or letter of intent relating to an Acquisition Proposal, (d) solicit proxies with respect to an Acquisition Proposal (other than the Merger Agreement) or otherwise encourage or assist any party in taking or planning any action that would compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the Merger in accordance with the terms of the Merger Agreement, or (e) initiate a shareholders’ vote or action by consent of FCBC’s shareholders with respect to an Acquisition Proposal. Section 5. Specific Performance; Remedies; Attorneys’ Fees. Shareholder acknowledges that it is a condition to the willingness of Bancorp to enter into the Merger

4 Agreement that Shareholder execute and deliver this Agreement and that it will be impossible to measure in money the damage to Bancorp if Shareholder fails to comply with the obligations imposed by this Agreement and that, in the event of any such failure, Bancorp will not have an adequate remedy at law or in equity. Accordingly, Shareholder agrees that injunctive relief or other equitable remedy is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that Bancorp has an adequate remedy at Law. Shareholder further agrees that Shareholder will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with Bancorp’s seeking or obtaining such equitable relief. In addition, after discussing the matter with Shareholder, Bancorp shall have the right to inform any third party that Bancorp reasonably believes to be, or to be contemplating, participating with Shareholder or receiving from Shareholder assistance in violation of this Agreement, of the terms of this Agreement and of the rights of Bancorp hereunder, and that participation by any such persons with Shareholder in activities in violation of Shareholder’s agreement with Bancorp set forth in this Agreement may give rise to claims by Bancorp against such third party. Section 6. Term of Agreement; Termination. The term of this Agreement shall commence on the date hereof. This Agreement may be terminated at any time prior to consummation of the transactions contemplated by the Merger Agreement by the mutual written agreement of the parties hereto, and shall be automatically terminated upon the earlier to occur of (a) the Effective Time, (b) the amendment of the Merger Agreement in any manner that materially and adversely affects any of Shareholder’s rights set forth therein (including, for the avoidance of doubt, any reduction to the Merger Consideration not contemplated in the Merger Agreement), (c) termination of the Merger Agreement, or (d) two (2) years from the date hereof. Upon such termination, no party shall have any further obligations or liabilities hereunder; provided, however, that such termination shall not relieve any party from liability for any breach of this Agreement prior to such termination. Section 7. Entire Agreement. This Agreement represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby, and this Agreement supersedes any and all other oral or written agreements heretofore made. Section 8. Modification and Waiver. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by each party. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of dissimilar provisions or conditions at the same or any prior or subsequent time. Section 9. Severability. In the event that any one or more provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and the parties shall use their commercially reasonable efforts to substitute a valid, legal and enforceable provision which, insofar as practical, implements the purposes and intents of this Agreement. Section 10. Capacity as Shareholder. This Agreement shall apply to Shareholder solely in his, her or its capacity as a shareholder of FCBC and it shall not apply in any manner to

5 Shareholder in his, her or its capacity as a director or officer of FCBC or Carolina Bank and Trust Company (“the Bank”) or as a fiduciary of any trust in which Shareholder is not the sole beneficiary, if applicable. Nothing contained in this Agreement shall be deemed to apply to, or limit or otherwise affect in any manner, the obligations of Shareholder to comply with his, her or its fiduciary duties as a director or officer of FCBC or the Bank or as a fiduciary of any trust in which Shareholder is not the sole beneficiary, if applicable. Section 11. Governing Law. This Agreement shall be governed by, and interpreted and enforced in accordance with, the internal, substantive laws of the State of North Carolina, without regard for conflict of law provisions. Section 12. Jurisdiction. Any civil action, counterclaim, proceeding, or litigation arising out of or relating to this Agreement shall be brought exclusively in any federal or state court of competent jurisdiction located in the State of North Carolina. Each party consents to the jurisdiction of such North Carolina courts in any such civil action, counterclaim, proceeding, or litigation and waives any objection to the laying of venue of any such civil action, counterclaim, proceeding, or litigation in such North Carolina courts. Service of any court paper may be effected on such party by mail, as provided in this Agreement, or in such other manner as may be provided under applicable Laws. Section 13. WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13. Section 14. Waiver of Appraisal Rights; Further Assurances. To the extent permitted by applicable Law, Shareholder hereby waives any rights of appraisal or rights to dissent from the Merger or demand fair value for his, her or its Shares in connection with the Merger, in each case, that Shareholder may have under applicable Law. From time to time prior to the termination of this Agreement, at Bancorp’s request and without further consideration, Shareholder shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or desirable to effect the actions and consummate the transactions contemplated by this Agreement. Shareholder further agrees not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Bancorp, FCBC, First Bank or the Bank or any of their respective successors

6 relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the Merger. Section 15. Disclosure. Shareholder hereby authorizes Bancorp and FCBC, as applicable, to publish and disclose in any announcement or disclosure required pursuant to applicable Law and in the Proxy Statement/Prospectus such Shareholder’s identity and ownership of the Shares and the nature of Shareholder’s obligations under this Agreement; provided, however, that Bancorp and FCBC shall provide Shareholder written drafts of any such disclosure and consider in good faith Shareholder’s comments thereto. Section 16. Ownership. Nothing in this Agreement shall be construed to give Bancorp any rights to exercise or direct the exercise of voting power as owner of the Shares or to vest in Bancorp any direct or indirect ownership or incidents of ownership of or with respect to any of the Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to the Shareholder, notwithstanding the provisions of this Agreement, and Bancorp shall have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of FCBC or the Bank or to exercise any power or authority to direct the Shareholder in voting any of the Shares, except as otherwise expressly provided herein. Section 17. Counterparts. This Agreement may be executed and delivered by facsimile or by electronic data file and in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. Signatures delivered by facsimile or by electronic data file shall have the same effect as originals. [Signature Page Follows]

[SIGNATURE PAGE TO VOTING AGREEMENT] IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above. FIRST BANCORP By: Name: Richard H. Moore Title: Chairman and CEO SHAREHOLDER Individual: __________________________________________ Signature __________________________________________ Printed or Typed Name of Shareholder Entity: By: ____________________________________ Name: ____________________________________ Title: ____________________________________ Total Number of Shares of Seller Stock Subject to this Agreement:

Schedule A Shares Name(s) In Which Shares Are Held Form of Ownership/ Voting Control Number of Shares

Schedule B Existing Pledges

EXHIBIT C NON-COMPETITION AND NON-DISCLOSURE AGREEMENT This Non-Competition and Non-Disclosure Agreement (this “Agreement”), is dated as of July 14, 2026, by and between the undersigned person or entity (the “Undersigned”), and First Bancorp, a North Carolina corporation (“Bancorp”). All capitalized terms used but not defined herein shall have the meanings assigned to them in the Merger Agreement (defined below). RECITALS: WHEREAS, concurrently with the execution of this Agreement, First Carolina Bancshares Corporation, a South Carolina corporation (“FCBC”), are entering into an Agreement and Plan of Merger and Reorganization (as such agreement may be subsequently amended or modified, the “Merger Agreement”), pursuant to which FCBC will merge with and into Bancorp (collectively, the “Merger”); WHEREAS, as of and prior to the date hereof, the Undersigned is an officer, director and/or shareholder of FCBC and/or the Bank and, therefore, has knowledge of Confidential Information and Trade Secrets (each as hereinafter defined); WHEREAS, as a result of the Merger, Bancorp and the Buyer Bank will succeed to all of the Confidential Information and Trade Secrets, for which Bancorp, as of the Effective Time, will have paid valuable consideration and desires reasonable protection. AGREEMENT: NOW, THEREFORE, in consideration of these premises and the mutual covenants and undertakings herein contained, the Undersigned and Bancorp, each intending to be legally bound, covenant and agree as follows: Section 1. Restrictive Covenants. (a) The Undersigned acknowledges that (i) Bancorp has separately bargained for the restrictive covenants in this Agreement; and (ii) the types and periods of restrictions imposed by the covenants in this Agreement are fair and reasonable to the Undersigned and such restrictions will not prevent the Undersigned from earning a livelihood. (b) Having acknowledged the foregoing, solely in the event that the Merger is consummated, the Undersigned covenants and agrees with Bancorp as follows: (i) From and after the Effective Time, the Undersigned will not disclose or use any Confidential Information or Trade Secrets for so long as such information remains Confidential Information or a Trade Secret, as applicable, for any purpose, except for any

2 disclosure that is required by applicable Law. In the event that the Undersigned is required by Law to disclose any Confidential Information, the Undersigned will: (A) if and to the extent permitted by such Law provide Bancorp with prompt notice of such requirement prior to the disclosure so that Bancorp may waive the requirements of this Agreement or seek an appropriate protective order at Bancorp’s sole expense; and (B) use commercially reasonable efforts (without being required to incur personal expense) to obtain assurances that any Confidential Information disclosed will be accorded confidential treatment. If, in the absence of a waiver or protective order, the Undersigned is nonetheless, upon the advice of his, her or its counsel, required to disclose Confidential Information, disclosure may be made only as to that portion of the Confidential Information that counsel advises the Undersigned is required to be disclosed. (ii) Except as expressly provided on Schedule I to this Agreement, for a period beginning at the Effective Time and ending two (2) years after the Effective Time (the “Restricted Period”), the Undersigned will not (except on behalf of or with the prior written consent of Bancorp, on the Undersigned’s own behalf or in the service or on behalf of others, solicit or attempt to solicit any customer of Bancorp or the Buyer Bank (each a “Protected Party”), including, but not limited to, (A) customers of the Bank as of the date hereof or as of the Effective Time, and (b) prospective customers actually known by the Undersigned to be actively sought prospective customers of the Bank as of the Effective Time, for the purpose of providing products or services that are Competitive (as hereinafter defined) with those offered or provided by any Protected Party, provided that the foregoing will not prevent the placement of any general solicitation not specifically targeted towards customers of any Protected Party or providing products or services as a result thereof. (iii) Except as expressly provided on Schedule I to this Agreement during the Restricted Period, the Undersigned will not (except on behalf of or with the prior written consent of Bancorp), either directly or indirectly, on the Undersigned’s own behalf or in the service or on behalf of others, act as a shareholder, director, manager, officer or employee of any business which is the same as or essentially the same as the business conducted by any Protected Party and which has an office located within the Restricted Territory. (iv) During the Restricted Period, the Undersigned on his, her or its own behalf or in the service or on behalf of others, will not solicit or recruit or attempt to solicit or recruit, directly or by assisting others, any employee of any Protected Party, whether or not such employee is a full-time employee or a temporary employee of such Protected Party, whether or not such employment is pursuant to a written agreement and whether or not such employment is for a determined period or is at will, to cease working for such Protected Party; provided that the foregoing will not prevent the placement of any general solicitation for employment not specifically directed towards employees of any Protected Party or hiring any such person as a result thereof. (c) For purposes of this Section 1, the following terms shall be defined as set forth below: (i) “Competitive” with respect to particular products or services, means products or services that are the same as or similar to the products or services of any Protected Party.

3 (ii) “Confidential Information” means data and information: (A) relating to the business of FCBC and its Subsidiaries, including the Bank, regardless of whether the data or information constitutes a Trade Secret; (B) disclosed to the Undersigned or of which the Undersigned became aware as a consequence of the Undersigned’s relationship with FCBC or the Bank; (C) having value to Bancorp or its Subsidiaries and, as a result of the consummation of the transactions contemplated by the Merger Agreement, Bancorp and/or the Buyer Bank; and (D) not generally known to competitors of FCBC, Bancorp or their respective Subsidiaries. Confidential Information shall include Trade Secrets, methods of operation, names of customers, price lists, financial information and projections, personnel data and similar information; provided, however, that the terms “Confidential Information” and “Trade Secrets” shall not mean data or information that (x) has been disclosed to the public, except where such public disclosure has been made by the Undersigned without authorization from Bancorp, FCBC or any of their respective Subsidiaries, (y) has been independently developed and disclosed by others, or (z) has otherwise entered the public domain through lawful means. (iii) “Restricted Territory” means each county in South Carolina in which the Bank operates a banking office at the Effective Time and each county contiguous to each of such counties. (iv) “Trade Secret” means information, without regard to form, including technical or nontechnical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans or a list of actual or potential customers or suppliers, that is not commonly known by or available to the public and which information: (A) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (B) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. (d) The Undersigned acknowledges that irreparable loss and injury would result to Bancorp upon the breach of any of the covenants contained in this Section 1 and that damages arising out of such breach would be difficult to ascertain. The Undersigned hereby agrees that, in addition to all other remedies provided at law or in equity, Bancorp may petition and obtain from a court of law or equity, without the necessity of proving actual damages and without posting any bond or other security, both temporary and permanent injunctive relief to prevent a breach by the Undersigned of any covenant contained in this Section 1, and shall be entitled to an equitable

4 accounting of all earnings, profits and other benefits arising out of any such breach. In the event that the provisions of this Section 1 should ever be determined to exceed the time, geographic or other limitations permitted by applicable Law, then such provisions shall be modified so as to be enforceable to the maximum extent permitted by Law. If such provision(s) cannot be modified to be enforceable, the provision(s) shall be severed from this Agreement to the extent unenforceable. The remaining provisions and any partially enforceable provisions shall remain in full force and effect. Section 2. Term; Termination. This Agreement may be terminated at any time by the written consent of the parties hereto, and this Agreement shall be automatically terminated upon the earlier of (i) termination of the Merger Agreement and (ii) two (2) years following the Effective Time. For the avoidance of doubt, the provisions of Section 1 shall only become operative upon the consummation of the Merger but, in such event, shall survive the consummation of the Merger until two (2) years following the Effective Time. Upon termination of this Agreement, no party shall have any further obligations or liabilities hereunder, except that termination of this Agreement will not relieve a breaching party from liability for any breach of any provision of this Agreement occurring prior to the termination of this Agreement. Section 3. Notices. All notices, requests and other communications hereunder to a party, shall be in writing and shall be deemed properly given if delivered (a) personally, (b) by registered or certified mail (return receipt requested), with adequate postage prepaid thereon, (c) by properly addressed electronic mail delivery (with confirmation of delivery receipt), or (d) by reputable courier service to such party at its address set forth below, or at such other address or addresses as such party may specify from time to time by notice in like manner to the parties hereto. All notices shall be deemed effective upon delivery. If to Bancorp: First Bancorp 305 SE Broad Street Southern Pines, North Carolina 28387 Attention: Adam Currie Email: acurrie@localfirstbank.com If to the Undersigned: The address of the Undersigned’s principal residence or principal office, as applicable, as it appears in FCBC’s records as of the date hereof, as subsequently modified by the Undersigned’s provision of notice regarding the same to Bancorp. Section 4. Governing Law; Jurisdiction. This Agreement shall be governed by, and interpreted and enforced in accordance with, the internal, substantive laws of the State of North Carolina, without regard for conflict of law provisions. Any civil action, counterclaim, proceeding, or litigation arising out of or relating to this Agreement shall be brought exclusively in any federal or state court of competent jurisdiction located in the State of North Carolina. Each party consents to the jurisdiction of such North Carolina courts in any such civil action, counterclaim, proceeding, or litigation and waives any objection to the laying of venue of any such civil action, counterclaim, proceeding, or litigation in such North Carolina courts. Service of any court paper may be effected

5 on such party by mail, as provided in this letter, or in such other manner as may be provided under applicable Laws. Section 5. Modification and Waiver. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Undersigned and Bancorp. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of dissimilar provisions or conditions at the same or any prior subsequent time. Section 6. Severability. In the event that any one or more provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and the parties shall use their commercially reasonable efforts to substitute a valid, legal and enforceable provision which, insofar as practical, implements the purposes and intents of this Agreement. Section 7. Counterparts. This Agreement may be executed and delivered by facsimile or by electronic data file and in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. Signatures delivered by facsimile or by electronic data file shall have the same effect as originals. Section 8. Entire Agreement. This Agreement represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby, and this Agreement supersedes any and all other oral or written agreements heretofore made. Section 9. Construction; Interpretation. Whenever the singular number is used in this Agreement and when required by the context, the same shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The headings in this Agreement are for convenience only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any of its provisions. [Signature Page Follows]

[SIGNATURE PAGE TO NON-COMPETITION AND NON-DISCLOSURE AGREEMENT] IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above. FIRST BANCORP By: Name: Richard H. Moore Title: Chairman and CEO UNDERSIGNED Individual: Printed name: ______________________________ Entity: __________________________________________ By: ______________________________________

Schedule I For avoidance of doubt, the parties acknowledge and agree that the restrictions set forth in Sections 1(b) (ii) and (iii) shall not apply to any of the following activities of Undersigned: 1. The provision of legal services by the Undersigned to any Person. 2. The provision of accounting services by the Undersigned to any Person. 3. The ownership of any class of securities of any Person, provided that such ownership exists as of the date of this Agreement, or the acquisition of any class of voting securities of any Person after the date of this Agreement, provided that the acquisition of such voting securities when aggregated with the ownership of all other voting securities of the same class of such Person is less than 5% of any class of voting securities of any Person. 4. Obtaining banking-related services or products for entities owned or controlled by the Undersigned.

EXHIBIT D CLAIMS LETTER July 14, 2026 First Bancorp 205 SE Broad Street Southern Pines, NC 28387 Attn: Adam Currie Dear Mr. Moore: This letter agreement is delivered pursuant to the Agreement and Plan of Merger and Reorganization, dated as of July 14, 2026 (the “Merger Agreement”), by and between First Bancorp, a North Carolina corporation (“Bancorp”), and First Carolina Bancshares Corporation, a South Carolina corporation (“FCBC”). Concerning any claims which the undersigned may have against FCBC or any of its Subsidiaries, including the Bank, a South Carolina state-chartered bank (each, a “Seller Entity”), in his, her or its capacity as an executive officer, director, employee or shareholder of any Seller Entity, and in consideration of the promises and the mutual covenants contained herein and in the Merger Agreement and the mutual benefits to be derived hereunder and thereunder, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the undersigned, intending to be legally bound, hereby agrees as follows: Section 1. Definitions. Unless otherwise defined in this letter, capitalized terms used in this letter have the meanings given to them in the Merger Agreement. Section 2. Release of Certain Claims. (a) The undersigned hereby releases and forever discharges, effective upon the consummation of the Merger pursuant to the Merger Agreement, each Seller Entity, and each of their respective directors and officers (in their capacities as such), and their respective successors and assigns, and each of them (hereinafter, individually and collectively, the “Released Parties”) of and from any and all liabilities, claims, demands, debts, accounts, covenants, agreements, obligations, costs, expenses, actions or causes of action of every nature, character or description (collectively, “Claims”), which the undersigned, solely in his, her or its capacity as an officer, director, employee or shareholder of any Seller Entity has or claims to have, or previously had or claimed to have, in each case as of the Effective Time, against any of the Released Parties, whether or not in law, equity or otherwise, based in whole or in part on any facts, conduct, activities, transactions, events or occurrences known or unknown, matured or unmatured, contingent or otherwise (individually a “Released Claim,” and collectively, the “Released Claims”), except for (i) compensation and related benefits for services that have accrued but have not yet been paid in the ordinary course of business consistent with past practice or other contract rights relating to

2 severance, employment, salary continuation, split dollar or similar agreements which have been disclosed in writing to Bancorp and FCBC on or prior to the date of the Merger Agreement (including pursuant to the Merger Agreement and related disclosure schedules), and (ii) the items listed in Section 2(b) below. The undersign shall re-affirm his or her release and discharge herein on the Closing Date with respect to all Released Claims arising from the date of this Agreement to and including the Closing Date. (b) For avoidance of doubt, the parties acknowledge and agree that the Released Claims do not include any of the following: (i) any Claims that the undersigned may have in any capacity other than as an officer, director, employee or shareholder of any Seller Entity, including, but not limited to, (A) Claims as a borrower under loan commitments and agreements between the undersigned and the Bank, (B) Claims as a depositor under any deposit account with the Bank, (C) Claims as the holder of any Certificate of Deposit issued by the Bank, (D) Claims on account of any services rendered by the undersigned in a capacity other than as an officer, director, employee or shareholder of any Seller Entity; and (E) Claims as a holder of any check issued by any other depositor of the Bank; (ii) the Claims excluded in Section 2(a)(i) above; (iii) any Claims that the undersigned may have under the Merger Agreement, including without limitation, the right to receive the Merger Consideration and the indemnification rights set forth in Section 7.12 thereof; (iv) any right to indemnification that the undersigned may have under the articles of incorporation or bylaws of any Seller Entity, under South Carolina Law or the Merger Agreement; (v) any Claims that (A) are based upon facts and circumstances arising after the date hereof and prior to the Closing Date, and (B) have been asserted in writing to Bancorp and FCBC prior to the Closing Date; or (vi) any rights or Claims listed on Schedule I to this letter. Section 3. Forbearance. The undersigned shall forever refrain and forebear from commencing, instituting or prosecuting any lawsuit, action, claim or proceeding before or in any court, regulatory, governmental, arbitral or other authority to collect or enforce any Released Claims which are released and discharged hereby. Section 4. Miscellaneous. (a) This letter shall be governed by, and interpreted and enforced in accordance with, the internal, substantive laws of the State of North Carolina, without regard for conflict of law provisions.

3 (b) This letter contains the entire agreement between the parties with respect to the Released Claims released hereby, and the release of Claims contained in this letter agreement supersedes all prior agreements, arrangements or understandings (written or otherwise) with respect to such Released Claims and no representation or warranty, oral or written, express or implied, has been made by or relied upon by any party hereto, except as expressly contained herein or in the Merger Agreement. (c) This letter agreement shall be binding upon and inure to the benefit of the undersigned and the Released Parties and their respective heirs, legal representatives, successors and assigns. (d) This letter agreement may not be modified, amended or rescinded except by the written agreement of the undersigned and the Released Parties, it being the express understanding of the undersigned and the Released Parties that no term hereof may be waived by the action, inaction or course of delaying by or between the undersigned or the Released Parties, except in strict accordance with this Section 4(d), and further that the waiver of any breach of the terms of this letter shall not constitute or be construed as the waiver of any other breach of the terms hereof. (e) The undersigned represents, warrants and covenants that the undersigned is fully aware of the undersigned’s rights to discuss any and all aspects of this matter with any attorney chosen by him, her or it, and that the undersigned has carefully read and fully understands all the provisions of this letter agreement, and that the undersigned is voluntarily entering into this letter agreement. (f) This letter agreement shall become effective upon the consummation of the Merger, and its operation to extinguish all of the Released Claims released hereby is not dependent on or affected by the performance or non-performance of any future act by the undersigned or the Released Parties. If the Merger Agreement is terminated for any reason, this letter agreement shall be of no force or effect. (g) If any civil action, arbitration or other legal proceeding is brought for the enforcement of this letter, or because of an alleged dispute, breach, default or misrepresentation in connection with any provision of this letter, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys’ fees, court costs, sales and use taxes and all expenses even if not taxable as court costs (including, without limitation, all such fees, taxes, costs and expenses incident to arbitration, appellate, bankruptcy and post-judgment proceedings), incurred in that proceeding, in addition to any other relief to which such party or parties may be entitled. Attorneys’ fees shall include, without limitation, paralegal fees, investigative fees, administrative costs, sales and use taxes and all other charges billed by the attorney to the prevailing party (including any fees and costs associated with collecting such amounts). (h) Each party acknowledges and agrees that any controversy which may arise under this letter agreement is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this letter agreement, or the transactions contemplated by this letter agreement. Each party certifies and acknowledges that (i) no representative, agent or attorney of any other party has represented,

4 expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) each party understands and has considered the implications of this waiver, (iii) each party makes this waiver voluntarily, and (iv) each party has been induced to enter into this letter by, among other things, the mutual waivers and certifications in this Section 4. (i) Any civil action, counterclaim, proceeding, or litigation arising out of or relating to this letter shall be brought exclusively in any federal or state court of competent jurisdiction located in the State of North Carolina. Each party consents to the jurisdiction of such North Carolina court in any such civil action, counterclaim, proceeding, or litigation and waives any objection to the laying of venue of any such civil action, counterclaim, proceeding, or litigation in such North Carolina court. Service of any court paper may be effected on such party by mail, as provided in this letter, or in such other manner as may be provided under applicable laws, rules of procedure or local rules. [Signature Page Follows]

[SIGNATURE PAGE TO CLAIMS LETTER] Sincerely, Individual: Signature of Executive Officer, Director, Employee or Shareholder __________________________________________ Print Name Entity: By:_______________________________________ _______________________________________

[SIGNATURE PAGE TO CLAIMS LETTER] On behalf of First Bancorp, I hereby acknowledge receipt of this letter as of this 14 day of July, 2026. FIRST BANCORP By: Name: Richard H. Moore Title: Chairman and CEO

Schedule I Additional Excluded Claims

4905-5690-4120 v.5 EXHIBIT E FORM OF CLOSING STATEMENT DESCRIPTION $ AMOUNT Total Stockholders’ Equity (Goodwill, Licenses and Other Intangible Assets) (2026 Q3 Shareholder Dividend) Unrealized Securities (Gains) or Losses Transaction Expenses Incurred or Accrued Tax Adjustments, if any (24% tax rate) $ $ $ $ $ $ Tangible Common Equity Capital $ Wealth Management Adjustment Expected Outstanding Shares at Closing Adjusted Per Share Closing Cash Consideration $ ____________ $ Tangible Common Equity Capital Target $ Capital Deficiency Amount Expected Outstanding Shares at Closing Adjustment to Per Share Closing Cash Consideration $ ____________ $ Capital Excess Amount Expected Outstanding Shares at Closing Adjustment to Per Share Closing Cash Consideration $ ____________ $ Per Share Cash Consideration $